     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2003
                                                     REGISTRATION NO. 333-104875

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              -------------------

                               AMENDMENT NO. 1 TO



                                   FORM S-3
                             REGISTRATION STATEMENT

                         AND POST-EFFECTIVE AMENDMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------
                         HONDA AUTO RECEIVABLES TRUSTS
                    (Issuer with respect to the Securities)


                       AMERICAN HONDA RECEIVABLES CORP.
                  (Originator of the Trusts described herein)
            (Exact name of registrant as specified in its charter)



               CALIFORNIA                         6189                      33-0526079
  (State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. employer
   incorporation or organization)      Classification Code Number)     identification no.)

                              700 VAN NESS AVENUE
                           TORRANCE, CALIFORNIA 90501
                                (310) 781-4100
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)


                                  Y. TAKAHASHI
                              700 VAN NESS AVENUE
                           TORRANCE, CALIFORNIA 90501
                                (310) 781-4100
(Name, Address, including zip code, and telephone number, including area code, of agent for service)


                                  Copies to:


         REED D. AUERBACH, ESQ.           DAVID J. JOHNSON, JR., ESQ.
            MCKEE NELSON LLP                 O'MELVENY & MYERS, LLP
       5 TIMES SQUARE, 35TH FLOOR            400 SOUTH HOPE STREET
        NEW YORK, NEW YORK 10036         LOS ANGELES, CALIFORNIA 90071


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------


 PROPOSED TITLE OF SECURITIES TO BE       AMOUNT TO             PROPOSED MAXIMUM
             REGISTERED               BE REGISTERED (1)   OFFERING PRICE PER UNIT (2)
 ----------------------------------   -----------------   ---------------------------
Asset Backed Securities ............   $15,000,000,000               100%



 PROPOSED TITLE OF SECURITIES TO BE         PROPOSED MAXIMUM              AMOUNT OF
             REGISTERED               AGGREGATE OFFERING PRICE (2)   REGISTRATION FEE (3)
 ----------------------------------   ----------------------------   --------------------
Asset Backed Securities ............         $15,000,000,000              $1,213,500


--------------------------------------------------------------------------------

(1) The amount of securities being registered, together with approximately $816,607,550 remaining amount of Securities previously registered by the Registrant (Registration Statement No. 333-71022), represents the maximum aggregate principal amount of securities currently expected to be offered for sale. The amount of the filing fee associated with such previously registered securities that was previously paid was approximately $195,169. The Prospectus included in this Registration Statement also relates to the above mentioned Registration Statement (Registration Statement No. 333-71022) as permitted by Rule 429.
(2)   Estimated solely for purposes of calculating the registration fee.
(3)   $80.90 of which has been previously paid.


     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, EACH PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND RELATES TO REGISTRATION STATEMENT NO. 333-71022 ON FORM S-3. ORIGINALLY FILED ON DECEMBER 6, 2001 BY THE REGISTRANT AND DECLARED EFFECTIVE ON DECEMBER 10, 2001. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-71022 AND SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.


================================================================================

                               INTRODUCTORY NOTE

     THIS REGISTRATION STATEMENT CONTAINS (I) A FORM OF PROSPECTUS RELATING TO THE OFFERING OF ONE OR MORE SERIES OF ASSET BACKED NOTES AND/OR ASSET BACKED CERTIFICATES BY VARIOUS TRUSTS CREATED FROM TIME TO TIME BY AMERICAN HONDA RECEIVABLES CORP. AND (II) TWO FORMS OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY EACH SEPARATE TRUST OF A PARTICULAR SERIES OF ASSET BACKED CERTIFICATES OR OF ASSET BACKED NOTES AND ASSET BACKED CERTIFICATES DESCRIBED IN THE PROSPECTUS SUPPLEMENTS. EACH FORM OF PROSPECTUS SUPPLEMENT RELATES ONLY TO THE SECURITIES DESCRIBED THEREIN AND IS A FORM WHICH MAY BE USED, AMONG OTHERS, BY AMERICAN HONDA RECEIVABLES CORP. TO OFFER ASSET BACKED NOTES AND/OR ASSET BACKED CERTIFICATES UNDER THIS REGISTRATION STATEMENT.


     Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED    , 20

PROSPECTUS


                         HONDA AUTO RECEIVABLES TRUSTS
                              ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                       AMERICAN HONDA RECEIVABLES CORP.,
                                    SELLER
                      AMERICAN HONDA FINANCE CORPORATION,
                                   SERVICER

THE TRUSTS:

1. A new trust will be formed to issue each series of securities and a particular trust may issue multiple series of securities;


2. Each trust will consist of:


       o a pool of retail installment sale contracts secured by new or used Honda or Acura motor vehicles; and

       o other assets specified in the applicable prospectus supplement.


THE SECURITIES:


1.  will be asset-backed securities sold periodically in one or more series;

2. will be paid only from the assets of the related trust and any form of credit enhancement;

3. will be issued as part of a designated series that may include one or more classes; and

4.  will consist of:

       o notes (which will be treated as indebtedness of the trust) and/or

       o certificates (which will represent an undivided ownership interest in the trust).

YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.


                  The date of this prospectus is        , 20 .

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                           -----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
 AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ..............................................   5
SUMMARY OF TERMS .........................................................................   6
 Trust ...................................................................................   6
 Seller ..................................................................................   6
 Servicer ................................................................................   6
 Trustee .................................................................................   6
 Indenture Trustee .......................................................................   6
 Securities Offered ......................................................................   6
 The Receivables .........................................................................   7
 The Trust Property ......................................................................   8
 Credit and Cash Flow Enhancement ........................................................   8
 Servicing Fee ...........................................................................   9
 Advances ................................................................................   9
 Optional Purchase .......................................................................  10
 Tax Status ..............................................................................  10
 ERISA Considerations ....................................................................  10
RISK FACTORS .............................................................................  12
 You must rely for repayment only upon payments from the trust's assets which may not be sufficient to make full payments on your securities ...................................  12
 You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust .........................................  12
 Interests of other persons in the receivables and financed vehicles could be superior to the trust's interest, which may result in reduced payments on your securities .........  13
 Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment ...............................................  14
 The Bankruptcy of American Honda Finance Corporation (Servicer) or American Honda
   Receivables Corp. (Seller) could result in losses or delays in payments on your securities ............................................................................  14
 Proceeds of the sale of receivables may not be sufficient to pay your securities in full.  15
 Failure to pay principal on your notes will not constitute an event of default until maturity ..............................................................................  15
 Funds held by the servicer that are intended to be used to make payments on the securities may be exposed to a risk of loss ...........................................  15
 If the trust enters into a currency or an interest rate swap, payments on the securities will be dependent on payments made under the swap agreement ...........................  15
 Termination of a swap agreement and the inability to locate replacement swap counterparty may cause termination of the trust ....................................................  16
 The rating of a third party credit enhancement provider may affect the ratings of the securities .....................................................................  17
 The calculations for the payments of principal or interest may be based on an index which may result in payments to you of less principal or interest than a non-indexed security ..............................................................................  17
 You may have difficulty selling your securities and/or obtaining your desired price due to the absence of a secondary market ..................................................  18
 Because the securities are in book-entry form, your rights can only be exercised indirectly ............................................................................  18
 The purchase of additional receivables after the closing date may adversely affect the characteristics of the receivables held by the trust or the average life of and rate of return on the securities ...........................................................  19
FORMATION OF THE TRUSTS ..................................................................  20

                                                                     PAGE
                                                                    -----
PROPERTY OF THE TRUSTS ............................................ 20
THE RECEIVABLES ................................................... 21
 Underwriting of Motor Vehicle Loans .............................. 22
 Servicing of the Receivables ..................................... 23
USE OF PROCEEDS ................................................... 23
THE TRUSTEE ....................................................... 23
THE SELLER ........................................................ 24
THE SERVICER ...................................................... 24
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES ......... 25
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES ....................... 25
WEIGHTED AVERAGE LIFE OF THE SECURITIES ........................... 25
POOL FACTORS AND TRADING INFORMATION .............................. 26
THE NOTES ......................................................... 27
 General .......................................................... 27
 Principal and Interest on the Notes .............................. 27
 The Indenture .................................................... 28
THE CERTIFICATES .................................................. 32
 General .......................................................... 32
 Payments of Principal and Interest ............................... 33
CERTAIN INFORMATION REGARDING THE SECURITIES ...................... 34
 Fixed Rate Securities ............................................ 34
 Floating Rate Securities ......................................... 34
 Indexed Securities ............................................... 42
 Derivative Arrangements .......................................... 42
 Variable Funding Note ............................................ 43
 Pro-Rata Pay/Subordinate Securities .............................. 43
 Revolving Period ................................................. 43
 Book-Entry Registration .......................................... 43
 Definitive Securities ............................................ 47
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS .............. 48
 Sale and Assignment of Receivables ............................... 48
 Accounts ......................................................... 49
 Servicing Procedures ............................................. 50
 Insurance on Financed Vehicles ................................... 51
 Collections ...................................................... 52
 Advances ......................................................... 52
 Servicing Compensation ........................................... 53
 Yield Supplement Account; Yield Supplement Agreement ............. 54
 Distributions on the Securities .................................. 55
 Credit and Cash Flow Enhancement ................................. 55
 Net Deposits ..................................................... 56
 Statements to Trustees and the Trust ............................. 57
 Statements to Securityholders .................................... 57
 Evidence as to Compliance ........................................ 58
 Certain Matters Regarding the Servicer ........................... 58
 Servicer Default ................................................. 59
 Rights Upon Servicer Default ..................................... 59
 Waiver of Past Defaults .......................................... 60
 Amendment ........................................................ 60
 List of Securityholders .......................................... 61

                                                                      PAGE
                                                                     -----
 Insolvency Event .................................................. 61
 Payment of Notes .................................................. 61
 Termination ....................................................... 62
 Administration Agreement .......................................... 62
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES ........................... 63
 General ........................................................... 63
 Security Interests ................................................ 63
 Repossession ...................................................... 65
 Notice of Sale; Redemption Rights ................................. 65
 Deficiency Judgments and Excess Proceeds .......................... 65
 Certain Bankruptcy Considerations ................................. 66
 Consumer Protection Laws .......................................... 67
 Forfeiture for Drug, RICO and Money Laundering Violations ......... 68
 Other Limitations ................................................. 68
MATERIAL INCOME TAX CONSEQUENCES ................................... 69
 Tax Treatment of Owner Trusts ..................................... 69
 Tax Treatment of Grantor Trusts ................................... 77
 Federal Income Tax Treatment of FASITs ............................ 84
STATE TAX CONSEQUENCES ............................................. 87
ERISA CONSIDERATIONS ............................................... 88
UNDERWRITING ....................................................... 93
LEGAL OPINIONS ..................................................... 93
INDEX OF TERMS ..................................................... 94

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                      ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:


    o This prospectus, which provides general information, some of which may not apply to a particular series of securities including your series, and


    o The accompanying prospectus supplement, which will describe the specific terms of the offered securities.


     We have started with several introductory sections describing the trust and the securities in abbreviated form, followed by a more complete description of the terms. The introductory sections are:


    o Summary of Terms--which gives a brief introduction to the securities to be offered, and


    o Risk Factors--which describes briefly some of the risks to investors of a purchase of the securities.


     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 94 in this prospectus.


     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.


     IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

                               SUMMARY OF TERMS

     The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities. You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.


Trust.......................   The trust to be formed for each series of
                               securities. If the trust issues notes and certificates, it will be formed by a trust agreement between the seller and the trustee of the trust. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer and the trustee of the trust.


Seller......................   American Honda Receivables Corp., a wholly
                               owned, limited purpose subsidiary of American
                               Honda Finance Corporation.


Servicer....................   American Honda Finance Corporation, a wholly
                               owned subsidiary of American Honda Motor Co.,
                               Inc. American Honda Motor Co., Inc. is the exclusive distributor of Honda and Acura motor vehicles, Honda motorcycles and power products and Honda and Acura parts and accessories in the United States and is a wholly owned subsidiary of Honda Motor Co., Ltd., a Japanese corporation.


Trustee.....................   The trustee for each series of securities will
                               be named in the prospectus supplement for that series.


Indenture Trustee...........   If the trust issues notes, the trustee for the
                               indenture pursuant to which the notes will be issued will be named in the prospectus supplement for that series.


Securities Offered..........   Notes--A series of securities may include one
                               or more classes of notes. Notes of a series will be issued pursuant to an indenture.

                               Certificates--Each series of securities may include one or more classes of certificates, whether or not a class of notes is issued as part of the series. The applicable prospectus supplement will describe the following:

                               1. if any notes are issued, the priority of
                                  payments (a) between the notes and
                                  certificates and (b) among different classes of notes; and

                               2. the priority of payments among different
                                  classes of certificates.

                               Terms--The terms of each class of notes and certificates in a series described in the applicable prospectus supplement will include the following:

                               1. the stated principal amount of each class of
                                  notes and the stated certificate balance of each class of certificates; and

                               2. the interest rate (which may be fixed,
                                  variable, adjustable or some combination of these rates) or method of determining the interest rate.

                               A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in one or more aspects, including:

                               1. timing and priority of payments;

                               2. seniority;

                               3. allocation of losses;

                               4. interest rate or formula for determining the
                                  interest rate;

                               5. amount of interest or principal payments;

                               6. whether interest or principal will be payable
                                  to holders of the class if specified events occur;

                               7. the right to receive collections from
                                  designated portions of the receivables owned by the trust; and

                               8. The ability of holders of a class to direct
                                  the trustee to take specified remedies.


The Receivables.............   Purchasers of Honda and Acura motor vehicles
                               often finance their purchases by entering into retail installment sale contracts with Honda and Acura dealers who then resell the contracts to American Honda Finance Corporation. These contracts are referred to as "receivables," and the underlying vehicles are referred to as the "financed vehicles." The purchasers of the financed vehicles are referred to as the "obligors." The terms of the contracts must meet specified American Honda Finance Corporation requirements.

                               On or before the date the securities of a series are issued, American Honda Finance Corporation will sell a specified amount of receivables to American Honda Receivables Corp., the seller. The seller will then sell those receivables to the trust. The sale by the seller to the trust will be documented under:

                               1. a pooling and servicing agreement among the
                                  seller, the servicer and the trustee (if the trust will be treated as a grantor trust for federal income tax purposes); or

                               2. a sale and servicing agreement among the
                                  seller, the servicer and the trust (if the trust will be treated other than as a grantor trust for federal income tax purposes).

                               The receivables to be sold by American Honda
                               Finance Corporation will be described in the applicable prospectus supplement.


The Trust Property..........   The property of each trust:

                               1. will be described in the applicable
                                  prospectus supplement;

                               2. will primarily be a pool of receivables
                                  secured by new and used motor vehicles and amounts due or collected under the receivables on or after a specified cutoff date; and

                               3. will include assets related to the
                                  receivables including:

                                   o security interests in the motor vehicles;

                                   o proceeds from claims on related insurance
                                     policies;

                                   o the rights of the seller in rebates of
                                     premiums and other amounts relating to
                                     insurance policies and other items
                                     financed under the receivables;

                                   o the rights of the seller in the agreements
                                     identified in the applicable prospectus
                                     supplement;

                                   o amounts deposited in specified bank
                                     accounts; and

                                   o proceeds from liquidated assets.


Credit and Cash
 Flow Enhancement..............  The trusts may include features designed to provide protection from losses on assets of the trust to one or more classes of securities. These features are referred to as "credit enhancement." Credit enhancement may include any one or more of the following:

                                 1. subordination of one or more other classes
                                    of securities;

                                 2. one or more reserve funds;

                                 3. over-collateralization;

                                 4. letters of credit, cash collateral accounts
                                    or other credit or liquidity facilities;

                                 5. surety bonds;

                                 6. guaranteed investment contracts, swap or
                                    other interest rate protections;

                                 7. repurchase obligations;

                                 8. cash deposits; or

                                 9. other agreements, guarantees or arrangements
                                    providing for other third party payments or other support.

                                 In addition, the trusts may include features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

                                 1. yield supplement agreements;

                                 2. liquidity facilities;

                                 3. cash deposits; or

                                 4. other agreements or arrangements providing
                                    for other third party payments or other
                                    support.

                                 The specific terms of any credit and cash flow enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement.


Servicing Fee..................  American Honda Finance Corporation will act as servicer for the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. The trust will pay the servicer a monthly fee equal to a percentage of the total principal balance of the receivables at the beginning of the preceding month specified in the applicable prospectus supplement. The servicer may also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month.


Advances.......................  The servicer may be obligated to advance to the trust interest on receivables that is due but unpaid by the obligor. In addition, the servicer may be obligated to advance to the trust principal of any receivables that are classified as precomputed receivables rather than as simple interest receivables. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor. The trust will reimburse the servicer from later collections on the receivables for which it has made advances, or from collections generally if the servicer determines that an advance will not be recoverable with respect to that receivable.

                                 We refer you to "Description of the Transfer and Servicing Agreements--Advances" in this prospectus for more detailed information on advances and reimbursement of advances.

Optional Purchase...........   The servicer may redeem any outstanding
                               securities when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables as of the cutoff date.

                               We refer you to "Description of the Transfer and Servicing Agreements--Termination" in this prospectus for more detailed information on the servicer's optional purchase of securities.


Tax Status..................   Grantor Trusts--If a trust is nominally
                               referred to as a "grantor trust" in the
                               applicable prospectus supplement, special tax counsel to the trust will be required to deliver an opinion that the trust will be treated as a grantor trust for federal income tax purposes.

                               Owner Trusts--If a trust is nominally referred to as an "owner trust" in the applicable prospectus supplement, special tax counsel to the trust will be required to deliver an opinion for federal income tax purposes:

                               1. as to the characterization as debt of the
                                  notes issued by the trust; and

                               2. that the trust will not be characterized as
                                  an association (or a publicly traded
                                  partnership) taxable as a corporation.

                               If a trust is nominally referred to as an "owner trust" in the applicable prospectus supplement:

                               1. by purchasing a note, you will be agreeing to
                                  treat the note as indebtedness for tax
                                  purposes; and

                               2. by purchasing a certificate, you will be
                                  agreeing to treat the trust as a partnership in which you are a partner, for federal income tax purposes.

                               FASIT--If a trust is nominally referred to as a "FASIT" in the applicable prospectus supplement, special tax counsel to the trust will be required to deliver an opinion that assuming timely filing of a FASIT election or elections and compliance with the documents specified in the opinion, the trust, or one or more segregated pools of trust assets, will qualify as one or more FASITs for federal income tax purposes.

                               We refer you to "Material Income Tax
                               Consequences" in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal income tax laws.


ERISA Considerations........   Notes--Notes will generally be eligible for
                               purchase by employee benefit plans.

                               Unsubordinated Grantor Trust
                               Certificates--Certificates of a class issued by a grantor trust that are not subordinated to any other class will generally be eligible for purchase by employee benefit plans.

                               Other Certificates--Below investment grade classes of certificates issued by a grantor trust and certificates issued by owner trusts will not be eligible for purchase by an employee benefit plan or individual retirement account unless the related prospectus supplement states otherwise.

                               We refer you to "ERISA Considerations" in this prospectus and the applicable prospectus supplement for more detailed information regarding the ERISA Eligibility of any class of securities.

                                 RISK FACTORS

     You should consider the following risk factors and the risks described in the section captioned "Risk Factors" in the applicable prospectus supplement in deciding whether to purchase securities of any class.



YOU MUST RELY FOR           The securities represent interests solely in the trust or indebtedness of the
REPAYMENT ONLY UPON         trust and will not be insured or guaranteed by American Honda Finance
PAYMENTS FROM THE TRUST'S   Corporation (the servicer), American Honda Receivables Corp. (the seller),
ASSETS WHICH MAY NOT BE     or any of their respective affiliates, or the related trustee or any other person
SUFFICIENT TO MAKE FULL     or entity other than the trust. The only source of payment on your securities
PAYMENTS ON YOUR            are payments received on the receivables and, if and to the extent available,
SECURITIES.                 any credit or cash flow enhancement for the trust, including amounts on deposit in the reserve fund established for that trust. However, although funds in the reserve fund will be available to cover shortfalls in distributions of interest on and principal of your securities, funds to be deposited in this account are limited. If the funds in this account are exhausted, your securities will be paid solely from current distributions on the receivables. In limited circumstances, the trust will also have access to the funds in the yield supplement account. We refer you to "Description of the Transfer and
                            Servicing Agreements--Yield Supplement Account; Yield Supplement
                            Agreement" in this prospectus.

YOU MAY EXPERIENCE          You may receive payment of principal on your securities earlier than you
REDUCED RETURNS ON YOUR     expected for the reasons set forth below. As a result, you may not be able to
INVESTMENT RESULTING FROM   reinvest the principal paid to you earlier than you expected at a rate of
PREPAYMENTS, REPURCHASES    return that is equal to or greater than the rate of return on your securities.
OR EARLY TERMINATION OF     Prepayments on the receivables by the related obligors and purchases of the
THE TRUST.                  receivables by the seller and the servicer will shorten the life of the securities to an extent that cannot be fully predicted.

                            In addition, a trust may contain a feature known as a pre-funding account from which specified funds will be used to purchase additional receivables after the date the securities are issued. To the extent all of those funds are not used by the end of the specified period to purchase new receivables, those funds will be used to make payments on the securities. In that event, you would receive payments on your securities earlier than expected. Also, the seller will be required to repurchase receivables from the trust if there is a breach of a representation or warranty relating to those receivables that materially adversely affects those receivables. American Honda Finance
                            Corporation, as servicer, will also be required to purchase receivables from the trust if it breaches its servicing obligations with respect to those receivables. The servicer shall be permitted to purchase all remaining receivables from the trust when the outstanding aggregate principal balance of the receivables is 10% or less of the initial aggregate principal balance of the receivables as of the related cutoff date.

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


                             Further, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

                             The final payment of each class of securities is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

INTERESTS OF OTHER PERSONS   Another person could acquire an interest in a receivable that is superior to
IN THE RECEIVABLES AND       the trust's interest in that receivable because the receivables will not be
FINANCED VEHICLES COULD BE   segregated or marked as belonging to the trust. The seller will cause
SUPERIOR TO THE TRUST'S      financing statements to be filed with the appropriate governmental
INTEREST, WHICH MAY RESULT   authorities to perfect the trust's interest in the receivables. However, the
IN REDUCED PAYMENTS ON       servicer will continue to hold the receivables. If another party purchases (or
YOUR SECURITIES.             takes a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession of those receivables without actual knowledge of the trust's interest because of the failure to segregate or mark those receivables, the new purchaser (or secured party)
                             will acquire an interest in those receivables superior to the interest of the trust.

                             Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust's interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title. While American Honda Finance Corporation, as originator, will assign its security interest in the financed vehicles to the seller, and the seller will assign to the trust its security interests in the financed vehicles, the servicer will continue to hold the certificates in the capacity of an administrative lienholder of title or ownership for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. Because the trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the trust may not have a perfected security interest in the financed vehicles in every state.

                             The possibility that the trust may not have a perfected security interest in the financed vehicles may affect the trust's ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. We refer you to "Certain Legal Aspects of the Receivables--Security Interests" in this prospectus.

RECEIVABLES THAT FAIL TO     Many federal and state consumer protection laws regulate consumer
COMPLY WITH CONSUMER         contracts such as the receivables. If any of the receivables do not comply
PROTECTION LAWS MAY BE       with one or more of these laws, the servicer may be prevented from or
UNENFORCEABLE, WHICH MAY     delayed in collecting amounts due on the receivables. If that happens,
RESULT IN LOSSES ON YOUR     payments on the securities could be delayed or reduced. Each of American
INVESTMENT.                  Honda Receivables Corp. and American Honda Finance Corporation will make representations and warranties relating to the receivables' compliance with law and the trust's ability to enforce the contracts. If American Honda
                             Receivables Corp. or American Honda Finance Corporation breaches any of these representations or warranties, the trust's sole remedy will be to require
                             American Honda Receivables Corp. to repurchase the affected receivables.
                             We refer you to "Certain Legal Aspects of the Receivables--Consumer
                             Protection Laws" in this prospectus.

THE BANKRUPTCY OF            If either American Honda Finance Corporation, the servicer, or American
AMERICAN HONDA FINANCE       Honda Receivables Corp., the seller, become subject to bankruptcy
CORPORATION (SERVICER) OR    proceedings, you could experience losses or delays in the payments on your
AMERICAN HONDA               securities. American Honda Finance Corporation will sell the receivables to
RECEIVABLES CORP. (SELLER)   American Honda Receivables Corp., and American Honda Receivables
COULD RESULT IN LOSSES OR    Corp. will in turn transfer the receivables to the trust. However, if American
DELAYS IN PAYMENTS ON        Honda Finance Corporation or American Honda Receivables Corp. becomes
YOUR SECURITIES.             subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that American Honda Finance Corporation or American
                             Honda Receivables Corp. still owns the receivables by concluding that the sale to the seller or the trust was not a "true sale" or, in the case of a bankruptcy of American Honda Finance Corporation, that the seller should be consolidated with American Honda Finance Corporation for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities as a result of, among other things:

                            (1)  the "automatic stay," which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

                            (2)  tax or government liens on American Honda Finance Corporation's or American Honda
                                 Receivables Corp.'s property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

                            (3)  the trust not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by American Honda
                                 Finance Corporation at the time American Honda Finance Corporation becomes the subject of a bankruptcy proceeding.

                             The seller will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the seller with American Honda Finance
                             Corporation for bankruptcy purposes or conclude that the sale of receivables to the seller was not a "true sale." We refer you to "Certain Legal Aspects of the Receivables--Certain Bankruptcy Considerations" in this prospectus.

PROCEEDS OF THE SALE OF      If so directed by the holders of the requisite percentage of outstanding notes
RECEIVABLES MAY NOT BE       of a series, following an acceleration of the notes upon an event of default,
SUFFICIENT TO PAY YOUR       the indenture trustee will sell the receivables owned by the trust only in
SECURITIES IN FULL.          limited circumstances. However, there is no assurance that the market value of those receivables will at any time be equal to or greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. This deficiency will be exacerbated in the case of any securities where the aggregate principal balance of the securities exceeds the aggregate principal balance of the receivables.

FAILURE TO PAY PRINCIPAL     The amount of principal required to be paid to the noteholders will
ON YOUR NOTES WILL NOT       generally be limited to amounts available in the collection account (and the
CONSTITUTE AN EVENT OF       reserve fund or other forms of credit or cash flow enhancement, if any).
DEFAULT UNTIL MATURITY.      Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes. We refer you to "The Notes--the Indenture--Events of
                             Default; Rights upon Event of Default" in this prospectus.

FUNDS HELD BY THE SERVICER   The servicer generally may retain all payments and proceeds collected on the
THAT ARE INTENDED TO BE      receivables during each collection period. The servicer is generally not
USED TO MAKE PAYMENTS        required to segregate those funds from its own accounts until the funds are
ON THE SECURITIES MAY BE     deposited in the collection account on each payment date. Until any
EXPOSED TO A RISK OF LOSS.   collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk. The trust and securityholders are not entitled to any amount earned on the funds held by the servicer. If the servicer does not deposit the funds in the collection account as required on any payment date, the trust may be unable to make the payments owed on your securities.

IF THE TRUST ENTERS INTO A   If the trust enters into a currency swap, interest rate swap or a combined
CURRENCY OR AN INTEREST      currency and interest rate swap, its ability to protect itself from shortfalls in
RATE SWAP, PAYMENTS ON       cash flow caused by currency or interest rate changes will depend to a large
THE SECURITIES WILL BE       extent on the terms of the swap agreement and whether the swap
DEPENDENT ON PAYMENTS        counterparty performs its obligations under the swap. If the trust does not
MADE UNDER THE SWAP          receive the payments it expects from the swap, the trust may not have
AGREEMENT.                   adequate funds to make all payments to securityholders when due, if ever.

                            If the trust issues securities denominated in a currency other than U.S.
                            dollars, the trust will need to make payments on the securities in a currency other than U.S. dollars, as described in the applicable prospectus supplement. Payments collected on the receivables, however, will be in U.S.
                            dollars. In this circumstance, the trust may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the trust issues securities denominated in swiss francs, it might enter into a swap agreement with another party, the "swap counterparty", under which the trust would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving swiss francs at a predetermined exchange rate to make the payments owed on the securities. If the trust issues securities with adjustable interest rates, interest will be due on the securities at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the trust may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example a floating rate) to aspecified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example a fixed rate) to the same notional amount. For example, if the trust issues $100 million of securities bearing interest at a floating LIBOR rate, it might enter into a swap agreement under which the trust would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating
                            LIBOR rate. The $100 million would be the "notional" amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

TERMINATION OF A SWAP       A swap agreement may be terminated if particular events occur. Most of
AGREEMENT AND THE           these events are generally beyond the control of the trust or the swap
INABILITY TO LOCATE         counterparty. If an event of default under swap agreement occurs and the
REPLACEMENT SWAP            trustee is not able to assign the swap agreement to another party, obtain a
COUNTERPARTY MAY CAUSE      swap agreement on substantially the same terms or is unable to establish any
TERMINATION OF THE TRUST.   other arrangement satisfactory to the rating agencies, the trustee may terminate the swap agreement. In addition, the trust may terminate and the trustee would then sell the assets of the trust. In this type of situation, it is impossible to predict how long it would take to sell the assets of the trust.
                            Some of the possible adverse consequences of a sale of the assets of the trust are:

                            1.  the proceeds from the sale of assets under those circumstances may not be sufficient to pay all amounts owed to you;

                            2.  amounts available to pay you will be further reduced if the trust is required to make a termination payment to the swap counterparty;

                            3.  termination of the swap agreement may expose the trust to currency or interest rate risk, further reducing amounts available to pay you;

                            4.  the sale may result in payments to you significantly earlier than expected; and

                             5.  a significant delay in arranging a sale of the trust's assets could result in a delay in principal payments. This would, in turn, increase the weighted average life of the securities and could reduce the return on your securities.

                             Additional information about termination of the trust and sale of the trust's assets, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement. Any swap agreement involves a high degree of risk. A trust will be exposed to this risk should it use this mechanism. For this reason, only investors capable of understanding these risks should invest in the securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap is involved.

THE RATING OF A THIRD        If a trust enters into any third party credit enhancement arrangement, the
PARTY CREDIT ENHANCEMENT     rating agencies that rate the trust's securities will consider the provisions of
PROVIDER MAY AFFECT THE      arrangement and the rating of any third party credit enhancement provided.
RATINGS OF THE SECURITIES.   If a rating agency downgrades the debt rating of any third party credit provided, it is also likely to downgrade the rating of the securities. Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

THE CALCULATIONS FOR THE     The calculation of interest or principal on a series of securities may be based
PAYMENTS OF PRINCIPAL OR     on a currency, commodity, interest rate or other index. In this situation, the
INTEREST MAY BE BASED ON     amount of principal or interest payable on the securities may be less than
AN INDEX WHICH MAY           that payable on a conventional debt security issued at the same time,
RESULT IN PAYMENTS TO YOU    including the possibility that no interest or principal will be paid. In addition,
OF LESS PRINCIPAL OR         if the formula for calculating the payments on the securities includes a
INTEREST THAN A              feature that multiplies the effect of any change in the index, changes to the
NON-INDEXED SECURITY.        index could result in even greater changes in the value of the securities or the payments to be made on the securities.

                             You may not be able to easily trade these types of securities after you purchase them. This is referred to as a "secondary market." It cannot be predicted whether there will be a secondary market for these types of securities or if one develops, how liquid it would be. The secondary market for these types of securities will be affected by a number of factors that are not dependent on the performance of the trust and its assets. These factors include the complexity and volatility of the index, the method of calculating the principal and interest payments on the securities, the time remaining to the maturity of the securities, the outstanding amount of the securities and market interest rates. The value of the index will depend on a number of interrelated factors which cannot be controlled by the trust, including economic, financial and political events. For these reasons, you may not be able to readily sell your securities or receive the price you expected for their sale.

                             In recent years, many indices have been highly volatile, and the volatility may continue in the future. You should review carefully the historical experience of any index to which a series of securities are pegged, but should not take that historical experience as a predictor of future performance of the index during the term of any security. The credit ratings assigned to the securities do not reflect the potential impact of the factors discussed above, or what the impact may be on your securities' market value at any time. For this reason, only investors capable of understanding the risks involved should invest in indexed securities. In addition, investors whose investment activities are restricted by law or subject to regulation may not be able to purchase these types of securities. Investors are responsible for determining whether they may purchase indexed securities. You are strongly urged to consult with your financial advisors before deciding to invest in indexed securities.

YOU MAY HAVE DIFFICULTY      The securities are not expected to be listed on any securities exchange.
SELLING YOUR SECURITIES      Therefore, in order to sell your securities, you must first locate a willing
AND/OR OBTAINING YOUR        purchaser. In addition, currently, no secondary market exists for the
DESIRED PRICE DUE TO THE     securities. We cannot assure you that a secondary market will develop. The
ABSENCE OF A SECONDARY       underwriters of any series of securities may make a secondary market for the
MARKET.                      securities by offering to buy the securities from investors that wish to sell.
                             However, any underwriters agreeing to do so will not be obligated to offer to buy the securities and they may stop making offers at any time.

BECAUSE THE SECURITIES ARE   Because the securities will be issued in book-entry form, you will be required
IN BOOK-ENTRY FORM, YOUR     to hold your interest in the securities through The Depository Trust
RIGHTS CAN ONLY BE           Company in the United States, or Clearstream Banking, societe anonyme, or
EXERCISED INDIRECTLY.        the Euroclear System in Europe. Transfers of interests in the securities within DTC, Clearstream, Luxembourg or Euroclear must be made in accordance with the usual rules and operating procedures of those systems.
                             So long as the securities are in book-entry form, you will not be entitled to receive a physical note or certificate representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption "Certain Information Regarding the
                             Securities--Book-Entry Registration." Unless and until the securities cease to be held in book-entry form, the trustee will not recognize you as a
                             "Securityholder", as such term is used in the trust agreement. As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its
                             participating organizations, or Clearstream, Luxembourg and Euroclear (in
                             Europe) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in The Depository Trust Company,
                             Clearstream, Luxembourg or Euroclear and to take other actions that require a physical note or certificate representing the securities.

                             Interest and principal on the securities will be paid by the trust to The
                             Depository Trust Company as the record holder of the securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

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


THE PURCHASE OF                If so specified in the related prospectus supplement, a trust may either use
ADDITIONAL RECEIVABLES         amounts on deposit of principal collections received on its receivables to
AFTER THE CLOSING DATE MAY     purchase additional receivables from the seller after the related closing date
ADVERSELY AFFECT THE           during a specified revolving period or use funds on deposit in a pre-funding
CHARACTERISTICS OF THE         account during a specified funding period to purchase additional receivables.
RECEIVABLES HELD BY THE        All additional receivables purchased from the seller must meet the selection
TRUST OR THE AVERAGE LIFE OF   criteria applicable to the receivables purchased by the trust on the closing
AND RATE OF RETURN ON THE      date. The credit quality of the additional receivables may be lower than the
SECURITIES.                    credit quality of the initial receivables, however, and could adversely affect the performance of the related receivables pool. In addition, the rate of prepayments on the additional receivables may be higher than the rate of prepayments on the initial receivables, which could reduce the average life of and rate of return on your securities. You will bear all reinvestment risk associated with any prepayment of your securities.

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

                            FORMATION OF THE TRUSTS

     American Honda Receivables Corp. (the "Seller") will establish each trust (each, a "Trust") pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement") or a Pooling and Servicing Agreement (as amended from time to time, the "Pooling and Servicing Agreement"), as applicable.

     The terms of each series of notes or certificates issued by each Trust and additional information concerning the assets of each Trust and any applicable credit or cash flow enhancement will be set forth in a supplement to this prospectus (a "prospectus supplement"). The notes and certificates are collectively referred to in this prospectus as the "Securities."

                            PROPERTY OF THE TRUSTS

     The property of each Trust will consist of a pool (each, a "Receivables Pool") of retail installment sale contracts originated on or after the date indicated in the applicable prospectus supplement between Honda and Acura dealers (the "Dealers") and retail purchasers (the "Obligors"). These contracts are referred to as the "Receivables" and evidence the indirect financing made available by American Honda Finance Corporation ("AHFC") to the Obligors. The Receivables will be secured by new or used Honda and Acura motor vehicles (the "Financed Vehicles") and all principal and interest payments made on or after the applicable cutoff date (each, a "Cutoff Date") and other property, all as specified in the applicable prospectus supplement. "New" vehicles may include "demonstration" vehicles, which are not titled in some states and may be classified as new vehicles in those states.

     The Receivables will be originated by Dealers in accordance with AHFC's requirements under agreements with Dealers governing the assignment of the Receivables to AHFC (the "Dealer Agreements"). AHFC will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements.

     On or before the date of the initial issuance of any series of Securities (each, a "Closing Date"), AHFC will sell the Receivables comprising the related Receivables Pool to the Seller, and the Seller will sell those Receivables to the Trust pursuant to, if the Trust is to be treated other than as a grantor trust for federal income tax purposes, the related Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement. AHFC will continue to service the Receivables.

     In addition to the Receivables, the property of each Trust will also include the following:

     1. amounts that may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

     2. security interests in the Financed Vehicles and any related property;

     3. the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

     4. AHFC's right to receive payments from Dealers obligated to repurchase Receivables from AHFC which do not meet specified representations made by the Dealers;

     5. the Seller's right under, as applicable, the Sale and Servicing Agreement, the Pooling and Servicing Agreement, the Purchase Agreement and the Yield Supplement Agreement, if any;

     6. the Seller's right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable; and

     7. all proceeds of the foregoing.

     Various forms of credit and cash flow enhancement may be used to benefit holders of the related Securities, including a Reserve Fund. In limited circumstances, a Trust will also have access to the funds in a Yield Supplement Account.

                                THE RECEIVABLES

     AHFC will purchase the Receivables from the Dealers in the ordinary course of business in accordance with AHFC's underwriting standards. The Receivables to be held by each Trust will be randomly selected from those motor vehicle retail installment sale contracts in AHFC's portfolio that meet several criteria. The Seller will not use selection procedures adverse to Securityholders when selecting the Receivables from qualifying retail installment sale contracts. These criteria provide that each Receivable:

     1. was originated in the United States and the Obligor is not a federal, state or local governmental entity;

     2. provides for level monthly payments which provide interest at the annual percentage rate ("APR") and fully amortize the amount financed over an original term to maturity no greater than the number of months specified in the applicable prospectus supplement;

     3. is attributable to the purchase of a new or used Honda or Acura motor vehicle and is secured by that vehicle; and

     4. satisfies the other criteria, if any, set forth in the applicable prospectus supplement.

     Each Receivable will provide for the allocation of payments (each, a "Scheduled Payment") according to (i) the simple interest method ("Simple Interest Receivables"), (ii) the "actuarial" method ("Actuarial Receivables") or (iii) the "sum of periodic balances" or "sum of monthly payments" method ("Rule of 78s Receivables" and, together with the Actuarial Receivables, the "Precomputed Receivables").

     Simple Interest Receivables. Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

     Actuarial Receivables. An Actuarial Receivable provides for amortization of the contract over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

     Rule of 78s Receivables. A Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of the related APR for the term of that Receivable. The rate at which the amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Rule of

78s Receivables will be allocated pursuant to the related Transfer and Servicing Agreement, as the case may be, on an actuarial basis. No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

     In the event of a prepayment in full (voluntarily or by acceleration) of a Precomputed Receivable, a "rebate" will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to "unearned" interest charges. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule. Payments to Securityholders will not be affected by rebates under the Rule of 78s Receivables because pursuant to the related Transfer and Servicing Agreement the payments will be determined using the actuarial method.

     Unless otherwise provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if those Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be deemed to be an excess amount and released to the Seller or otherwise applied as set forth in the related prospectus supplement.

     Additional information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of the Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of the Receivables Pool secured by new and used vehicles.


UNDERWRITING OF MOTOR VEHICLE LOANS

     AHFC purchases retail installment sale contracts secured by new or used Honda and Acura motor vehicles from approximately 1,270 Dealers, as of December 31, 2001, located throughout the United States. These contracts are underwritten using AHFC's standard underwriting procedures. The Receivables are originated by Dealers in accordance with AHFC's requirements under existing Dealer Agreements and will be purchased in accordance with AHFC's underwriting procedures which emphasize, among other factors, the applicant's willingness and ability to pay and the value of the vehicle to be financed.

     AHFC requires that applications received from Dealers be signed by the applicant and contain, among other information, the applicant's name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, AHFC obtains a credit report from an independent credit bureau reporting agency. AHFC reviews the credit report to determine the applicant's current credit status and past credit performance. AHFC considers both negative factors including past due credit, repossessions, loans charged off by other lenders and previous bankruptcy and also positive factors such as amount of credit and favorable payment history.

     AHFC's credit decision is influenced by, among other things, a credit scoring system and other considerations. The credit scoring process considers residence and employment stability, credit bureau information, application and contract information. The credit scoring process also takes into account income requirements and the ratio of income to total debt. AHFC makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested.

     AHFC's retail installment sale contract requires that Obligors maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. At the time of purchase, an Obligor signs a statement which indicates that he or she either has or will have the necessary insurance, and which shows the name and address of the insurance company along with a description of the type of coverage. AHFC generally requires Obligors to provide it with evidence of compliance with the foregoing insurance requirements; however, AHFC performs no ongoing verification of insurance coverage. AHFC will not be obligated to make payments to a Trust for any loss when third party insurance has not been maintained.

     The amount of a retail installment sale contract secured by a new or used Honda or Acura motor vehicle generally will not exceed 120% of the dealer invoice cost of the related vehicle plus select accessories at the dealer cost, sales tax, title and registration fees, insurance premiums for credit life and credit disability insurance and certain fees for extended service contract or, in the case of used motor vehicles, the NADA average trade-in value (as adjusted for higher/lower mileage).


SERVICING OF THE RECEIVABLES

     AHFC considers a retail installment sale contract to be past due or delinquent for servicing and enforcement of collection purposes when the Obligor fails to make at least 90% of a Scheduled Payment on a cumulative basis (after giving effect to any past due payments) by the related due date; any portion of a Scheduled Payment not paid on the related due date automatically becomes due with the next scheduled payment. AHFC mails a computer generated delinquency notice to the Obligor on the eleventh and twenty-first days of delinquency. If the delinquent receivable cannot be brought current or completely collected within 60 days, AHFC generally attempts to repossess the vehicle. AHFC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles (generally within 60 days after repossession). AHFC's Marketing Department handles motor vehicle sales for AHFC, including the sale of repossessed vehicles. AHFC consigns the repossessed vehicles to a local auction or to an independent transport company for transport to another auction location. Each motor vehicle undergoes an auction condition report, which is sent to AHFC. Each auction site is expected to sell the motor vehicle within 60 days of taking the motor vehicle into inventory. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of AHFC to the extent practicable and legally permitted. We refer you to "Certain Legal Aspects of the Receivables--Deficiency Judgments and Excess Proceeds." AHFC attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.


                                USE OF PROCEEDS

     Each Trust will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Seller and to fund any related Reserve Fund or other accounts of the Trust. The Seller will purchase Receivables from AHFC from the net proceeds it receives from any Trust.


                                  THE TRUSTEE

     The trustee for each Trust (the "Trustee") or the trustee under any Indenture pursuant to which notes are issued (the "Indenture Trustee") will be specified in the applicable prospectus supplement. The Trustee's or the Indenture Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that Trustee or Indenture Trustee set forth in the related Trust Agreement, Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of a Trust that is not a grantor trust may also remove a Trustee or Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. The Servicer for a Trust that is a grantor trust may remove a Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Pooling and Servicing Agreement. In those circumstances, the Servicer or, in the case of a series that includes notes, the Administrator, as the case may be, will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.


                                  THE SELLER


     The Seller is a wholly owned, limited purpose finance subsidiary of AHFC and was incorporated in the State of California in August 1992. The Seller's principal executive offices are located at 700 Van Ness Avenue, Torrance, California 90501 and its telephone number is (310) 781-6131.


     The Seller was organized primarily for the purpose of acquiring retail installment sale contracts similar to the Receivables and associated rights from AHFC, causing the issuance of securities similar to the Securities and engaging in related transactions. The Seller's articles of incorporation limit the activities of the Seller to the foregoing purposes and to any activities incidental to and necessary for those purposes.


                                 THE SERVICER


     American Honda Finance Corporation (sometimes referred to herein as the "Servicer") was incorporated in the State of California in February 1980. AHFC's principal executive offices are located at 700 Van Ness Avenue, Torrance, California 90501. Its telephone number is (310) 781-4100. AHFC and its Canadian subsidiary, Honda Canada Finance, Inc. ("HCFI"), provide wholesale and retail financing to authorized dealers in the United States and Canada for the following:


   (1)   Honda and Acura automobiles, minivans and sport utility vehicles;


   (2)   Honda motorcycles (including scooters and all terrain vehicles); and


   (3) Honda power equipment including lawn and utility tractors, lawnmowers, snow throwers, water pumps, portable outboard motors, outboard marine engines and generators. Receivables related to these assets are not included as assets of the Trust.


     AHFC and HCFI also offer retail leasing for Honda and Acura motor vehicles or Honda motorcycles throughout the United States and Canada. AHFC (and through its wholly owned subsidiary, American Honda Service Contract Corporation, in Florida) administers the sale of vehicle service contracts throughout the United States for American Honda Motor Co., Inc. ("AHMC"), a California corporation.


     AHFC has the following wholly owned special purpose finance subsidiaries:


    o American Honda Receivables Corp., a California corporation,


    o American Honda Receivables Corp. II, a California corporation,


    o Honda Titling Inc., a Delaware corporation, and


    o Honda Funding Inc., a Delaware corporation.


     AHFC is a wholly owned subsidiary of AHMC. AHMC is a wholly owned subsidiary of Honda Motor Co., Ltd., a Japanese corporation which is a worldwide manufacturer and distributor of motor vehicles, motorcycles and power equipment. AHMC is the sole authorized distributor in the United States of the following:


   (1)   Honda and Acura motor vehicles and Honda motorcycles;


   (2)   Honda power equipment; and


   (3)   Honda and Acura parts and accessories.

           WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES

     The Trust--The Trustee will provide to securityholders ("Securityholders") (which shall be Cede & Co. ("Cede") as the nominee of DTC unless Definitive Securities are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Receivables and other specified matters. We refer you to "Description of the Transfer and Servicing Agreements--Statements to Securityholders" and "--Evidence as to Compliance" in this prospectus. Copies of these reports may be obtained at no charge at the offices specified in the applicable prospectus supplement.

     The Seller--AHRC, as Seller of the Receivables, has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") of which this prospectus forms a part. The registration statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330. You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website (http:// www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC.

     Copies of the operative agreements relating to the Securities will also be filed with the SEC.


                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Information concerning AHFC's experience pertaining to delinquencies, repossessions and net losses on its portfolio of new and used retail motor vehicle receivables (including receivables previously sold that AHFC continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any prospectus supplement.


                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by the Seller or AHFC, as the case may be, of particular Receivables for administrative reason or for breaches of representations and warranties. The term "weighted average life" means the average amount of time during which each dollar of principal of a Receivable is outstanding.

     All of the Receivables will be prepayable at any time without penalty to the Obligor. However, partial prepayments on the Precomputed Receivables made by Obligors will not be paid on the Payment Date following the Collection Period in which they were received but will be retained and applied towards payments due in later Collection Periods. If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables set forth in the related prospectus supplement. The rate of prepayment of motor vehicle retail installment sale contracts are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer.

     No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments. AHFC maintains limited records of the historical prepayment experience of the motor vehicle retail installment sale contracts included in its portfolio. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. The rate of prepayment on the Receivables may also be influenced by the structure of the related contract. In addition, under some circumstances, the Seller or Servicer will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of particular representations and warranties or covenants. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". We also refer you to "Description of the Transfer and Servicing Agreements--Termination" Regarding the Servicer's Option to Purchase the Receivables from a Given Trust. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of prepayments to Securityholders will be borne entirely by the Securityholders. In addition, early retirement of the Securities may be effected by the exercise of the option of the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the Pool Balance as of the Cutoff Date.

     In addition, pursuant to agreements between AHFC and the Dealers, each Dealer is obligated to repurchase from AHFC contracts which do not meet particular representations and warranties made by that Dealer (these Dealer repurchase obligations are referred to in this prospectus as "Dealer Recourse"). These representations and warranties relate primarily to the origination of the retail installment sale contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trustee, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require that AHFC deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related Collection Account. The sales by the Dealers of retail installment sale contracts to AHFC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor thereunder, other than in connection with the breach of the foregoing representations and warranties. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures."

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Payment Date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the Securityholders of a given series. We refer you to "Risk Factors--You May Experience Reduced Returns on Your Investment Resulting from Prepayments, Repurchases or Early Termination of the Trust" in this prospectus.


     The applicable prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of notes will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to that class of notes. The Note Pool Factor represents the remaining outstanding principal amount of that class of notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of notes. The "Certificate Pool Factor" for each class of certificates will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to that class of certificates indicating the remaining Certificate Balance of that class of certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Original

Certificate Balance of that class of certificates. The "Certificate Balance" for any class of certificates as of any Payment Date will equal the Original Certificate Balance of that class, as reduced by all amounts distributed on or prior to that Payment Date on that class of certificates and allocable to principal. The "Original Certificate Balance" for each class of certificates will be stated in the applicable prospectus supplement.

     Each Note Pool Factor and each Certificate Pool Factor will initially be
1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of notes, or the reduction of the Certificate Balance of the applicable class of certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal amount of the related class of notes is the product of (1) the original denomination of that Noteholder's note and (2) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of certificates is the product of (1) the original denomination of that Certificateholder's certificate and (2) the applicable Certificate Pool Factor.

     The Securityholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance, each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information.


                                   THE NOTES

GENERAL

     With respect to each Trust that issues notes, one or more classes (each, a "class") of notes of the related series will be issued pursuant to the terms of an indenture (the "Indenture"). A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture.

     Each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, except as set forth below. Notes will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the notes (a "Noteholder") of each class. No Noteholder will be entitled to receive a physical certificate representing a note until Definitive Notes are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement. All references in this prospectus and in the applicable prospectus supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the applicable prospectus supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to Noteholders in accordance with DTC's procedures. We refer you to "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of notes of a given series. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on a class of notes will generally be made prior to payments of principal on the class. A series may include one or more classes of notes (the "Strip Notes") entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The applicable prospectus supplement will specify the Interest Rate for each class of notes of a given series or the method for determining the Interest Rate. We refer you to "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." One or more classes of notes of a series may be redeemable in whole or in part, including as a result of the Servicer exercising its option to purchase the related Receivables Pool or other early termination of the related trust.

     One or more classes of notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable prospectus supplement. Noteholders of those notes would be entitled to receive as payments of principal on any given Payment Date the amounts set forth on that schedule with respect to those notes.

     To the extent provided in the related prospectus supplement, payments of interest to Noteholders of two or more classes within a series may have the same priority. Under some circumstances, on any Payment Date the amount available for those payments could be less than the amount of interest payable on the notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the notes. We refer you to "Description of the Transfer and Servicing Agreements--Distributions on the Securities" and "--Credit and Cash Flow Enhancement."

     If a series of notes includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the applicable prospectus supplement. Payments of principal and interest within any class of notes will be made on a pro rata basis among all the Noteholders of that class.

THE INDENTURE

     Modification of Indenture. If a Trust has issued notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding notes of the related series (or relevant class or classes of notes of the series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Without the consent of the holder of each outstanding affected note, no supplemental indenture will:

     1. change (A) the due date of any installment of principal of or interest on that note or reduce the principal amount of that note, (B) the Interest Rate for that note or the redemption price for that note, (C) provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the Trust Estate to payments of principal and interest on the note, or (D) any place of payment where or the coin or currency in which that note or any interest on that note is payable;

     2. impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

     3. reduce the percentage of the aggregate amount of the outstanding notes of a series of notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

     4. modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable Trust, any other obligor on those notes, the Seller or an affiliate of any of them;

     5. reduce the percentage of the aggregate outstanding amount of notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the

        Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes of that series;

     6. reduce the percentage of the aggregate principal amount of notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the notes of a series necessary to amend the Indenture or other specified agreements; or

     7. permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for that note or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those Noteholders; provided that that action will not adversely affect in any material respect the interest of any of those Noteholders.

     Events of Default; Rights Upon Event of Default. With respect to the notes of a given series in the related prospectus supplement, "Events of Default" under the related Indenture will consist of:

     1. a default for five days or more in the payment of any interest on any of the notes when the same becomes due and payable;

     2. a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable;

     3. a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of the default for a period of 30 days after notice is given to that Trust by the applicable Indenture Trustee or to that Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class;

     4. any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after written notice is given to that Trust by the applicable Indenture Trustee or to that Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class;

     5. particular events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; or

     6. other events, if any, set forth in the related prospectus supplement.

     However, the amount of principal required to be paid to Noteholders of an affected series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for that class of notes. The failure to pay interest to holders of a subordinated class of notes on a particular Payment Date will generally not constitute an Event of Default. In addition, as described below, following the occurrence of an Event of Default (other than the Events of Default described in (1) and (2) above) and acceleration of the maturity of the notes, the Indenture Trustee is not required to sell the assets of the Trust, and the Indenture Trustee may sell the assets of the Trust only after meeting requirements specified in the Indenture. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

     If an Event of Default should occur and be continuing with respect to the notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the most senior notes then outstanding (or relevant class or classes of notes) may declare the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the most senior notes then outstanding (or relevant class or classes of notes).

     If the notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may (1) institute proceedings to collect amounts due or foreclose on Trust property, (2) exercise remedies as a secured party, (3) sell the assets of the related trust, or (4) elect to have the applicable Trust maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the applicable prospectus supplement, however, the Indenture Trustee is prohibited from selling the assets of the related trust following an Event of Default (other than a default in the payment of any principal on any note of a particular series or a default for five days or more in the payment of any interest on the most senior notes of a particular series), unless:

     1. the holders of the notes of the related series then outstanding (or relevant class or classes of notes) consent to the sale; or

     2. the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes of the related series at the date of the sale; or

     3. the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds to make all payments on the outstanding notes of the related series as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the most senior notes then of the related series outstanding (or relevant class or classes of notes).

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes of the series) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of at least 51% of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes) may, in some cases, waive a default, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the notes, payment of principal or interest or a default in respect of a covenant or provision of the Indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series.

     Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

     1. the holder of a note or notes previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

     2. the Event of Default arises from the Servicer's failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the most senior notes of the related series then outstanding (or relevant class or classes of notes) have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee;

     3. the holder or holders of notes have offered the Indenture Trustee reasonable indemnity; and

     4.  the Indenture Trustee has for 60 days failed to institute a proceeding.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of that Trust contained in the applicable Indenture.

     Particular Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among other things,

     1. the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

     2. that entity expressly assumes the Trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the Trust under the Indenture;

     3. no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

     4. each rating agency delivers a letter to the Indenture Trustee to the effect that the consideration or merger will not result in a qualification, reduction or withdrawal of its then current rating on any class of notes;

     5. that Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder;

     6. the parties take any action necessary to maintain the lien and security interest created by the Indenture; and

     7. the Indenture Trustee has received an officer's certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the Indenture and all conditions precedent provided in the Indenture have been complied with.

     Each Trust will not, among other things,

     o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust unless directed to do so by the Indenture Trustee;

     o claim any credit on or make any deduction from the principal of and interest payable on the notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the Trust;

     o except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part;

     o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the Indenture except as may be expressly permitted by the Indenture;

     o permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest in the assets of the Trust or the proceeds of those assets; or

     o assume or incur any indebtedness other than the related notes or as expressly permitted by the related Indenture or the Related Documents.

     No Trust may engage in any activity other than as specified in this prospectus or in the applicable prospectus supplement.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by the Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee and any action taken by it that materially affects the related notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related Indenture Trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the notes.


                               THE CERTIFICATES


GENERAL

     With respect to each Trust that issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Except for the certificates, if any, of a given series purchased by the Seller, each class of certificates will initially be represented by one or more certificates registered in the name of the nominee for DTC, except as set forth below. Except for the certificates, if any, of a given series purchased by the Seller, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the certificates (a "Certificateholder") of any series that are not purchased by the Seller. No Certificateholder (other than a Trust) will be entitled to receive a physical certificate representing a certificate until Definitive Certificates are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement. All references in this prospectus and in the applicable prospectus supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from DTC Participants and all references in this prospectus and in the applicable prospectus supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. We refer you to "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities." Any certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust

Agreement, except that those certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").


PAYMENTS OF PRINCIPAL AND INTEREST


     The timing and priority of payments, seniority, allocations of losses, pass through rate (the "Pass Through Rate") and amount of or method of determining payments with respect to principal and interest of each class of certificates will be described in the applicable prospectus supplement. Payments of interest on those certificates will be made on the dates specified in the applicable prospectus supplement (each, a "Payment Date"). To the extent provided in the applicable prospectus supplement, a series may include one or more classes of certificates (the "Strip Certificates") entitled to (1) payments in respect of principal with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no payments in respect of principal. Each class of certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for some classes of Strip Certificates) or any combination of the foregoing. The applicable prospectus supplement will specify the Pass Through Rate for each class of certificates of a given series or the method for determining the Pass Through Rate. We also refer you to "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." Payments in respect of the certificates of a given series that includes notes may be subordinate to payments in respect of the notes of that series as more fully described in the applicable prospectus supplement. The rights of holders of any class of certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of certificates of that series as more fully described in the applicable prospectus supplement. Payments in respect of principal of and interest on any class of certificates will be made on a pro rata basis among all the Certificateholders of that class.


     In the case of a series of certificates that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or applicable other provisions, of each class shall be as set forth in the applicable prospectus supplement.


     If and as provided in the applicable prospectus supplement, amounts remaining on deposit in the Collection Account after all required payments to the related Securityholders have been made may be released to the Seller, AHFC or one or more third party credit or liquidity enhancement providers.

                 CERTAIN INFORMATION REGARDING THE SECURITIES


FIXED RATE SECURITIES

     Any class of Securities (other than some classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable prospectus supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the applicable prospectus supplement. We refer you to "The Notes--Principal and Interest on the Notes" and "The Certificates--Payments of Principal and Interest."


FLOATING RATE SECURITIES

     Interest Rate Basis. Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable prospectus supplement. The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to the Floating Rate Securities. The "Spread Multiplier" is the percentage of the related Base Rate applicable to the Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities. The applicable prospectus supplement will designate one of the following Base Rates as applicable to a particular Floating Rate Security:

    o LIBOR (a "LIBOR Security");

    o the Commercial Paper Rate (a "Commercial Paper Rate Security");

    o the Treasury Rate (a "Treasury Rate Security");

    o the Federal Funds Rate (a "Federal Funds Rate Security");

    o the CD Rate (a "CD Rate Security"); or

    o any other Base Rate that is set forth in the applicable prospectus supplement.

     "Business Day" as used in this prospectus means, unless otherwise specified in the applicable prospectus supplement:

1. for United States dollar denominated Securities for which Libor is not an applicable Interest Rate Basis:

      o any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a "New York Business Day");

2. for United States dollar denominated Securities for which Libor is an applicable Interest Rate Basis:

      o a day that is both (1) a day on which commercial banks are open for business, including dealings in the designated Index Currency (as defined below) in London (a "London Business Day") and (2) a New York Business Day;

3. for non-United States dollar denominated Securities (other than Securities denominated in euro) for which Libor is not an applicable Interest Rate
   Basis:

      o a day that is both (1) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (as defined below) (a "Principal Financial Center Business Day") and (2) a New York Business Day;

4. for non-United States dollar denominated Securities (other than Securities denominated in euro) for which Libor is an applicable Interest Rate Basis:

      o a day that is all of (1) a Principal Financial Center Business Day;
        (2) a New York Business Day; and (3) a London Business Day;

5. for euro denominated Securities for which Libor is not an applicable Interest Rate Basis:

      o a day that is both (1) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open (a "TARGET Business Day") and (2) a New York Business Day;

6. for euro denominated Securities for which Libor is an applicable Interest Rate Basis:

      o a day that is all of (1) a TARGET Business Day; (2) a New York Business Day; and (3) a London Business Day.

     "Principal Financial Center" means, unless otherwise specified in the applicable prospectus supplement:

    o the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively; or

    o the capital city of the country to which the Index Currency relates, except that with respect to United States dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the Principal Financial Center will be the The City of New York, Toronto, Frankfurt, Amersterdam, London, Johannesburg and Zurich, respectively.

     "Specified Currency" means the currency in which a particular Security is denominated (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country which is then legal tender for the payment of such debts).

     "Index Currency" means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the Index Currency will be United States dollars.

     Interest Reset Dates. Each applicable prospectus supplement will specify whether the rate of interest on the related Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period (each, an "Interest Reset Period") and the dates on which that Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable prospectus supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset:

   (1)   daily, each Business Day;

   (2) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week except as described below);

   (3)   monthly, the third Wednesday of each month;

   (4) quarterly, the third Wednesday of March, June, September and December of each year;

   (5) semiannually, the third Wednesday of the two months specified in the applicable prospectus supplement;

   (6) annually, the third Wednesday of the month specified in the applicable prospectus supplement; or

   (7) any other Interest Reset Date set forth in the applicable prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Security for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

     Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each date will be:

     o if the date is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding that Interest Reset Date, or

     o if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

     Interest Payments. The interest Payment Dates will be specified in the applicable prospectus supplement. Unless otherwise specified in the related prospectus supplement, if any Payment Date for a Floating Rate Security (other than the final Payment Date) would otherwise be a day that is not a Business Day, that Payment Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if the Business Day falls in the next succeeding calendar month, the applicable Payment Date will be the immediately preceding Business Day. If the final Payment Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that scheduled Payment Date.


     Each Floating Rate Security will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable prospectus supplement. For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying:

     (1)   the face amount of the Floating Rate Security;

     (2)   the applicable interest rate; and

     (3) the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).

     For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period. With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Payment Date, including the related final Payment Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that Payment Date.

     The "Interest Period" with respect to any class of Floating Rate Securities will be set forth in the applicable prospectus supplement.

     Interest Determination Dates. The interest rate applicable to each Interest Reset Period beginning on the Interest Reset Date with respect to that Interest Reset Period will be the rate determined on the applicable "Interest Determination Date," as follows unless otherwise specified in the applicable prospectus supplement:

     o The Interest Determination Date for the CD Rate, the Commercial Paper Rate and the Federal Funds Rate will be the second Business Day preceding each Interest Reset Date for the related Floating Rate Security;

     o The Interest Determination Date for LIBOR will be the second London Banking Day preceding each Interest Reset Date;

     o The Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and provided further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following that auction.

     As used in this prospectus, "London Banking Day" means any day on which commercial banks are open for business (including dealings in designated Index Currency) in London.

     Maximum and Minimum Interest Rates. As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum):
(1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period, which may be an available funds cap rate, and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Calculation Agent. Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate Interest Rates on each class of Floating Rate Securities. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
..0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

     Calculation Date. Unless specified otherwise in the applicable prospectus supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date, will be the earlier of:

     o the thirteenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or

     o the Business Day preceding the applicable Interest Payment Date or final scheduled Payment Date, as the case may be.

     Index Maturity means the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

     CD Rate Securities. Each CD Rate Security will bear interest at the rates calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in that CD Rate Security and in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, "CD Rate" means the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) (as defined below) under the heading "CDs (secondary market)."

     The following procedures will be followed if the CD Rate cannot be determined as described above:

(1) If the rate referred to above is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "CDs (secondary market)."

(2) If the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

(3) If the dealers selected by the Calculation Agent are not quoting as set forth in clause (2) above, the CD Rate on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

     "H.15(519)" means the weekly statistical release designated as H.15(519) or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/ h15/update, or any successor site or publication.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest at the rates calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in that Commercial Paper Rate Security and in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, "Commercial Paper Rate" means the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as published in H.15(519) under the heading "Commercial Paper--Nonfinancial".

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

(1) If the rate referred to above is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement published in
      H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading "Commercial Paper--Nonfinancial."

(2) If by 3:00 P.M. New York City time, on the related Calculation Date, the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M.,

    New York City time, on the applicable Interest Determination Date of three leading dealers of United States commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is "Aa" or the equivalent, by a nationally recognized securities rating organization.

(3) If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                                    D x 360
           Money Market Yield =  -------------  x 100
                                 360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest at the rates calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Federal Funds Rate Security and in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, "Federal Funds Rate" means the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on the service ("Telerate Page 120").

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

(1) If the rate referred above does not appear on Telerate Page 120 or is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date for United States dollar federal funds published in
      H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading "Federal Funds (Effective)."

(2) If the Federal Funds Rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date.

(3) If brokers so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

     LIBOR Securities. Each LIBOR Security will bear interest at the rates calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that LIBOR Security and in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, "LIBOR" means:

     1. if "LIBOR Telerate" is specified in the applicable prospectus supplement, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable prospectus supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M. London time, on the applicable Interest Determination Date, or

     2. If "LIBOR Rueters" is specified in the applicable prospectus supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M. London time on the applicable Interest Determination Date, if at least two offered rates appear (except as provided in the following sentence). If the Designated LIBOR Page by its terms provides for only a single rate, then the single rate will be used.

     The following procedures will be followed if LIBOR cannot be determined as described above:

     1. With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with their offered quotations for deposits in the Index Currency for the period of the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time. If at least two quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of those quotations.

     2. If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination Date will be rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or another time specified in the applicable prospectus supplement), in the applicable Principal Financial Center, on the applicable Interest Determination Date, by three major banks, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time.

     3. If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

     "Designated LIBOR Page" means either:

     o if "LIBOR Telerate" is designated in the applicable prospectus supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable prospectus supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc., or any successor service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     o if "LIBOR Reuters" is designated in the applicable prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks for the applicable Index Currency, or

     Treasury Rate Securities. Each Treasury Rate Security will bear interest calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in the Treasury Rate Security and in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, "Treasury Rate" means the rate from the auction held on the applicable Interest Determination Date ("Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable prospectus supplement, under the heading "Investment Rate" on the display on Bridge Telerate, Inc., or any successor service on page 56 or any other page as may replace page 56 of that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 of that service ("Telerate Page 57").

     The following procedures will be followed if the Treasury Rate cannot be determined as described above:

     1. If the rate described above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Auction High."

     2. If the rate described in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

     3. If the rate described in clause (2) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable prospectus supplement published in H.15
         (519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market."

     4. If the rate described in clause (3) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/ Secondary Market."

     5. If the rate described in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate for the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement.

     6. If the dealers selected by the Calculation Agent are not quoting as described in clause(s) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

     "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                        D x N
          Bond Equivalent Yield =   -------------  x 100
                                    360 - (D x M)


where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.


INDEXED SECURITIES

     To the extent specified in any prospectus supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final scheduled Payment Date for that class (the "Indexed Principal Amount") and/or the interest payable on any Payment Date is determined by reference to a measure (the "Index") which will be related to (1) the exchange rates of one or more currencies; (2) the price or prices of specified commodities; (3) specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable prospectus supplement; or (4) another price, interest rate, exchange rate or other financial index or indices as are described in the applicable prospectus supplement. Holders of Indexed Securities may receive a principal amount on the related final scheduled Payment Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final scheduled Payment Date of the specified indexed item. The applicable prospectus supplement will also contain information as to the method for determining the principal amount payable on the related final scheduled Payment Date, if any, and, where applicable, historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities. Notwithstanding anything to the contrary in this prospectus, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture, or other related agreements, as the case may be, and modifications and the waiver of rights under those agreements, the principal amount of that Indexed Security shall be deemed to be the face amount thereof upon issuance less any payments allocated to principal of that Indexed Security.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and that third party either suspends the calculation or announcement of that Index or changes the basis upon which that Index is calculated (other than changes consistent with policies in effect at the time that Indexed Security was issued and permitted changes described in the applicable prospectus supplement), then that Index shall be calculated for purposes of that Indexed Security by an independent calculation agent named in the applicable prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of that Indexed Security shall be calculated in the manner set forth in the applicable prospectus supplement. Any determination of that independent calculation agent shall, in the absence of manifest error, be binding on all parties.

     The applicable prospectus supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date will be the face amount of that Indexed Security, the Indexed Principal Amount of that Indexed Security at the time of redemption or repayment or another amount described in that prospectus supplement.


DERIVATIVE ARRANGEMENTS

     The Trust may also include a derivative arrangement for the payment of interest on the Securities of a series or any class of Securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The type of derivative arrangement, if any, for a series of Securities or class of Securities will be described in the applicable prospectus supplement.


VARIABLE FUNDING NOTE

     The applicable prospectus supplement for a Trust may provide that the Trust issue one or more series of Securities having particular maturity dates and at the same time the Trust may issue amortizing floating notes, known as "variable funding notes", which relate to those particular maturity dates. These Securities may have a balance that may (1) decrease based on the amortization of the related Receivables or (2) increase based on principal collections used to purchase additional Receivables.

     Interest Rate Flexibility For a Variable Funding Note. The prospectus supplement may provide that the Securities issued in connection with a variable funding note may have different rates of interest which may be fixed or floating. The related prospectus supplement will specify the interest rate for each series or class of Securities and the method, if any, for determining subsequent changes to the interest rate.


PRO-RATA PAY/SUBORDINATE SECURITIES

     The applicable prospectus supplement for a Trust may provide that one or more classes of Securities will be payable on an interest only or principal only basis. In addition, the Securities may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class of Securities may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the Trust. A series may include one or more classes of Securities, as to which accrued interest will not be distributed but rather will be added to the principal or specified balance of the Security on each Payment Date.


REVOLVING PERIOD

     The applicable prospectus supplement for a Trust may provide that all or a portion of the principal collected on the Receivables may be applied by the Trustee to the acquisition of subsequent Receivables during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Securities would then possess an interest only period, also commonly referred to as a "revolving period", which will be followed by an "amortization period", during which principal would be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the Securities.


BOOK-ENTRY REGISTRATION

     Each class of Securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of The Depository Trust Company ("DTC"). Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Clearstream Banking, societe anonyme (referred to herein as "Clearstream, Luxembourg") or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear") (in Europe or
Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as "Clearstream, Luxembourg Participants" and "Euroclear Participants", respectively) through customers' securities accounts in their respective names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold those positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     No Securityholder will be entitled to receive a certificate representing that person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as those terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with that system's rules and procedures and within that system's established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act of 1934. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the SEC.

     Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

     To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a series are held in book-entry form, Securityholders will not have access to the list of Securityholders of that series, which may impede the ability of Securityholders to communicate with each other.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Securityholders.

     DTC's practice is to credit DTC Participants' accounts on each Payment Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that Payment Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed by the Indenture Trustee or Trustee), the Seller or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Securityholder may be limited in its ability to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Securities due to the lack of a physical certificate for those Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take those actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC

Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

     Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

     Clearstream, Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for Clearstream, Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in Clearstream accounts of Clearstream, Luxembourg Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream, Luxembourg participant and a participant of another securities settlement system, Clearstream, Luxembourg generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled by Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, "CSSF". Clearstream, Luxembourg Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

     Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments with respect to Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. We refer you to "Material Income Tax Consequences." Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect those actions on its behalf through DTC.

     DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

     The notes, if any, and the certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to in this prospectus as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

     1. DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Securities and the Seller, the Administrator or the Trustee is unable to locate a qualified successor (and if it is the Seller or the Administrator that has made that determination, the Seller or that Administrator so notifies the applicable Trustee in writing);

     2. the Seller or the Administrator or the Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

     3. after the occurrence of an Event of Default or a Servicer Default with respect to those Securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of that series, acting together as a single class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those notes or certificates is no longer in the best interests of the holders of those Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through DTC Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue those Securities as Definitive Securities to those Securityholders.

     Payments of principal of, and interest on, the Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for those Securities in the applicable prospectus supplement. Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of that Definitive Security at the office or agency specified in the notice of final payment to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which final payment is expected to occur.

     Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes material terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service those Receivables, each Trust Agreement (or in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and certificates will be issued and each Administration Agreement pursuant to which AHFC will undertake specified administrative duties with respect to a Trust that issues notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this prospectus and, if so, will be described in the applicable prospectus supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.


SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the Closing Date specified with respect to any given Trust in the applicable prospectus supplement, AHFC will sell and assign to the Seller, without recourse, pursuant to a Purchase Agreement (the "Purchase Agreement"), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will transfer and assign to the applicable Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement or Pooling and Servicing Agreement (a "Schedule of Receivables"), but the existence and characteristics of the related Receivables will not be verified by the related Trustee. The applicable Trustee will, concurrently with the transfer and assignment, on behalf of the Trust, execute and deliver the related notes and/or certificates. The net proceeds received from the sale of the certificates and the notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into the Reserve Fund and the Yield Supplement Account, if any. The Seller will initially retain the most subordinated class of Securities of the related series.

     AHFC, pursuant to a Purchase Agreement, and the Seller, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, will represent and warrant, among other things, that:

     1. the information provided in the related Schedule of Receivables is true and correct in all material respects;

     2. at the time of origination of each Receivable, the related Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with AHFC's normal requirements;

     3. as of the applicable Closing Date, each of those Receivables is or will be secured by a first priority perfected security interest in favor of AHFC in the Financed Vehicle;

     4. to the best of its knowledge, as of the applicable Closing Date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

     5. each related Receivable, at the time it was originated, complied and, as of the applicable Closing Date, complies in all material respects with applicable federal and state laws, including, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

     6. any other representations and warranties that may be set forth in the applicable prospectus supplement are true and correct in all material respects.

     Unless otherwise provided for in the related prospectus supplement, as of the last day of the second (or, if the Seller so elects, the first) Collection Period following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Securityholders in any Receivable, the Seller, unless the breach is cured, will repurchase that Receivable (a "Warranty Receivable") from that Trust and, pursuant to the related Purchase Agreement, AHFC will purchase that Warranty Receivable from the Seller, at a price equal to the Warranty Purchase Payment for that Receivable. The "Warranty Purchase Payment" for (1) a Precomputed Receivable will be equal to (a) the sum of (i) all remaining Scheduled Payments, (ii) all past due Scheduled Payments for which an Advance has not been made, (iii) all outstanding Advances made by the Servicer in respect of the Precomputed Receivable and (iv) an amount equal to any reimbursements of outstanding Advances made to the Servicer with respect to the Precomputed Receivable from collections made on or in respect of other Receivables, minus (b) the sum of (i) of all Payments Ahead in respect to such Warranty Receivable held by the Servicer or on deposit in the Payahead Account,
(ii) the rebate, calculated on an actuarial basis, that would be payable to the Obligor on the Precomputed Receivable were the Obligor to prepay the Precomputed Receivable in full on that day (a "Rebate") and (iii) any proceeds of the liquidation of the Precomputed Receivable previously received (to the extent applied to reduce the Principal Balance of the Precomputed Receivable) and (2) a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the APR to the last day of the Collection Period relating to the repurchase. This repurchase obligation will constitute the sole remedy available to the Securityholders or the Trust for any uncured breach by the Seller. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by AHFC of its obligation to purchase that Receivable from the Seller pursuant to the related Purchase Agreement.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller and each Trust will designate the Servicer as custodian to maintain possession as that Trust's agent of the related retail installment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of motor vehicle retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other motor vehicle retail installment sale contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Trust as long as AHFC is servicing the Receivables. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of the Receivables by AHFC to the Seller and by the Seller to the applicable Trust will be filed, and the respective accounting records and computer files of AHFC and the Seller will reflect that sale and assignment. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interest in the Receivables could be defeated. In addition, in some cases, the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated. We refer you to "Certain Legal Aspects of the Receivables--Security Interests" in this prospectus.


ACCOUNTS

     With respect to each Trust that issues notes, the Servicer will establish and maintain with the related Trustee or Indenture Trustee one or more accounts (each, a "Collection Account"), in the name of the Trustee or Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Fund or other form of credit enhancement will be deposited for payment to the related Securityholders. With respect to each Trust that does not issue notes, the Servicer will also establish and maintain a Collection Account and any other Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related prospectus supplement, the Servicer will establish for each series of Securities an additional account (the "Payahead Account"), in the name of the related Trustee or, if that Trust issues notes, the Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables ("Payments Ahead") will be deposited until the time as the related payment becomes due. Until that time as Payments Ahead are transferred from the Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or Trustee.

     Any other accounts to be established with respect to a Trust, including any Yield Supplement Account or any Reserve Fund, will be described in the applicable prospectus supplement.

     For any series of Securities, funds in the related Collection Account, any Yield Supplement Account, the Reserve Fund and other accounts that may be identified in the applicable prospectus supplement (collectively, the "Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies rating the Securities as being consistent with the rating of those Securities (including obligations of the Servicer and its affiliates, to the extent consistent with that rating). Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date for that series. However, to the extent permitted by the rating agencies, funds in any Account (other than the Collection Account) may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those certificates or notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Fund or the Yield Supplement Account at any time may be less than the balance of the Reserve Fund or the Yield Supplement Account, as the case may be. If the amount required to be withdrawn from any Reserve Fund or the Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the applicable prospectus supplement) exceeds the amount of cash in the Reserve Fund or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the Servicer or the Seller on each Payment Date and shall be the property of the Servicer or the Seller, as the case may be.

     For each Trust, the Accounts will be maintained with the related Indenture Trustee or the Trustee so long as it is an "Eligible Institution," which is a depository institution or trust company,

     1. the short-term unsecured debt obligations of which have a rating of "P-1" by Moody's Investors Service, Inc. ("Moody's") and a rating of "A-1+" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's") (the "Required Deposit Rating"); or

     2. having corporate trust powers and organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico which has a long-term deposit rating from (A) Moody's of at least "Baa3" or (B) Standard & Poor's of at least "BBB-" (or such lower rating as either rating agency shall approve in writing).

     If the related Indenture Trustee or the Trustee, as the case may be, ceases to be an Eligible Institution, then the Servicer shall, with the assistance of the Indenture Trustee or the Trustee as may be necessary, cause each Account to be moved to an Eligible Institution.


SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself and others.

     The Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any modification of a Receivable extends the maturity of a Receivable beyond the final scheduled maturity date set forth in the applicable prospectus supplement (the "Final Scheduled Maturity Date") the Servicer will be obligated to purchase the Receivable as described below.

     In addition, the Servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

     1. it will not release any Financed Vehicle from the security interest granted in the related Receivable;

     2. it will do nothing to impair the rights of the Securityholders in the Receivables;

     3. it will not alter the APR of any Receivable;

     4. it will not modify the number of payments under a Receivable or the maturity of a Receivable beyond the Final Scheduled Maturity Date unless it is making advances corresponding to reduction in Scheduled Payments as described above; and

     5. it will not alter the amount financed under a Receivable.

     The Servicer or the Trustee shall inform the other party and the Indenture Trustee promptly upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first Collection Period following the discovery), the Servicer is required to purchase any Receivable materially and adversely affected by the breach (an "Administrative Receivable") from the Trust at a price equal to the Administrative Purchase Payment for that Receivable. The "Administrative Purchase Payment" (1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments (plus any applicable yield maintenance payments), (ii) an amount equal to any reimbursements of Advances made by the Servicer with respect to the Precomputed Receivable from collections on or in respect of other Receivables and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) all Payments Ahead in respect of the Precomputed Receivable held by the Servicer or on deposit in the Payahead Account and (2) for a Simple Interest Receivable, will be equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to that purchase. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the related Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any uncured breach by the Servicer.

     If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. We refer you to "Certain Legal Aspects of the Receivables."


INSURANCE ON FINANCED VEHICLES

     Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against losses. AHFC requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. AHFC will not be obligated to make payments to the Trust for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms of their policies may vary. AHFC will not be required to monitor the maintenance of insurance. A failure by an Obligor to maintain physical damage insurance will constitute a default under the related Receivable. We refer you to "The Receivables--Underwriting of Motor Vehicle Loans". In the event that the Obligor fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to Noteholders which is not covered by amounts on deposit in the Reserve Fund or by subordination of payments on the certificates to the extent described in this prospectus, the Securityholders could suffer a loss on their investment.


COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the applicable prospectus supplement (each, a "Collection Period") into the Collection Account not later than two Business Days after receipt. However, so long as AHFC is the Servicer, if each condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement (including, the satisfaction of specified ratings criteria by AHFC and the absence of any Servicer Default) is satisfied, the Servicer may retain these amounts until the Business Day immediately preceding the related Payment Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the related Payment Date.

     If the Servicer were unable to remit the funds as described above, Securityholders might incur a loss. To the extent set forth in the applicable prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Seller or the Servicer, as applicable.

     Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to the Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after those applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of the Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if the Servicer has not satisfied particular requirements, deposited in the Payahead Account), as a Payment Ahead.


ADVANCES

     Unless otherwise provided in the related prospectus supplement, if the Scheduled Payment due on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to the Precomputed Receivable, shall be applied by the Servicer to the extent of the shortfall and the Payments Ahead shall be reduced accordingly. If any shortfall remains, the Servicer will make an advance to the Trust in an amount equal to the shortfall (each, a "Precomputed

Advance"). The Servicer will not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that the Precomputed Advance will not be recovered from subsequent collections on or in respect of the related Precomputed Receivable. All Precomputed Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase Payments). Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Precomputed Advances from collections on or in respect of other Precomputed Receivables.

     In addition, if the Scheduled Payment on a Simple Interest Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust in an amount with respect to the Simple Interest Receivable equal to the product of the Principal Balance of the Simple Interest Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Simple Interest Receivable during the related Collection Period (each, a "Simple Interest Advance", and together with the Precomputed Advances, the "Advances"). If a calculation results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of all outstanding Simple Interest Advances in respect thereof, be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of the outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. The Servicer will not be obligated to make a Simple Interest Advance (other than in respect of an interest shortfall arising from the prepayment of a Simple Interest Receivable) to the extent that it determines, in its sole discretion, that Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable.

     The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Payment Date.


SERVICING COMPENSATION

     Unless otherwise provided in the applicable prospectus supplement, the Servicer will be entitled to receive a basic servicing fee for each Collection Period in an amount equal to a specified percent per annum (as set forth in the applicable prospectus supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Base Servicing Fee"). The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of amounts available for that purpose as set forth in the applicable prospectus supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the Noteholders or the Certificateholders of the given series.

     Unless otherwise provided in the applicable prospectus supplement, the Servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a Collection Period from the investment of monies in the Collection Account as additional servicing compensation (the "Supplemental Servicing Fee" and, together with the Base Servicing Fee, the "Total Servicing Fee"). Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. In addition, the Servicer will be entitled to reimbursement from any given Trust for specified liabilities. The Servicer will be paid the Base Servicing Fee for each Collection Period on the Payment Date related to that Collection Period prior to the payment of interest on any class of notes or certificates. However, if each rating agency for a series of notes or certificates confirms that it will not reduce the rating of any class of notes or certificates in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.

     The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related Trustee and Indenture Trustee with respect to payments. The Total Servicing Fee also will reimburse the Servicer for specified taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

     The "Pool Balance" will equal the aggregate Principal Balance of the Receivables. The "Principal Balance" of a Receivable as of any date will equal the original principal balance of the Receivable minus the sum of (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to that date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to that date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to the Receivable allocable to principal (to the extent not included in clauses (i) and (ii) above and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable (to the extent not included in clauses (i), (ii) and (iii) above).


YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

     Yield Supplement Account. A "Yield Supplement Account" may be established with respect to any class or series of Securities. The terms relating to any of Yield Supplement Account will be set forth in the applicable prospectus supplement. Each Yield Supplement Account will be designed to hold funds to be applied by the related Trustee or, if that Trust issues notes, the related Indenture Trustee, to provide payments to Securityholders in respect of Receivables that have APRs less than the sum of the Pass Through Rate or Interest Rate specified in the applicable prospectus supplement plus the Servicing Fee Rate specified in the applicable prospectus supplement (the "Required Rate"). Unless otherwise specified in the applicable prospectus supplement, each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related Closing Date with an initial deposit in an amount and by the Seller or other person specified in the applicable prospectus supplement.

     On each Payment Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount specified in the applicable prospectus supplement (the "Yield Supplement Deposit") in respect of the Receivables having APRs less than the Required Rate for that Payment Date. Unless otherwise specified in the applicable prospectus supplement, amounts on deposit on any Payment Date in the Yield Supplement Account in excess of the "Required Yield Supplement Amount" specified in the applicable prospectus supplement, after giving effect to all payments to be made on that Payment Date, will be released to the Seller. The Seller or other person specified in the applicable prospectus supplement will not have any obligation after the related Closing Date to deposit any amounts into the Yield Supplement Account after the related Closing Date even if the amount on deposit in that account is less than the Required Yield Supplement Amount for any Payment Date. Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Pooling and Servicing Agreement or Trust Agreement.


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

DISTRIBUTIONS ON THE SECURITIES

     With respect to each series of Securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of that series will be set forth in the applicable prospectus supplement.

     With respect to each Trust, on each Payment Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the applicable prospectus supplement. Credit enhancement, such as a Reserve Fund, may be available to cover any shortfalls in the amount available for payment to the Securityholders on that date to the extent specified in the applicable prospectus supplement. As more fully described in the applicable prospectus supplement,

     1. payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

     2. payments in respect of one or more classes of certificates of that series may be subordinate to payments in respect of notes, if any, of that series or other classes of certificates of that series; and

     3. payments in respect of one or more classes of notes of that series may be subordinated to payments in respect of other classes of notes of that series.


CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of Securities of a given series, if any, will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Funds, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements that may be described in the applicable prospectus supplement or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of that class or series of the full amount of principal and interest due on those Securities and to decrease the likelihood that that Securityholders will experience losses. Credit or cash flow enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any of that class or series will be subject to the risk that that credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

     Reserve Fund. If provided in the applicable prospectus supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller or a third party will establish for a series or class of Securities an account, as specified in the applicable prospectus supplement, which may be designated as a "Reserve Fund" (the "Reserve Fund"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise specified in the prospectus supplement, the Reserve Fund will be funded by an initial deposit by the Seller or a third party on the Closing Date in the amount set forth in the applicable prospectus supplement (the "Reserve Fund Initial Deposit"). To the extent provided in the applicable prospectus supplement, the amount on deposit in the Reserve Fund will be increased on each Payment Date thereafter up to the Specified Reserve Fund Balance (as defined in the applicable prospectus supplement) by the deposit in the Reserve Fund of the amount of collections on the related Receivables remaining on each Payment Date after all specified payments on that date are made. The applicable prospectus supplement will describe the circumstances and manner under which payments may be made out of the Reserve Fund, either to holders of the Securities covered by that prospectus supplement or to the Seller or a third party. Monies on deposit in the Reserve Fund may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement or the Pooling and Servicing Agreement.

     Surety Bond. The prospectus supplement may provide that the Trust enter into agreements with an insurer such that the insurer may guarantee payments of principal and/or interest on the Securities. If, on the date so specified in the prospectus supplement, the amount on deposit in the Collection Account after giving effect to all amounts deposited to or payable from a Payahead Account, a pre-funding account or a capitalized interest agreement with respect to the related Payment Date, is less than the sum of the Base Servicing Fee, and amounts due to Securityholders on the related Payment Date, the Trustee by delivering a notice to the insurer shall demand payment under the surety bond in an amount equal to the deficiency. The applicable prospectus supplement will describe the circumstances and manner under which payments may be made under the surety bond, either to Securityholders, or the Trustee or the Indenture Trustee, as the case may be.

     Pre-Funding Feature. A Trust may enter into an agreement with the Seller, in which the Seller will sell additional Receivables to the Trust after the Closing Date. The transfer of Receivables to the Trust after the Closing Date is known as a pre-funding feature. Any subsequent Receivables will be required to conform to the requirements described in the related prospectus supplement. If a pre-funding feature is used, the Trustee will be required to deposit all or a portion of the proceeds of the sale of the Securities of the series in a segregated account. The subsequent Receivables will be transferred to the Trust in exchange for money released from that segregated account. Any transfer of Receivables must occur within a specified period, not to exceed one year. If a Trust elects federal income tax treatment as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Securities.

     Cash Collateral Account. The prospectus supplement may provide that upon the occurrence of an event of default by the Servicer, a segregated cash collateral account may be established as security for the Servicer's obligations under the Sale and Servicing Agreement or the Pool and Servicing Agreement, as the case may be.

NET DEPOSITS

     As an administrative convenience, as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Trust for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer may cause to be made a single, net transfer to the Collection Account. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually. With respect to any Trust that issues both certificates and notes, if the related Payment Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the same Payment Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Payment Date.


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

STATEMENTS TO TRUSTEES AND THE TRUST

     On or prior to each Payment Date (each, a "Determination Date" to be specified in the applicable prospectus supplement), the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports provided to Securityholders of that series described under "--Statements to Securityholders" below.


STATEMENTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on that Payment Date. In addition, on or prior to each Payment Date, the Servicer will prepare and provide to the related Trustee of each Trust, a statement to be delivered to the Certificateholders. Each statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable prospectus supplement) as to the notes of that series and as to the certificates of that series with respect to that Payment Date:

     1. the amount of the payment allocable to the principal amount of each class of those notes and to the Certificate Balance of each class of those certificates;

     2. the amount of the payment allocable to interest on each class of Securities of that series;

     3. the amount of the distribution allocable to the Yield Supplement Deposit, if any;

     4. the Pool Balance as of the close of business on the last day of the related Collection Period after giving effect to payments allocated to principal reported under clause (1) above;

     5. the amount of the total Servicing Fee paid to the Servicer with respect to the related Collection Period;

     6. the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Payment Date for any class of notes or certificates of that series with variable or adjustable rates;

     7. the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the applicable prospectus supplement), if any, in each case as applicable to each class of Securities;

     8. the Note Pool Factor for each class of those notes, and the Certificate Balance and the Certificate Pool Factor for each class of those certificates, each after giving effect to all payments reported under clause (1) above on that date;

     9. the amount of non-recoverable Advances on that Payment Date;

    10. the balance of any related Reserve Fund on that date, after giving effect to changes thereto on that date and the amount of those changes;

    11. the amount of Trust fees and expenses;

    12. the Available Amounts, as that term is defined in the prospectus supplement;

    13. the amount available under the Servicer's letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as provided in the Sale and Servicing Agreement, if any, and the amount as a percentage of the Pool Balance as of the last day of that Collection Period; and

    14. payments to and from third party credit enhancement providers, if any.

     Each amount set forth in subclauses (1), (2), (5) and (7) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of notes or the Original Certificate Balance of each class of certificates, as the case may be.

     Copies of the statements may be obtained by the Securityholders by delivering a request in writing addressed to the applicable Trustee at its address set forth in the applicable prospectus supplement.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Trustee will mail to each person who at any time during that calendar year has been a Securityholder with respect to that Trust and received any payment a statement containing information for the purposes of that Securityholder's preparation of federal income tax returns. We refer you to "Material Income Tax Consequences."



EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the applicable Closing Date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable Receivables.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of those accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of specified Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of the statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.


CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that AHFC may not resign from its obligations and duties as Servicer under those documents, except upon AHFC's determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed AHFC's servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the rights and duties of the parties thereto and the interests of the Securityholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement.


SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of the following:

     1. any failure by the Servicer to deposit in or credit to any Account any required payment or make the required payments therefrom and that failure continues unremedied for three Business Days after discovery thereof by the Servicer or after the giving of written notice of the failure to (a) the Servicer by the Trustee or the Indenture Trustee, as applicable or (b) the Servicer and the Trustee or the Indenture Trustee, as applicable, of written notice of the failure from not less than 25% of the voting interests of the most senior class of Securities then outstanding;

     2. any failure by the Servicer (or the Seller, as long as AHFC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements in the Sale and Servicing Agreement or the Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Securityholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer or the Seller, as the case may be, by the Trustee or the Indenture Trustee, as applicable, or (b) the Servicer or the Seller, as the case may be, and the Trustee or the Indenture Trustee by the holders of not less than 25% of the voting interests of the most senior class of Securities then outstanding; and

     3. the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Seller (as long as AHFC is the Servicer) Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (any of these events with respect to the Servicer being an "Insolvency Event").


RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued notes, unless otherwise provided in the related prospectus supplement, so long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of notes of the related series evidencing not less than 25% of the principal amount of the most senior class of notes then outstanding may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, and at that time the Indenture Trustee or a successor servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued notes, or the notes have been discharged in accordance with their terms, unless otherwise provided in the related prospectus supplement, as long as a Servicer Default under the related Sale and Servicing Agreement or Pool and Servicing Agreement remains unremedied, the related Trustee or holders of certificates of the related series evidencing not less than 25% of the principal amount of the certificates then outstanding (but excluding for purposes of that calculation and action all certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, and at that time the Trustee or a successor servicer appointed by the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

     However, if a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that bankruptcy trustee or official may have the power to prevent that Indenture Trustee, those Noteholders, that Trustee or those Certificateholders, as applicable, from effecting a transfer of servicing as described above. If that Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle and motorcycle receivables. The related Indenture Trustee or the Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and all references in the related Sale and Servicing Agreement or Pooling and Servicing Agreement to the Servicer shall apply to that successor servicer. The related Indenture Trustee or Trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Base Servicing Fee under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination. Upon payment in full of the principal of and interest on the notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.


WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued notes, unless otherwise provided in the applicable prospectus supplement, (1) the holders of not less than a majority of the most senior class of Securities then outstanding or (2) in the case of any Servicer Default that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of certificates of that series (or relevant class or classes of certificates of the series) evidencing a majority of the aggregate Certificate Balance of those certificates then outstanding (but excluding for purposes of calculation and action all certificates held by the Seller, the Servicer or any of their affiliates), may, on behalf of all those Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement. With respect to each Trust that has not issued notes, holders of certificates of that series evidencing a majority of the aggregate Certificate Balance of those certificates then outstanding (or relevant class or classes of certificates but excluding for purposes of calculation and action all certificates held by the Seller, the Servicer or any of their affiliates), may, on behalf of all those Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to the related Account in accordance with the related Pooling and Servicing Agreement. No waiver will impair those Noteholders' or Certificateholders' rights with respect to subsequent defaults.


AMENDMENT

     Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the related Agreements, without the consent of the related Noteholders or Certificateholders (a) to cure any ambiguity, correct or supplement any provision in the related Transfer and Servicing Agreement that may be inconsistent with any other provision in that agreement, or make any other provisions with respect to matters or questions arising under that agreement that are not inconsistent with the provisions of that agreement or (b) to change the formula for amounts required to be on deposit in a Reserve Fund, the remittance schedule for deposits to Accounts and the requirements to allow the Servicer to remit funds monthly provided that the amendment will not materially and adversely affect the interest of any Noteholder or


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

Certificateholder, in the case of amendments pursuant to clause (a) above, as evidenced by an opinion of counsel and in the case of amendments pursuant to clause (b) above, letters from the rating agencies that the amendment will not result in a downgrade of any notes.

     Each of the Transfer and Servicing Agreements may also be amended by the parties to the related Agreement thereto with the consent of:

     1. the holders of notes evidencing a majority of the principal amount of the then outstanding notes, if any, of the related series (or relevant class or classes of notes of the series); or

     2. in the case of any amendment that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of the certificates of that series evidencing a majority of the outstanding Certificate Balance (or relevant class or classes of certificates of the series, but excluding for purposes of calculation and action all certificates held by the Seller, the Servicer or any of their affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders.

     No amendment of a Transfer and Servicing Agreement, however, shall:

     (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of those Noteholders or Certificateholders without the consent of each of the "adversely affected" Noteholder or Certificateholder; or

     (B) reduce the aforesaid percentage of the principal amount of the then outstanding notes or certificates of that series which is required to consent to any amendment, without the consent of the holders of all the then outstanding notes or certificates of each affected class.


LIST OF SECURITYHOLDERS

     Three or more holders of the certificates of any class in a series or one or more holders of those certificates of that class evidencing not less than 51% of the Certificate Balance of those certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by that Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under those certificates.

     No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of Securityholders.


INSOLVENCY EVENT

     Each Trust Agreement will provide that the related Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of that Trust and the delivery to that Trustee by each Certificateholder (including the Seller) of a certificate certifying that that Certificateholder reasonably believes that that Trust is insolvent.


PAYMENT OF NOTES

     Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of that series will succeed to all the rights of the Noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.


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TERMINATION


     The respective obligations of the Seller, the Servicer, AHFC (so long as AHFC has rights or obligations under the related Transfer and Servicing Agreement), the related Trustee and the related Indenture Trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:


     o the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables;


     o the payment to Securityholders of all amounts required to be paid to them pursuant to the related agreement; or


     o the election by the Servicer to purchase the corpus of the Trust as described below.


     The Trustee will give written notice of termination to each Securityholder of record. The final distribution to any Securityholder will be made only upon surrender and cancellation of that holder's Security at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken measures to locate a Securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, to the Seller.


     Unless otherwise provided in the applicable prospectus supplement, in order to avoid excessive administrative expense, the Servicer will have the option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by that Trust is 10% or less of the Pool Balance as of the related Cutoff Date, the corpus of the Trust at a price equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became defaulted receivables in the Collection Period preceding the Payment Date on which that purchase is effected) (less liquidation expenses). The related Trustee and related Indenture Trustee, if any, will give written notice of termination to each Securityholder.


     Upon termination of any Trust, the assets of that Trust will be liquidated and the proceeds from any liquidation (and amounts held in related Accounts) will be applied to pay the notes and the certificates of the related series in full, to the extent of amounts available.


     As more fully described in the applicable prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the certificates of that series.


ADMINISTRATION AGREEMENT


     AHFC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in that Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount that may be set forth in the applicable prospectus supplement (the "Administration Fee"), which fee will be paid by the Servicer.


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                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES


GENERAL

     The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee in the Receivables. If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the Trust.


SECURITY INTERESTS

     General. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in financed motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party's lien on the motor vehicle's certificate of title.

     All retail installment sale contracts acquired by AHFC from Dealers name AHFC as obligee or assignee and as the secured party. AHFC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of that certificate of title. Because AHFC continues to service the contracts as Servicer under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Obligors on the contracts will not be notified of the sale from AHFC to the Seller or the sale from the Seller to the related Trust.

     Perfection. Pursuant to the related Purchase Agreement, AHFC will sell and assign its security interest in the Financed Vehicles to the Seller and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Seller will assign its security interest in the Financed Vehicles to that Trust. However, because of the administrative burden and expense, none of AHFC, the Seller or the related Trustee will amend any certificate of title to identify that Trust as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Seller of AHFC's security interest in the Financed Vehicles and the transfer to the Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. We refer you to "Description of the Transfer and Servicing Agreements--Sales and Assignment of Receivables."

     In most states, an assignment such as that under each Purchase Agreement or each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as lienholder on the certificates of title, the security interest of that Trust in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the motor vehicle owner or the Servicer or administrative error by state or local agencies, the notation of AHFC's lien on the certificates of title will be sufficient to protect that Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Purchase Agreement, AHFC will represent and warrant, and in


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

each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which AHFC failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Trust's interest in the related Receivables, however, it would constitute a breach of the warranties of AHFC under the related Purchase Agreement or the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller would be required to repurchase the related Receivable from the Trust and, pursuant to the related Purchase Agreement, AHFC would be required to purchase that Receivable from the Seller, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign to the related Trust its rights to cause AHFC to purchase that Receivable under the related Purchase Agreement. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--Interests of Other Persons in the Receivables and Financed Vehicles Could be Superior to the Trust's Interest, which May Result in Reduced Payments on Your Securities."

     Continuity of Perfection. Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, AHFC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, AHFC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Trust's interest in the Receivable.

     Priority of Liens Arising by Operation of Law. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. AHFC will represent and warrant to the Seller in each Purchase Agreement, and the Seller will represent and warrant to the Trust in each Sale and Servicing Agreement and Pooling and Servicing Agreement, that, as of the related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens


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

that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or any Certificateholders in respect of a given Trust if a lien arises or confiscation occurs that would not give rise to the Seller's repurchase obligation under the related Sale and Servicing Agreement or Pooling and Servicing Agreement or AHFC's repurchase obligation under the related Purchase Agreement.


REPOSSESSION

     In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a motor vehicle financed by AHFC is voluntarily surrendered, self-help repossession is the method employed by AHFC in most states and is accomplished simply by retaking possession of the Financed Vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.


NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by an obligor under a retail installment sale contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.


DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of motor vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the


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

provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.


CERTAIN BANKRUPTCY CONSIDERATIONS

     In structuring the transactions contemplated by this prospectus, the Seller has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by AHFC, under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws"), will result in consolidation of the assets and liabilities of the Seller with those of AHFC. These steps include the creation of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the Seller granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of AHFC and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud AHFC or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of AHFC.

     However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:

     (A) a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of AHFC in the event of the application of applicable Insolvency Laws to AHFC;

     (B)  a filing were made under any Insolvency Law by or against the Seller;
          or

     (C)  an attempt were to be made to litigate any of the foregoing issues.

     On each Closing Date, counsel to the Seller will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of AHFC under Title 11 of the United States Bankruptcy Code at a time when AHFC was insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of AHFC. Among other things, that opinion will assume that each of the Seller and AHFC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Seller and AHFC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of AHFC.


     AHFC will warrant in each Purchase Agreement that the sale of the related Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if AHFC were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Seller should instead be treated as a pledge of those Receivables to secure a borrowing of AHFC. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the certificates (and possible reductions in the amount of payments) could occur. In addition, if the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of AHFC arising before the transfer of a Receivable to the Seller may have priority over the


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

Seller's interest in that Receivable. Also, while AHFC is the Servicer, cash collections on the Receivables may be commingled with general funds of AHFC and, in the event of a bankruptcy of AHFC, a court may conclude that the Trust does not have a perfected interest in those collections.

     AHFC and the Seller will treat the transactions described in this prospectus as a sale of the Receivables to the Seller, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if AHFC were to become a debtor in a bankruptcy case.


CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Seller's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and a breach of AHFC's warranties under the related Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interests of the Securityholders, create an obligation of the Seller and AHFC, respectively, to repurchase the Receivable unless the breach is cured. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.


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

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     From time to time, AHFC has been involved in litigation under consumer protection laws. In addition, substantially all of the motor vehicle contracts originated by AHFC in California after 1990 (the "California Contracts") provided that the contract may be rescinded by the related Dealer if the Dealer is unable to assign the contract to a lender within ten days of the date of the contract. As of the date of this prospectus, the ten-day rescission period had run in respect of all of the California Contracts in which the rescission provision appears. Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the contract unenforceable, to the Seller's and AHFC's knowledge, the issue has not been presented before any California court. On the Closing Date, the Seller will receive an opinion of counsel to the effect that all of the California Contracts are enforceable under California law and applicable federal laws.

     AHFC and the Seller will represent and warrant under each Purchase Agreement and each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and that claim materially and adversely affects that Trust's interest in a Receivable, that violation would constitute a breach of the representations and warranties of AHFC under the Purchase Agreement and the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of AHFC and the Seller to repurchase the Receivable unless the breach is cured. We refer you to "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Relief Act of 1940 (the "Relief Act"), an Obligor who enters the military service after the origination of that Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national


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guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, imposes limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor's period of active duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.


     Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.


                       MATERIAL INCOME TAX CONSEQUENCES

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. "Tax Counsel" with respect to each Trust will be specified in the applicable prospectus supplement. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each Trust and the notes, certificates and related terms, parties and documents applicable to that Trust. The federal income tax consequences to Certificateholders will vary depending on whether the Trust is treated as a partnership (or a "disregarded entity," in the event that there is a single beneficial owner of the Certificates) or a grantor trust under the Code. The prospectus supplement for each series of certificates will specify whether the Trust will be treated as a partnership (or a disregarded entity) or a grantor trust.


TAX TREATMENT OF OWNER TRUSTS


     Tax Characterization of the Trust

     The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of a Trust nominally referred to as an "owner trust" in the applicable prospectus supplement (an "Owner Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Owner Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. In addition, Tax Counsel


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has prepared or reviewed the statements in this prospectus under the heading
"Material Income Tax Consequences--Tax Treatment of Owner Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in notes or certificates.

     Tax Counsel will deliver its opinion that an Owner Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Tax Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

     If the Owner Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and the certificates.

     Tax Consequences to Owners of the Notes

     Treatment of the Notes as Indebtedness. The Seller and any Noteholders will agree, and the beneficial owners of the notes (the "Note Owners") will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Tax Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, Etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities or Strip Notes (as defined in this prospectus). Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations. In determining whether any OID on the notes is de minimis, the Seller expects to use a reasonable assumption regarding prepayments (a "Prepayment Assumption") to determine the weighted average maturity of the notes. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner's method of tax accounting. Under the OID regulations, the Note Owner of a note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. Subject to a statutorily defined de minimis rule for market discount and a required election for premium, a purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     The Note Owner of a note that has a fixed maturity date of not more than one year from the issue date of that Note (a "Short-Term Note") may be subject to special rules. An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Note Owner sells a note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner's adjusted tax basis in the note. The adjusted tax basis of a note to a particular Note Owner will equal the Note Owner's cost for the note, increased by any market discount, acquisition discount and OID previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that note. Any gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Owners. Interest paid (or accrued) to a Note Owner who is not a U.S. Person (a "Foreign Owner") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

     1. the Foreign Owner is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding certificates issued by the Trust) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code;

     2.   the Foreign Owner is not a bank receiving interest described in
          Section 881(c)(3)(A) of the Code;

     3. the interest is not contingent interest described in Section 871(h)(4) of the Code; and

     4. the Foreign Owner does not bear specified relationships to any Certificateholder.

     To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner's name and address. If a note is held through a securities clearing organization or other financial institution, the organization or may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax,


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

provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

     As used in this prospectus, a "U.S. Person" means:

     1.   a citizen or resident of the United States;

     2. a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purpose) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

     3. an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     4. a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

     Backup Withholding. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner's name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, amounts otherwise payable to the Note Owner may be subject to backup withholding tax, and the Trust will be required to withhold and remit the withheld amount to the IRS. Any such amount withheld would be credited against the Note Owner's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a partnership (including a publicly traded partnership) that would not be taxable as a corporation. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to Foreign Owners may be subject to U.S. income tax and withholding taxes and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.

     Tax Consequences to Owners of the Certificates

     Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the beneficial owners of the certificates (the "Certificate Owners") will agree by their purchase of certificates, to treat the Owner Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership would be the assets held by the Trust, the partners of the partnership would be the Certificate Owners (including the Seller in its capacity as recipient of payments from the Reserve Fund), and the notes would be debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the Seller or the Trust. Any characterization of this type generally would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, Etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the Owner Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account that Owner's allocated share of income, gains, losses, deductions and credits of the Owner Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). In the Trust Agreement, the Certificate Owners will agree that the Pass Through Rate on a certificate is intended to qualify as a "guaranteed payment." A guaranteed payment is treated as ordinary income regardless of whether the guaranteed payment exceeds the Trust's net income (i.e., income net of deductible expenses and interest on the Notes). If the stated rate on a Certificate is not treated as a guaranteed payment, then the income received by a Certificateholder would be limited to the Certificateholder's proportionate amount of the Trust's net income. The rules applicable to debt instruments related to OID, market discount, and bond premium do not apply to partnership interests. The treatment of premium or discount at original purchase is unclear. If the Certificateholder is considered to receive the Certificate in exchange for a contribution to the Trust, a discount could result in immediate income (as a capital shift in favor of the Certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift to the Seller treated as a guaranteed payment that is only deductible over time). If the Certificateholder is considered to purchase an outstanding interest, then any discount generally would result in gain only once the Certificateholder received distributions in excess of such Certificateholder's tax basis (or upon sale) and any discount would result in a loss upon the liquidation of the Trust (or upon sale). The character of the loss generally would be capital upon sale, but could be ordinary at liquidation if all Notes had been retired (which generally would be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes).

     All remaining taxable income of the Trust will be allocated to the Seller. Except as provided below, losses and deductions generally will be allocated to the Certificate Owners only to the extent the Certificate Owners are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to Certificate Owners could be characterized as capital losses, and the Certificate Owners generally would only be able to deduct those losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a Certificate Owner's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

     Based on the economic arrangement of the parties, this approach for allocating Trust income and loss should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the


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

Trust might not have sufficient cash to make current cash payments of that amount. Thus, cash basis Certificate Owners will, in effect, be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     For each taxable year of the Certificate Owner, the Certificate Owner will be required to report items of income, loss and deduction allocated to them by the Owner Trust for the Trust's taxable year that ends on or before the last day of that taxable year of the Certificate Owner. The Code prescribes rules for determining the taxable year of the Trust, based on the taxable years of Certificateholders.

     A significant portion of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) generally will constitute "unrelated business taxable income" taxable to that Certificate Owner under the Code.

     An individual taxpayer's share of expenses of the Owner Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually paid to that Certificate Owner over the life of the Trust.

     The Owner Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that those calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificate Owners.

     Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Owner Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Owner Trust acquires the Receivables at a market discount or premium, the Trust will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset the premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

     Section 708 Termination. Under Section 708 of the Code, the Owner Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If that termination occurs, the Trust will be considered to transfer all of it assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the Trust would be deemed to distribute interests in the new partnership to Certificate Owners (including the purchasing partner who caused the termination) in liquidation of the terminated partnership. The Trust will not comply with technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A Certificate Owner's tax basis in a certificate will generally equal the Certificate Owner's cost increased by the Certificate Owner's share of Trust income (includible in income) and decreased by any payments received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the

Certificate Owner's share of the notes and other liabilities of the Trust. A Certificate Owner acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Owner Trust does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash payments with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     A loss on the sale of a certificate in excess of certain thresholds (generally $10 million per year or $20 million in any combination of years for corporations and $2 million per year or $4 million in any combination of other years for other taxpayers, with a substantially lower limit if a foreign currency transaction is involved) may be considered a reportable transaction that would require a Certificateholder to file an IRS Form 8886. Certificateholders should consult with their tax advisors about the need to file an IRS Form 8886.

     Allocations Between Transferors and Transferees. In general, the Owner Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a Certificate Owner purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the Certificate Owner actually owned the certificates.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Owner Trust might be reallocated among the Certificate Owners. The Seller is authorized to revise the Owner Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificate Owner sells its certificates at a profit (loss), the purchasing Certificate Owner will generally have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Owner Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Owner Trust will not make that election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Owner Trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the applicable prospectus supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust during which the Owner Trust is treated as a partnership for federal income tax purposes, and for each such taxable year will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and those nominees will be required to forward that information to the Certificate Owners. Generally, Certificate Owners must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificate Owner timely notifies the IRS of all those inconsistencies.


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

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specified information on the nominee, the Certificate Owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each Certificate Owner (x) the name, address and identification number of that person, (y) whether that person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of any of the foregoing, and (z) specified information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Trust Agreement, and as such is designated to receive notice on behalf of, and to provide notice to those Certificate Owners not receiving notice from, the IRS, and to represent the Certificate Owners in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificate Owners with a less than 1 percent interest in the Trust (except for any group of those Certificate Owners with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificate Owners who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificate Owner under some circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. It is suggested that each Certificate Owner consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

     Recent Treasury pronouncements intended to cause disclosure of abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a "reportable transaction." A transaction may be "reportable transaction" based upon any of several indicia, including the existence of certain book-tax differences common to financial transactions, if the differences are substantial (generally $10 million per year, attributing to Certificateholders their shares of the Trust's tax and book items). There are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the Certificates.

     Tax Consequences to Foreign Certificate Owners. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Certificate Owners who are not U.S. Persons ("Foreign Certificate Owners") because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Owner Trust would be engaged in a trade or business in the United States for those purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to

Foreign Certificate Owners pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Certificate Owners that are taxable as corporations and the highest individual tax rate for all other Foreign Certificate Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8BEN (or any applicable successor form), IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each Foreign Certificate Owner might be required to file a U.S. individual or corporate income tax return and pay income tax (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each Foreign Certificate Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8BEN (or any applicable successor form) in order to assure appropriate crediting of the taxes withheld. A Foreign Certificate Owner generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, payments of a stated rate made (or accrued) to a Foreign Certificate Owner generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the Trust. If these payments are properly characterized as guaranteed payments, then the Certificateholder's income probably will not be considered "portfolio interest," in which case Certificate Owners would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Foreign Certificate Owner would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Payments made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax if, in general, the Certificate Owner fails to comply with specified identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. We refer you to "--Tax Consequences to Owners of the Notes--Backup Withholding" above.


TAX TREATMENT OF GRANTOR TRUSTS

     Tax Characterization of the Trust as a Grantor Trust. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the certificates of a Trust nominally referred to as a "grantor trust" in the applicable prospectus supplement (a "Grantor Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Grantor Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Material Income Tax Consequences--Tax Treatment of Grantor Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisors with regard to the tax consequences to it of investing in certificates of a Grantor Trust ("Grantor Trust Certificates").

     Tax Counsel will deliver its opinion that the Grantor Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, beneficial owners of Grantor Trust Certificates (referred to as "Grantor Trust Certificateholders") could be considered to own


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

either (1) an undivided interest in a single debt obligation held by the Grantor Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the relevant Pass Through Rate or (2) an interest in each of the Receivables and any other Trust property.

     The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.

     The relevant pooling and servicing agreement will express the intent of the Seller to sell, and the Grantor Trust Certificateholders to purchase, the Receivables, and the Seller and each Grantor Trust Certificateholder, by accepting a beneficial interest in a Grantor Trust Certificate, will agree to treat the Grantor Trust Certificates as ownership interests in the Receivables and any other Trust property.

     Treatment as Debt Obligation. If a Grantor Trust Certificateholder was considered to own an undivided interest in a single debt obligation, the principles described under "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes" would apply. Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each Receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Grantor Trust Certificates at the relevant Pass Through Rate in accordance with its usual method of accounting.

     The Grantor Trust Certificates would be subject to OID rules, described below under "--Stripped Bonds and Stripped Coupons" and "--Original Issue Discount." In determining whether any OID on the Grantor Trust Certificates is de minimis, the Seller expects to use a reasonable Prepayment Assumption to determine the weighted average life of the Grantor Trust Certificates. OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Grantor Trust Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Grantor Trust Certificates would also be subject to the market discount provisions of the Code to the extent that a Grantor Trust Certificateholder purchased those certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).

     The remainder of the discussion in this prospectus assumes that a Grantor Trust Certificateholder will be treated as owning an interest in each Receivable (and the proceeds therefrom), any right to receive Yield Supplement Deposits and any other Trust property, although for administrative convenience, the Servicer will report information on an aggregate basis (as though all of the Receivables and the Yield Supplement Agreement were a single obligation). The amount and, in some instances, character, of the income reported to a Grantor Trust Certificateholder may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis.

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust, any right to receive Yield Supplement Deposits, and any other Trust property. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     For federal income tax purposes, the Seller will be treated as having retained a fixed portion of the interest due on each Receivable having an annual percentage rate in excess of the sum of the applicable Pass Through Rate and the Servicing Rate (each, a "High Yield Receivable") equal to the


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

difference between (1) the annual percentage rate of the Receivable and (2) the sum of the applicable Pass Through Rate and the Servicing Rate (the "Retained Yield"). The Retained Yield will be treated as "stripped coupons" within the meaning of Section 1286 of the Code, and the Stripped Receivables will be treated as "stripped bonds." We refer you to "--Stripped Bonds and Stripped Coupons" below. Accordingly, each Grantor Trust Certificateholder will be treated as owning its pro rata percentage interest in (1) payments received under any Yield Supplement Agreement, and (2) the principal of, and interest payable on, each Receivable (minus the Retained Yield on the High Yield Receivables).

     Those Receivables that bear interest at a rate which is less than or equal to the sum of the applicable Pass Through Rate and the Servicing Rate (the "Low Yield Receivables") will not be treated as stripped bonds. Instead, Yield Supplement Deposits will be payable to eliminate the difference between the actual yield on each Low Yield Receivable and the yield the Receivable would have had if its interest rate had equaled the sum of the applicable Pass Through Rate and the Servicing Rate. We refer you to "--Yield Supplement Deposits" below.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with that Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID (if any), prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the Servicer and any gain recognized upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). A Grantor Trust Certificateholder will also be required to report under its usual method of accounting any payments received under any Yield Supplement Agreement to the extent that these payments are treated as income. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of Base Servicing Fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that those amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Grantor Trust Certificateholders who are individuals may be subject to additional deduction limitations based on adjusted gross income.

     A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. Because (1) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (2) interest collected on a Receivable generally is paid to Certificateholders in the following month, the amount of interest accruing to a Grantor Trust Certificateholder during any calendar month will not equal the interest distributed in that month. The actual amount of discount on a Receivable will be includible in income as principal payments are received on the Receivables. If the Base Servicing Fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the Base Servicing Fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "stripped bond" and "stripped coupons" rules of the Code discussed below.

     Discount and Premium. In determining whether a Grantor Trust Certificateholder has purchased its interest in the Receivables (or any Receivable) held by the related Trust at a discount or premium and whether the Receivables (or any Receivable) have OID, market discount, or amortizable premium, a portion of the purchase price of a Certificate should be allocated to the Grantor Trust Certificateholder's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed, and rights to receive Yield Supplement Deposits. As a result, the portion of the purchase price allocable to a Grantor Trust Certificateholder's undivided interest in the Receivables (or any Receivable) will be increased or decreased, as applicable, and the potential OID, market discount, or amortizable premium on the Receivables (or any Receivable) could be increased or decreased accordingly.


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

     Premium. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium over the "stated redemption price at maturity" of the Receivables may elect to amortize that premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on that Grantor Trust Certificate. The basis for that Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under
Section 171. With some exceptions, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder holds during the year of the election or thereafter. Absent an election to amortize bond premium, the premium will be deductible as an ordinary loss upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of that Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to that Receivable. If a reasonable prepayment assumption is used to amortize that premium, it appears that that loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Stripped Bonds and Stripped Coupons. Although the tax treatment of stripped bonds is not entirely clear, based on guidance from the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond (to the extent that the Receivables consist of High Yield Receivables) which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), that stripped bond will be considered to have been issued with OID. We refer you to "--Original Issue Discount" below. Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the Pass Through Rate and the portion of the Servicing Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations. The Trustee will treat that income in this manner for tax information reporting purposes. In this case, the amount of OID on a High Yield Receivable will equal the amount by which the purchase price of a High Yield Receivable is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to OID will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these rules to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on that Receivable for each day on which it owns a Grantor Trust Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Payment Date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the Receivable under the Prepayment Assumption used in respect of the Receivables and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of that accrual period. No representation is made that the


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Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is the amount of the purchase price paid by the Grantor Trust Certificateholder for the Grantor Trust Certificate that is allocable to the Receivable, and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment on the Receivable (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that that method is consistent with the method used to determine the yield to maturity of the Receivables.

     If the amount of OID is de minimis under the rule set forth above, a High Yield Receivable would not be treated as having OID. The actual amount of discount on a High Yield Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivable.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue that OID.

     Yield Supplement Deposits. The proper federal income tax characterization of the Yield Supplement Deposits is not clear. Moreover, the sum of the income and deductions properly reportable by a Grantor Trust Certificateholder in any taxable year may not equal the amounts that would be reportable if a Grantor Trust Certificateholder held instead of an interest in the Receivables and in the Yield Supplement Agreement either (1) a debt instrument bearing interest at the applicable Pass Through Rate or (2) an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the Pass Through Rate plus the Servicing Rate. It is likely that the right to receive Yield Supplement Deposits will be treated as a separate asset purchased by each Grantor Trust Certificateholder, in which case a portion of each Grantor Trust Certificateholder's purchase price or other tax basis in the Grantor Trust Certificate equal to the fair market value of the right to receive the Yield Supplement Deposits should be allocated to the right to receive payments of Yield Supplement Deposits. The right to receive Yield Supplement Deposits may be treated as a loan made by a Grantor Trust Certificateholder to the Seller in an amount equal to the present value, discounted at a rate equal to the sum of the applicable Pass Through Rate and the Servicing Rate, of the projected Yield Supplement Deposits. In that event, a portion of the Yield Supplement Deposits generally representing a yield equal to the applicable Pass Through Rate plus the Servicing Rate on such discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternatively, it is possible that the entire amount of each Yield Supplement Deposit should be included in income as accrued or received, in which event a Grantor Trust Certificateholder should also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Deposits. The method of calculating that amortization is unclear, and could result in the inclusion of greater amounts of income than a Grantor Trust Certificateholder's actual yield on a Receivable. Alternatively, it is possible that the Yield Supplement Deposits could be treated as payments adjusting the purchase price of the Low Yield Receivables, rather than as a separate asset. In that event, a Grantor Trust Certificateholder could be treated as having purchased each Low Yield Receivable at a discount (which may consist of imputed interest, market discount, or both) that, combined with the actual coupon rate of the Receivable, produces a yield equal to the sum of the applicable Pass Through Rate and the Servicing Rate. It is not clear whether, and to what extent, the amounts includible in income or amortizable under any of these methods would be adjusted to take


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

account of prepayments on the Receivables. Moreover, it is possible that the IRS might contend that none of the above methods is appropriate, and that income with respect to the Yield Supplement Agreement should be reported by a Grantor Trust Certificateholder in some other manner. In addition, to the extent that the amounts payable pursuant to Yield Supplement Agreement decline during any period by reason of prepayments on the Receivables, it is possible that a portion of the amount amortizable by the Grantor Trust Certificateholder during that period would be treated as a capital loss (which would not offset ordinary income), rather than as an ordinary deduction. It is suggested that Grantor Trust Certificateholders consult their tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of that Receivable allocable to that Grantor Trust Certificateholder's undivided interest in the Receivable over that holder's tax basis in that interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, it is suggested that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of that payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with respect to which there is OID, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. If a Grantor Trust Certificate is issued with respect to which there is no OID, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A Grantor Trust Certificateholder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry that Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in


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

general, allowed as a deduction not later than the year in which the market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that that Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that that Grantor Trust Certificateholder owns or acquires. We refer you to "--Premium" above. The election to accrue interest discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable except with the approval of the IRS.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by any market discount, OID and gain previously included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by the amount of any premium, if any, previously amortized and by the amount of any payments of principal and OID on the Grantor Trust Certificate previously received by the seller. That gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     A Grantor Trust Certificate will be an "evidence of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which that section applies will be treated as ordinary income or loss.

     Foreign Persons. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (1) a Grantor Trust Certificateholder that is not a U.S. Person (as defined under "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes--Foreign Owners") (a "Foreign Grantor Trust Certificateholder") or (2) a person holding on behalf of a Foreign Grantor Trust Certificateholder, as well as accrued OID recognized by the Foreign Grantor Trust Certificateholder on the sale or exchange of that Grantor Trust Certificate, will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons, if that Foreign Grantor Trust Certificateholder complies with specified identification requirements (including delivery of a statement, signed by the Foreign Grantor Trust Certificateholder under penalties of perjury, certifying that that Foreign Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of that Foreign Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

     Although it is not entirely clear, it is likely that amounts received by a Foreign Grantor Trust Certificateholder that are attributable to payments of Yield Supplement Deposits received pursuant to any Yield Supplement Agreement generally would not be subject to withholding tax. It is suggested that Foreign Grantor Trust Certificateholders consult their tax advisors regarding the withholding tax consequences of amounts received on the Grantor Trust Certificates that are attributable to payments of Yield Supplement Deposits received pursuant to any Yield Supplement Agreement.


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

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during that year, that information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that that person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against that recipient's federal income tax liability.


FEDERAL INCOME TAX TREATMENT OF FASITS

  Treatment of the Trust for Federal Income Tax Purposes

     Many aspects of the federal income tax treatment of a particular series of Certificates will depend upon whether an election is made to treat the Trust, or one or more segregated pools of Trust assets, as a financial asset securitization investment trust (a "FASIT"). The accompanying prospectus supplement will indicate whether a FASIT election or elections will be made with respect to the Trust. For each series in which one or more FASIT elections are to be made, Tax Counsel will deliver a separate opinion generally to the effect that, assuming timely filing of a FASIT election or elections and compliance with the documents specified in the opinion, the Trust, or one or more segregated pools of trust assets, will qualify as one or more FASITs.

     The FASIT provisions of the Code became effective on September 1, 1997. Investors should note that the FASIT discussion contained herein constitutes only a summary of the United States federal income tax consequences to holders of certificates issued by FASITs ("FASIT Certificateholders"). With respect to each series of FASIT Certificates, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or a single FASIT ownership interest, which is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of Certificates will indicate which Certificates of such series will be designated as regular interests, and which will be designated as the ownership interest.


  Fasit Qualification

     A trust fund will qualify as a FASIT if (1) a FASIT election is in effect,
(2) certain tests concerning the composition of the FASIT's assets (the "asset test") and the nature of the investors' interests in the FASIT (the "interests test") are met on a continuing basis, and (3) the trust fund is not a "regulated investment company" ("RIC") as described in Section 851(a) of the Code.

     The Interests Test. All interests in a FASIT must be designated as either regular interests or as the ownership interest. A FASIT can have only one ownership interest and it must be held directly at all times by an "eligible corporation" (i.e., a domestic "C" corporation that is subject to tax and that is not a RIC, a "real estate investment trust" (within the meaning of Section 856 of the Code), a "real estate mortgage investment conduit" ("REMIC") (within the meaning of Section 860D of the Code), or a subchapter T cooperative).

     A FASIT regular interest generally qualifies as a regular interest if (1) it is designated as a regular interest, (2) it has a stated maturity of no greater than 30 years (including options to renew), (3) it unconditionally entitles its holder to a specified principal amount, (4) the issue price of the interest does not exceed 125% of its stated principal amount, (5) the yield to maturity of the interest is less than the applicable federal rate published by the IRS for the month of issue plus 5 percentage points, and (6) it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) certain permissible variable rates with respect to such principal amount.


     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4) or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (6) above, but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a high-yield interest. A high-yield interest may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests exclusively for sale to customers in the ordinary course of business, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest. We refere you to "--Tax Treatment of FASIT Certificateholders--Taxation of Holders of High Yield Interests" below.


     One interest will be designated as the sole ownership interest in the FASIT. The ownership interest may not be owned by any entity other than an eligible corporation. The ownership interest need not have any particular economic characteristics.


     The Asset Test. In order for a Trust to qualify as a FASIT, substantially all of its assets must be "permitted assets" as of the close of the third month following the date of its formation, and at all times thereafter. "Permitted assets" include (1) cash and cash equivalents, (2) any debt instrument that provides for interest payments which (A) are payable based on a fixed rate or certain variable rates, or (B) consist of a specified portion of the interest payments on the Trust assets, which portion does not vary during the period such interest is outstanding, (3) foreclosure property, (4) certain hedging instruments (i.e., swap contracts, futures contracts, and guarantee arrangements) intended to hedge against the risks associated with being the obligor on FASIT regular interests, (5) contract rights to acquire debt instruments described in (2) above or hedges described in (4) above, and (6) any regular interest in a REMIC or in another FASIT. The term "permitted asset" does not, however, include any debt instrument issued by the holder of the ownership interest or any person related to such holder.

     Consequences of Disqualification

     If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. The Treasury Department has issued proposed regulations (the "Proposed FASIT Regulations") that address the federal income tax treatment of the former FASIT and the related former FASIT Certificateholders if FASIT status is lost. Under the Proposed FASIT Regulations, the IRS may provide disqualification relief for the inadvertent termination of FASIT status, subject to the satisfaction of certain conditions, including the potential imposition of corporate tax on the FASIT's income during the period of disqualification. If the IRS does not determine the termination of FASIT status to be inadvertent, the trust or segregated pool of assets is no longer treated as a FASIT and generally is prohibited from making a new FASIT election. In addition, the underlying arrangement is treated as holding the assets of the terminated FASIT and is classified (for example, as a corporation or partnership) under general tax principles. The former FASIT Certificateholders are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. These new interests are classified under general tax principles, and the deemed exchange of the regular interests for the new interests may require the former FASIT Certificateholders to recognize gain. There can be no assurance at this time that the Proposed FASIT Regulations, if adopted, will be adopted in the form as proposed.


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

     Tax Treatment of FASIT Certificateholders

     FASIT regular interests generally will be subject to the same rules of taxation as apply to debt instruments generally, except that holders of FASIT regular interests must report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. The sale or other disposition of a FASIT regular security generally will be subject to the same rules as apply to debt instruments generally. We refer you to "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes" above.

     Taxation of Holders of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of those interests, and the ability of the holders to offset income derived from those interests with losses. High-yield interests only may be held by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

     Taxation of Holders of FASIT Ownership Interests. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as apply to debt instruments generally. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests. We refer you to "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Certificates--Discount and Premium" above.

     Particular "wash sale" rules will apply to FASIT ownership interests. Specifically, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under
Section 475 of the Code by such holder, then Section 475 of the Code generally will continue to apply to such security.

     The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (1) the receipt of income derived from assets that are not permitted assets, (2) certain dispositions of permitted assets,
(3) the receipt of any income derived from any loan originated by a FASIT, and
(4) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.


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

     Tax Consequences to Foreign FASIT Certificateholders


     Interest or OID paid to or accrued by a FASIT regular interest holder who is not a U.S. Person (as defined under "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes--Foreign Owners") generally will be considered "portfolio interest" and will not be subject to United States federal income or withholding tax if the holder meets the same requirements that are applicable to foreign holders of REMIC regular interests. We refer you to "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes--Foreign Owners" above.

     The 30% withholding tax will apply, however, in certain situations where "contingent interest" is paid or the IRS determines that withholding is required in order to prevent tax evasion by United States persons. If the 30% withholding tax is applicable, payments of contingent interest made to FASIT regular interest holders who are foreign persons will be subject to withholding. In addition, a tax equal to 30% of the OID accrued with respect to a certificate since the last payment of interest thereon will be withheld from each interest payment made to a foreign person. The Code provides, for purposes of determining the amount of OID subject to the withholding tax on foreign persons, that OID shall accrue at a constant interest rate pursuant to the rules applicable to United States persons. FASIT Certificateholders to whom withholding with respect to foreign persons applies will also be subject to a 30% tax on the portion of any accrued OID that has not previously been subject to withholding upon the payment by the issuer of principal on a security or upon the sale or exchange of a security.

     The 30% withholding tax imposed on a foreign person may be subject to reduction or elimination under applicable tax treaties and does not apply if the interest, OID or gain treated as ordinary income, as the case may be, is effectively connected with the conduct by such foreign person of a trade or business within the United States.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of FASIT certificates by a foreign person will be exempt from United States income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding

     A holder of a FASIT regular interest will be subject to the same backup withholding rules that apply to holders of debt instruments generally. We refer you to "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes--Backup Withholding" above.

     Tax Information Reporting

     The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations. As required by those regulations, the Trustee will provide to FASIT Certificateholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.



                            STATE TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any Owner Trust, Grantor Trust, Notes, Certificates, Grantor Trusts Certificates, Note Owners, Certificate Owners or Grantor Trust Certificateholders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the receivables will take place in various states and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Owner Trust or Grantor Trust as well as any state and local tax consequences for them purchasing, holding and disposing of Notes, Certificates or Grantor Trust Certificates.

     The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that you consult your tax advisor with respect to the tax consequences to you of the purchase, ownership, and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.


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

                              ERISA CONSIDERATIONS


GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The Seller, any Underwriter of the Securities, the Servicer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.


ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In 29 C.R.F Section 2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code in the context of a Plan's investment in another entity. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Seller can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     Underwriter Exemption

     General Discussion. The DOL has granted to a number of Underwriters individual prohibited transaction exemptions, all of which were amended pursuant to Prohibited Transaction Exemption 2002-41 (the "Exemption"), which is applicable to Certificates which meet its requirements whenever one of such Underwriters or its affiliate is the sole Underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include



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

the servicing, managing and operation of certain types of investment Trusts holding fixed (generally non-revolving pools) of enumerated categories of fully-secured assets which include the Receivables and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such Trusts.

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the Trust must be secured. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch Ratings (each, a "Rating Agency"). Fourth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the "Restricted Group," other than the Underwriter. The Restricted Group consists of any (i) Underwriter as defined in the Exemption, (ii) the Seller, (iii) the Servicer, (iv) the counterparty of any "interest swap" (as described below) held as an asset of the Trust and (v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to, and retained by, such Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Seller pursuant to the assignment of the Receivables to the related Trust must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, the Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal Securities laws will be permitted to purchase the Certificates.

     Types of Trusts. The types of Trusts permitted to be issuers under the Exemption include common law Trusts, Owner-Trusts, Grantor Trusts and FASITs. Owner-Trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Seller in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

     Insurance companies contemplating the investment of general account assets in any of the Certificates and Notes offered hereunder should also consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA and the DOL regulations issued thereunder regarding the potential application to, and exemption from, the fiduciary and prohibited transaction provisions of ERISA and/or Section 4975 of the Code to such accounts as a general matter.

     Permitted Assets. The Exemption permits interest-rate swaps and yield supplement agreements to be assets of a Trust if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the Trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust to make termination payments to the Swap Counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Seller.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or
(ii) the portion of the principal balance of such class represented by Receivables ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Pooling and Servicing Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan Certificateholders must be notified in the immediately following periodic report which is provided to Certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption permits the use of pre-funding accounts whereby a portion of the Receivables backing the Certificates are transferred to the Trust within a pre-funding period ending no later than 90 days or three months after the Closing Date, instead of requiring that all such Receivables be either identified or transferred on or before the Closing Date. The ratio of the amount allocated to the pre-funding account to the total principal amount of the Certificates being offered may not exceed twenty-five percent (25%), and certain other conditions set forth in the Exemption must be satisfied.

     Revolving Pool Features

     The Exemption only covers Certificates backed by "fixed" pools of Receivables which require that all the Receivables must be transferred to the Trust or identified at closing (or transferred within the above pre-funding period, if pre-funding meeting the conditions of the Exemption is used). Accordingly, Certificates issued by Trusts which feature revolving pools of assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the Trust provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the Trust would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the

Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

     The Exemption permits Trusts which are Grantor Trusts, Owner-Trusts or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the Noteholders have a perfected security interest in the Trust's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

     In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a

Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                 UNDERWRITING

     On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of that series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreements (the "Underwriters") and in the applicable prospectus supplement, and each of those Underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the Underwriting Agreements and in the applicable prospectus supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several Underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreements, to purchase all the notes and certificates, as the case may be, described in the Underwriting Agreements which are offered by this prospectus and by the applicable prospectus supplement if any of those notes and certificates, as the case may be, are purchased.

     Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those notes and certificates or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those notes and certificates, those public offering prices and those concessions may be changed.

     Each Underwriting Agreement will provide that AHFC and the Seller will indemnify the Underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the Underwriters or from the Seller.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.


                                LEGAL OPINIONS


     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by counsel specified in the applicable prospectus supplement. In addition, certain United States federal and California state tax and other matters will be passed upon for the related Trust by counsel specified in the applicable prospectus supplement. Certain legal matters will be passed upon for the Underwriters by counsel specified in the applicable prospectus supplement.

                                 INDEX OF TERMS




Accounts .................................   50
Actuarial Receivables ....................   21
Administration Agreement .................   62
Administration Fee .......................   62
Administrative Purchase Payment ..........   51
Administrative Receivable ................   51
Administrator ............................   62
Advances .................................   53
AHFC .....................................   20
AHMC .....................................   24
APR ......................................   21
asset test ...............................   84
Auction ..................................   41
Base Rate ................................   34
Base Servicing Fee .......................   53
Bond Equivalent Yield ....................   42
Business Day .............................   34
Calculation Agent ........................   37
Calculation Date .........................   37
California Contracts .....................   68
CD Rate ..................................   38
CD Rate Security .........................   34
Cede .....................................   25
Certificate Balance ......................   27
Certificate Owners .......................   72
Certificate Pool Factor ..................   26
Certificateholder ........................   32
class ....................................   27
Clearstream, Luxembourg ..................   43
Clearstream, Luxembourg Participants .....   43
Closing Date .............................   20
Code .....................................   69
Collection Account .......................   49
Collection Period ........................   52
Commercial Paper Rate ....................   38
Commercial Paper Rate Security ...........   34
Cutoff Date ..............................   20
Dealer Agreements ........................   20
Dealer Recourse ..........................   26
Dealers ..................................   20
Definitive Certificates ..................   47
Definitive Notes .........................   47
Definitive Securities ....................   47
Depositaries .............................   43
Designated LIBOR Page ....................   40
Determination Date .......................   57
DTC ......................................   43
DTC Participants .........................   44
Eligible Investments .....................   50


Euroclear ................................   43
Euroclear Operator .......................   46
Euroclear Participants ...................   43
Events of Default ........................   29
Excess Payment ...........................   52
FASIT ....................................   84
FASIT Certificateholders .................   84
Federal Funds Rate .......................   39
Federal Funds Rate Security ..............   34
Final Scheduled Maturity Date ............   51
Financed Vehicles ........................   20
Fixed Rate Securities ....................   34
Floating Rate Securities .................   34
Foreign Certificate Owners ...............   76
Foreign Grantor Trust Certificateholder      83
Foreign Owner ............................   71
FTC Rule .................................   67
Grantor Trust ............................   77
Grantor Trust Certificateholders .........   78
Grantor Trust Certificates ...............   77
H.15 Daily Update ........................   38
H.15(519) ................................   38
HCFI .....................................   24
High Yield Receivable ....................   79
Indenture ................................   27
Indenture Trustee ........................   23
Index ....................................   42
Index Currency ...........................   35
Index Maturity ...........................   37
Indexed Principal Amount .................   42
Indexed Securities .......................   42
Indirect DTC Participants ................   44
Insolvency Event .........................   59
Insolvency Laws ..........................   66
Interest Determination Date ..............   36
Interest Period ..........................   36
Interest Rate ............................   27
Interest Reset Date ......................   35
Interest Reset Period ....................   35
interests test ...........................   84
IRS ......................................   69
LIBOR Security ...........................   34
London Banking Day .......................   37
London Business Day ......................   34
Low Yield Receivables ....................   79
Money Market Yield .......................   39
Moody's ..................................   50
New York Business Day ....................   34
Note Owners ..............................   70

Note Pool Factor ..........................   26
Noteholder ................................   27
Obligors ..................................   20
OID .......................................   70
OID regulations ...........................   70
Original Certificate Balance ..............   27
Owner Trust ...............................   69
Pass Through Rate .........................   33
Payahead Account ..........................   49
Payment Date ..............................   33
Payments Ahead ............................   50
permitted assets ..........................   85
Pool Balance ..............................   54
Pooling and Servicing Agreement ...........   20
Precomputed Advance .......................   52
Precomputed Receivables ...................   21
Prepayment ................................   52
Prepayment Assumption .....................   70
Principal Balance .........................   54
Principal Financial Center ................   35
Principal Financial Center Business Day       34
prospectus supplement .....................   20
Purchase Agreement ........................   48
Rebate ....................................   49
Receivables ...............................   20
Receivables Pool ..........................   20
Related Documents .........................   31
Relief Act ................................   68
Required Deposit Rating ...................   50
Required Rate .............................   54
Required Yield Supplement Amount ..........   54
Reserve Fund ..............................   55
Reserve Fund Initial Deposit ..............   56
Retained Yield ............................   79
RIC .......................................   84
Rule of 78s Receivables ...................   21
Sale and Servicing Agreement ..............   20
Schedule of Receivables ...................   48
Scheduled Payment .........................   21
SEC .......................................   25
Section 1286 Treasury Regulations .........   80


Securities ................................   20
Securities Act ............................   25
Securityholders ...........................   25
Seller ....................................   20
Servicer ..................................   24
Servicer Default ..........................   59
Servicer Letter of Credit .................   57
Servicing Fee Rate ........................   53
Short-Term Note ...........................   70
Simple Interest Advance ...................   53
Simple Interest Receivables ...............   21
Specified Currency ........................   35
Spread ....................................   34
Spread Multiplier .........................   34
Standard & Poor's .........................   50
Strip Certificates ........................   33
Strip Notes ...............................   27
Supplemental Servicing Fee ................   53
TARGET Business Day .......................   35
Tax Counsel ...............................   69
Telerate Page 120 .........................   39
Telerate Page 56 ..........................   41
Telerate Page 57 ..........................   41
Terms and Conditions ......................   46
Total Servicing Fee .......................   53
Transfer and Servicing Agreements .........   48
Treasury Bills ............................   41
Treasury Rate .............................   41
Treasury Rate Security ....................   34
Trust .....................................   20
Trust Agreement ...........................   20
Trustee ...................................   23
U.S. Person ...............................   72
UCC .......................................   49
Underwriters ..............................   93
Underwriting Agreements ...................   93
Warranty Purchase Payment .................   49
Warranty Receivable .......................   49
weighted average life .....................   25
Yield Supplement Account ..................   54
Yield Supplement Deposit ..................   54

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE RECEIVABLES SINCE THE DATE THEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.









                                AMERICAN HONDA

                               RECEIVABLES CORP.
                                    SELLER






                                 AMERICAN HONDA

                              FINANCE CORPORATION

                                    SERVICER






       UNTIL     , 20   (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             HONDA AUTO RECEIVABLES
                             20   -    OWNER TRUST



                                    $[    ]
                             % ASSET BACKED NOTES,

                                   CLASS A-1



                                    $[    ]

                             % ASSET BACKED NOTES,

                                   CLASS A-2



                                    $[    ]

                             % ASSET BACKED NOTES,

                                   CLASS A-3



                                    $[    ]

                             % ASSET BACKED NOTES,

                                    CLASS B



                                    $[    ]

                          % ASSET BACKED CERTIFICATES,

                                    CLASS C




      ------------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
      ------------------------------------------------------------------
                                 [UNDERWRITERS]









                              [FORM OF BACK COVER]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information contained in this supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED       , 20  .
Prospectus Supplement
(To Prospects Dated     , 20  )


                   HONDA AUTO RECEIVABLES 20  -   OWNER TRUST
                                     ISSUER

                       AMERICAN HONDA RECEIVABLES CORP.,
                                     SELLER

                      AMERICAN HONDA FINANCE CORPORATION,
                                    SERVICER

                           $      ASSET BACKED NOTES
                        $    ASSET BACKED CERTIFICATES

YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 12 IN THE ACCOMPANYING PROSPECTUS.

The prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

The securities are asset backed securities issued by the trust. The securities are not obligations of American Honda Receivables Corp., American Honda Finance Corporation, American Honda Motor Co. Inc., or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    o The trust will issue three or more classes of securities.

    o The securities are backed by a pledge of the trust's assets. The trust's assets include fixed rate motor vehicle retail installment sales contracts secured by new and used automobiles and light duty trucks.

    o Only the securities described on the following table are being offered by this prospectus supplement and the accompanying prospectus.

    o The securities will accrue interest from      ,   .

    o The price to the public and the proceeds to the seller listed below exclude interest accrued from , the date the securities will be issued.

    o The proceeds from the sale of the securities exclude expenses, estimated
      at $    .




                                                      CLASS A NOTES
                                         ---------------------------------------                       CLASS C
                                          A-1 NOTES     A-2 NOTES     A-3 NOTES     CLASS B NOTES    CERTIFICATES
                                         -----------   -----------   -----------   --------------   -------------
Principal Amount .....................   $             $             $             $                $
Interest Rate ........................   %             %             %             %                %
Accrual Method .......................
Final Scheduled Payment Date .........
Price to Public ......................   %             %             %             %                %
Underwriting Discount ................   %             %             %             %                %
Proceeds to Seller ...................   $             $             $             $                $

CREDIT ENHANCEMENT

    o The reserve fund, with an initial deposit of $    .

    o The class B notes are subordinated to the class A-1 notes, the class A-2 notes and the class A-3 notes, and the certificates are subordinated to the notes to the extent described herein.

[The trust has applied to list the notes on the Luxembourg Stock Exchange and for permission to deal in the notes on the Stock Exchange of Hong Kong Limited.]

                                 [UNDERWRITERS]

            The date of this prospectus supplement is       , 20  .

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT



                                                                                            PAGE
                                                                                           -----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
 SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ..............................................  S-1
SUMMARY OF TERMS .........................................................................  S-4
RELEVANT PARTIES .........................................................................  S-4
 Issuer ..................................................................................  S-4
 Seller ..................................................................................  S-4
 Servicer ................................................................................  S-4
 Indenture Trustee .......................................................................  S-4
 Owner Trustee ...........................................................................  S-4
RELEVANT AGREEMENTS ......................................................................  S-4
 Indenture ...............................................................................  S-4
 Trust Agreement .........................................................................  S-4
 Sale and Servicing Agreement ............................................................  S-4
 Administration Agreement ................................................................  S-4
 Purchase Agreement ......................................................................  S-4
RELEVANT DATES ...........................................................................  S-5
 Closing Date ............................................................................  S-5
 Cutoff Date .............................................................................  S-5
 Payment Dates ...........................................................................  S-5
 Final Scheduled Payment Dates ...........................................................  S-5
 Record Date .............................................................................  S-5
DESCRIPTION OF THE SECURITIES ............................................................  S-5
 Offered Notes ...........................................................................  S-5
 Offered Certificates ....................................................................  S-5
 Receivables .............................................................................  S-5
 Terms of the Notes ......................................................................  S-6
 Terms of the Class C Certificates .......................................................  S-8
 Optional Redemption .....................................................................  S-9
 Credit Enhancement ......................................................................  S-9
 Reserve Fund ............................................................................  S-9
 Yield Supplement Account ................................................................ S-10
 Listing ................................................................................. S-10
 Tax Status .............................................................................. S-10
 Erisa Considerations .................................................................... S-11
 Eligibility for Purchase by Money Market Funds .......................................... S-11
 Ratings ................................................................................. S-11
RISK FACTORS ............................................................................. S-12
 The class B Notes and the class C Certificates are subject to greater credit risk because the class B Notes are subordinated to the class A-1 Notes, the class A-2 Notes and the class A-3 Notes and the class C Certificates are subordinated to the Notes. ................. ........................................................... S-12
 The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment. ......................................... S-12
 Occurrence of events of default under the indenture may result in insufficient funds to make payments on your securities. ..................................................... S-13
 Paid-ahead simple interest contracts may affect the weighted average life of the notes. . S-13

                                                                                            PAGE
                                                                                           -----
 The securities are not suitable investments for all investors. .......................... S-14
 Withdrawal or downgrading of the initial ratings of the notes and the certificates will affect the prices for the notes and the class c certificates upon resale. ........ S-14
 Prepayments on receivables may cause prepayments on the securities, resulting in reinvestment risk to you. ............................................................. S-14
 Subordinated noteholders may not be able to direct the indenture trustee upon an event of default under the indenture and may have limited rights upon nonpayment of interest and with respect to removal of the servicer. .......................................... S-15
 Because the trust has limited assets, there is only limited protection against potential losses. ............................................................................... S-15
 Prepayments, potential losses and change in the order of priority of principal payments following an event of default under the indenture may result in a loss on your investment. ........................................................................... S-16
THE TRUST ................................................................................ S-17
 General ................................................................................. S-17
CAPITALIZATION OF THE TRUST .............................................................. S-18
THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE .............................................. S-18
THE RECEIVABLES .......................................................................... S-18
MATURITY AND PREPAYMENT CONSIDERATIONS ................................................... S-22
DELINQUENCIES, REPOSSESSIONS AND LOAN LOSS INFORMATION ................................... S-22
WEIGHTED AVERAGE LIFE OF THE NOTES ....................................................... S-25
NOTE FACTORS, CERTIFICATE FACTORS AND POOL FACTORS ....................................... S-27
USE OF PROCEEDS .......................................................................... S-27
THE SELLER AND THE SERVICER .............................................................. S-27
THE NOTES ................................................................................ S-28
 General ................................................................................. S-28
 Payments of Interest .................................................................... S-28
 Payments of Principal ................................................................... S-28
 Indenture ............................................................................... S-29
 Notices ................................................................................. S-30
 Governing Law ........................................................................... S-30
THE CERTIFICATES ......................................................................... S-30
 General ................................................................................. S-30
 Payments of Interest .................................................................... S-30
 Payments of Principal ................................................................... S-31
 Notices ................................................................................. S-31
 Governing Law ........................................................................... S-31
PAYMENTS ON THE NOTES AND THE CERTIFICATES ............................................... S-32
 Calculation of Available Amounts ........................................................ S-32
 Payment of Distributable Amounts ........................................................ S-33
SUBORDINATION; RESERVE FUND .............................................................. S-36
 Subordination ........................................................................... S-36
 Reserve Fund ............................................................................ S-36
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS ..................................... S-38
 The Transfer and Servicing Agreements ................................................... S-38
 Sale and Assignment of Receivables ...................................................... S-38
 Accounts ................................................................................ S-38
 Collections ............................................................................. S-38
 Advances ................................................................................ S-39
 Servicing Compensation .................................................................. S-39

                                                                        PAGE
                                                                       -----
 Yield Supplement Account and Yield Supplement Agreement ............. S-40
 Net Deposits ........................................................ S-40
 Optional Purchase ................................................... S-41
 Removal of Servicer ................................................. S-41
 Duties of the Owner Trustee and the Indenture Trustee ............... S-42
 The Owner Trustee and the Indenture Trustee ......................... S-43
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ............................. S-44
 Tax Characterization of the Trust ................................... S-44
 Treatment of the Notes as Indebtedness .............................. S-44
ERISA CONSIDERATIONS ................................................. S-45
 The Notes ........................................................... S-45
 The Certificates .................................................... S-45
UNDERWRITING ......................................................... S-45
NOTICE TO CANADIAN RESIDENTS ......................................... S-47
 Resale Restrictions ................................................. S-47
 Representations of Purchasers ....................................... S-48
 Rights of Action (Ontario Purchasers) ............................... S-48
 Enforcement of Legal Rights ......................................... S-48
 Notice to British Columbia Residents ................................ S-48
 Taxation and Eligibility for Investment ............................. S-48
LEGAL OPINIONS ....................................................... S-48
INDEX OF TERMS ....................................................... S-49
ANNEX A GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
 PROCEDURES ..........................................................  A-1
 Initial Settlement ..................................................  A-1
 Secondary Market Trading ............................................  A-1
 Material U.S. Federal Income Tax Documentation Requirements .........  A-3

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the securities is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which describes the specific terms of your class of securities.


     IF THE DESCRIPTION OF THE TERMS OF YOUR SECURITIES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.


     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on page S-i in this prospectus supplement and the Table of Contents on page 2 in the accompanying prospectus.


     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-49 in this prospectus supplement and under the caption "Index of Terms" beginning on page 94 in the accompanying prospectus.

                    SUMMARY OF PARTIES TO THE TRANSACTION*


                                    [LOGO]

----------
* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

                      SUMMARY OF MONTHLY DEPOSITS TO AND
                          WITHDRAWALS FROM ACCOUNTS*


                                    [LOGO]

----------
* This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

                               SUMMARY OF TERMS


     The following summary contains a brief description of the notes and the certificates. You will find a detailed description of the terms of the offering of the notes and the certificates following this summary. You should carefully read this entire document and the accompanying prospectus to understand all of the terms of the offering of the notes and the certificates. You should consider both documents when making your investment decision.


RELEVANT PARTIES
 Issuer.......................   Honda Auto Receivables Owner Trust 20  -  .
                                 The trust will be established by a trust agreement.

 Seller.......................   American Honda Receivables Corp.

 Servicer.....................   American Honda Finance Corporation.

 Indenture Trustee............   [     ].

 Owner Trustee................   [     ].


RELEVANT AGREEMENTS
 Indenture....................   The indenture between the issuer and the
                                 indenture trustee. The indenture provides for the terms relating to the notes.

 Trust Agreement..............   The trust agreement among the seller, the
                                 owner trustee and the Delaware trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.

 Sale And
 Servicing Agreement...........  The sale and servicing agreement between the servicer and the seller. The sale and servicing agreement governs the transfer of the receivables by the seller to the trust and the servicing of the receivables by the servicer.

 Administration Agreement.....   The administration agreement between American
                                 Honda Finance Corporation, as administrator, the owner trustee and the indenture trustee.
                                 The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the trust.

 Purchase Agreement...........   The purchase agreement between American Honda
                                 Finance Corporation and the seller. The
                                 purchase agreement governs the sale of the receivables from American Honda Finance
                                 Corporation to the seller.

RELEVANT DATES
 Closing Date.................   Expected to be           , 20  .

 Cutoff Date................            , 20  .

 Payment Dates................   The trust will pay interest and principal on
                                 the securities on the fifteenth day of each month. If the fifteenth day of the month is not a business day, payments on the securities will be made on the next business day.

                                 The date that any payment is made is called a
                                 payment date. The first payment date is     ,
                                 20  .

 Final Scheduled
 Payment Dates.................  The final principal payment for each class of securities is scheduled to be made on the final scheduled payment dates specified on the front cover of this prospectus supplement.

 Record Date..................   So long as the securities are in book-entry
                                 form, the trust will make payments on the securities to the holders of record on the day immediately preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment date.


DESCRIPTION OF THE SECURITIES

 Offered Notes................   The offered notes consist of the class A-1
                                 notes, the class A-2 notes, the class A-3 notes and the class B notes, as described on the cover page.

 Offered Certificates.........   The offered certificates consist of the class
                                 C certificates, as described on the cover page.

                                 The trust will also issue $[    ] initial
                                 principal amount of class D certificates. The trust is not offering the class D certificates.

                                 The certificates will represent fractional undivided interests in the trust. Payments of interest on and principal of the certificates are subordinated to the payments of interest on and principal of the notes as described herein.

 Receivables..................   The trust's main source of funds for making
                                 payments on the notes and the certificates will be collections on its motor vehicle retail installment sale contracts, also known as the receivables.

                                 The principal balance of the receivables on
                                      , 20  , referred to as the "cutoff date,"
                                 was $[    ]. As of      , 20  ], the
                                 receivables had the following characteristics:

                                  o number of receivables [   ]

                                  o average principal balance $[   ] weighted
                                    average annual percentage rate [   ]%

                                  o weighted average remaining term to maturity
                                    [   ] months

                                  o approximate weighted average original term
                                    to maturity [   ] months

                                 The receivables owned by the trust are
                                 classified as either precomputed receivables or simple interest receivables. The portion of the scheduled monthly payments and prepayments that will be allocable to principal is different for each of the two types of receivables. These receivables are described in more detail in "The Receivables" in the accompanying prospectus.

                                 We refer you to "the receivables" in this prospectus supplement for more information on the receivables.

 Terms of the Notes...........   In general, noteholders are entitled to
                                 receive payments of interest and principal from the trust only to the extent that collections from trust assets and funds resulting from credit enhancements are sufficient to make those payments. Interest and principal collections from trust assets will be divided among the various classes of securities in specified proportions. The trust will pay interest and principal to noteholders of record as of the preceding record date.

                                 Interest:

                                 The amount of interest due on each payment date for any class of notes will equal the product of:

                                 o the outstanding principal balance of the
                                   notes of that class as of the preceding
                                   payment date (or in the case of the first payment date, as of the closing date); and

                                 o one-twelfth of the interest rate for that
                                   class on a per annum basis.

                                 Interest on the notes will be determined on the basis of a 360-day year consisting of twelve 30-day months and/or the actual number of days in a 360-day year. The interest rate for each class of notes is set forth on the front cover of this prospectus supplement.

                                 If noteholders of any class do not receive all interest owed to them on a payment date, the trust will make payments of interest on later payment dates to make up the shortfall together with interest on those amounts, to the extent funds from specified sources are available to cover the shortfall.

                                 PRINCIPAL:

                                 o Amounts allocated to the notes: Principal of
                                   the notes will be payable generally in an amount equal to the noteholders' percentage of the following amounts referred to as the "principal distributable amount":

                                 1. principal collections on the receivables
                                    during the prior collection period;

                                 2. any prepayments (full or partial) on the
                                    receivables allocable to principal received during the prior collection period;

                                 3. the principal balance of each receivable
                                    which the seller or the servicer became
                                    obligated to purchase; and

                                 4. the principal balance of liquidated
                                    receivables.

                                 Principal payments on the notes as described above will be made from all available amounts after the servicing fee and non-recoverable advances have been paid and after payment of interest on the notes.

                                 o Order of payment among classes: No
                                   principal payments will be made (1) on the class A-2 notes until the class A-1 notes have been paid in full; (2) on the class A-3 notes until the class A-1 and A-2 notes have been paid in full; and (3) on the class B notes until the class A-1 notes, the class A-2 notes and the class A-3 notes have been paid in full.

                                 However, upon the acceleration of the notes following an event of default, principal payments will be made first to the holders of the class A-1 notes, the class A-2 notes and the class A-3 notes on a pro rata basis based on the outstanding principal balance of those classes of notes. After the class A-1 notes, the class A-2 notes and the class A-3 notes have been paid in full, 100% of the principal distributable amount will be applied to make principal payments on the class B notes until the class B notes have been paid in full.

                                 o Final maturity dates: The trust must pay
                                   the outstanding principal balance of each class of notes by its final maturity date as follows:


                                      CLASS               FINAL MATURITY DATE
                                      ----------------   --------------------
                                       A-1 ..........   [     ]
                                       A-2 ..........   [     ]
                                       A-3 ..........   [     ]
                                       B ............   [     ]

                                 We refer you to "Payments on the Notes and the Certificates --Calculation of Available Amounts" in this prospectus supplement for more detailed information regarding payments of principal on the notes.

 Terms Of The Class
 C Certificates ..............   PAYMENT DATES:

                                 Interest and principal on the class C
                                 certificates will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case the payment will be made on the following business day.
                                 The first payment will be on           , 20  .


                                 INTEREST:

                                 The amount of interest due on each payment date for the class C certificates will equal the product of:

                                 o the outstanding certificate balance of the
                                   class C certificates as of the preceding payment date (or in the case of the first payment date, as of the closing date); and

                                 o one-twelfth of the pass through rate, on a
                                   per annum basis.

                                 Interest on the class C certificates will be determined on the basis of a 360-day year consisting of twelve 30-day months. The rate of interest for the class C certificates is set forth on the front cover of this prospectus supplement.

                                 PRINCIPAL:

                                 o Amounts allocated to the class C
                                   certificates: Principal of the certificates will be payable generally in an amount equal to the class C certificateholders' percentage of the principal distributable amount.

                                 Principal payments on the class C certificates as described above will be made from all available amounts after the following amounts have been distributed:

                                 1. the servicing fee and non-recoverable
                                    advances;

                                 2. interest and principal on the notes; and

                                 3. interest on the certificates.

                                 o Order of payment among classes: No
                                   principal payments will be made on the
                                   certificates until the principal on the
                                   notes has been paid in full and no
                                   principal will be made on the class D
                                   certificates until the class C certificates have been paid in full.

                                 o Final maturity date: The trust must pay the
                                   outstanding principal balance of the class
                                   C certificates by its final maturity date as follows:

                                 CLASS            FINAL MATURITY DATE
                                 -------------   ---------------------
                                  C .........   [    ]

                                 We refer you to "Payments on the Notes and the Certificates -- Calculation of Available Amounts" in this prospectus supplement for more detailed information regarding payments of principal on the certificates.

 Optional Redemption..........   The servicer may redeem any outstanding
                                 securities when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original aggregate principal balance of the receivables as of the cut-off date.

                                 We refer you to "Description of Transfer and Servicing Agreements--Optional Purchase" in this prospectus supplement for more detailed information.

 Credit Enhancement...........   Credit enhancement of the notes and the
                                 offered certificates will include the
                                 following:

                                 1. The class B notes and the certificates will
                                    be subordinated to the class A-1 notes,
                                    class A-2 notes and class A-3 notes;

                                 2. The certificates will be subordinated to
                                    all classes of notes; and

                                 3. The class D certificates will be
                                    subordinated to all classes of notes, the class C certificates and the reserve fund.

                                 Credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing losses on the receivables and other shortfalls in cash flows. The class B notes, which have an
                                 initial principal balance of $[   ] which
                                 represents [ ]% of the initial principal balance of all the notes, will not receive any principal distributions until all principal owing to the class A-1 notes, the class A-2 notes and the class A-3 notes has been paid in full or any interest distributions until all interest owing to the class A-1 notes, the class A-2 notes and the class A-3 notes has been paid in full.

                                 The certificates have an initial principal
                                 balance of $[   ] and represent [   ]% of the
                                 initial principal balance of all the notes and the certificates. The certificates will not receive any principal distributions until all of the principal and interest owing on the notes have been paid in full. The class C certificates will not receive any interest distributions until all interest owing on the notes has been paid in full.

 Reserve Fund.................   On each payment date, the trust will use
                                 funds in the reserve fund for distribution to the noteholders and the holders of the class C certificates to cover any shortfalls in interest and principal required to be paid on the notes and the class C certificates.

                                 The sale and servicing agreement sets forth
                                 the specified reserve fund balance, which is
                                 the amount that is required to be on deposit
                                 in the reserve fund. On the closing date, the
                                 seller will deposit $[   ] into the reserve
                                 fund, which is [ ]% of the initial aggregate principal balance of the receivables as of the cut-off date, and which is less than the specified reserve fund balance. On each payment date, after making required payments to the servicer and to the holders of the class A-1 notes, the class A-2 notes, the class A-3 notes, the class B notes and the class C certificates, the trust will make a deposit into the reserve fund to fund and maintain the specified reserve fund balance.

                                 For more detailed information about the
                                 reserve fund, we refer you to "Subordination; Reserve Fund" in this prospectus supplement.

 Yield Supplement Account.....   On each payment date, the trust will withdraw
                                 from funds on deposit in the yield supplement account the aggregate amount by which (1) one month's interest on the principal balance of each receivable at a rate equal to the weighted average interest rate on the notes and the class C certificates plus 1.00% (the servicing rate) exceeds (2) one month's interest on that principal balance at the annual percentage rate of that receivable.

                                 On the closing date, the seller will deposit
                                 $[     ] into the yield supplement account.
                                 Neither the seller nor the servicer will make any additional deposits to the yield supplement account after the closing date.

                                 For detailed information about the yield supplement account, we refer you to "Description of the Transfer and Servicing Agreement--Yield Supplement Account and Yield Supplement Agreement" in this prospectus supplement.

 Listing......................   [The trust has applied to list the notes on
                                 the Luxembourg Stock Exchange and The Stock
                                 Exchange of Hong Kong Limited. The trust has
                                 requested that the listings be made effective
                                 on or about     , 20  .]

 Tax Status...................   Subject to important considerations described
                                 in this prospectus supplement and the
                                 accompanying prospectus, McKee Nelson LLP, special tax counsel to the trust, will deliver its opinion that:

                                 1. the notes will be characterized as debt for
                                    tax purposes; and

                                 2. the trust will not be characterized as an
                                    association or a publicly traded
                                    partnership taxable as a corporation for federal income tax purposes.

                                 If you purchase the notes, you will agree to treat the notes as debt. If you purchase the certificates, you will agree to treat the trust as a partnership in which the owners of the certificates are partners, as a "disregarded entity," for federal income and applicable state income and franchise tax purposes.

                                 We refer you to "Material Income Tax
                                 Consequences" in this prospectus supplement and "Material Income Tax Consequences--Tax Treatment of Owner Trusts" in the accompanying prospectus.

 ERISA Considerations.........   The notes are generally eligible for purchase
                                 by employee benefit plans and individual retirement accounts, subject to those considerations discussed under "ERISA
                                 Considerations" in this prospectus supplement and in the accompanying prospectus. The certificates may not be acquired by an employee benefit plan or by an individual retirement account.

                                 We refer you to "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the securities you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.


 Eligibility For Purchase By
  Money Market Funds..........   The class A-1 notes will be eligible for
                                 purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such notes satisfies such fund's investment policies and objectives.

 Ratings......................   It is a condition to the issuance of the
                                 securities that the securities will receive the following ratings from Standard & Poor's
                                 Ratings Services, Moody's Investors Service,
                                 Inc. and Fitch Ratings:




                   STANDARD
CLASS              & POOR'S     MOODY'S     FITCH RATINGS
---------------   ----------   ---------   --------------
  A-1 .........   [   ]        [   ]       [   ]
  A-2 .........   [   ]        [   ]       [   ]
  A-3 .........   [   ]        [   ]       [   ]
  B ...........   [   ]        [   ]       [   ]
  C ...........   [   ]        [   ]       [   ]

                                 RISK FACTORS

     You should consider the following risk factors (and the factors set forth under "Risk Factors" in the accompanying prospectus) in deciding whether to purchase the securities of any class.

THE CLASS B NOTES AND THE              If you buy the class B notes, you will bear a greater
CLASS C CERTIFICATES ARE               risk than the holders of the class A-1 notes, the class
SUBJECT TO GREATER CREDIT RISK         A-2 notes and the class A-3 notes because payments of
BECAUSE THE CLASS B NOTES              interest and principal on the class B notes are
ARE SUBORDINATED TO THE                subordinated to payments of interest and principal on the
CLASS A-1 NOTES, THE CLASS             class A-1 notes, the class A-2 notes and the class A-3
A-2 NOTES AND THE CLASS A-3            notes to the extent described below.
NOTES AND THE CLASS C
CERTIFICATES ARE SUBORDINATED          Interest payments on the class B notes on each payment
TO THE NOTES.                          date will be subordinated to servicing fees and interest
                                       payments on the class A-1 notes, the class A-2 notes and
                                       the class A-3 notes. Principal payments on the class B
                                       notes will be subordinated to principal payments on the
                                       class A-1 notes, the class A-2 notes and the class A-3
                                       notes. No interest will be paid on the class B notes until interest owing to the class A-1 notes, the class A-2 notes and the class A-3 notes has been paid in full, and no
                                       principal will be paid on the class B notes until
                                       principal of the class A-1 notes, the class A-2 notes and
                                       the class A-3 notes has been paid in full.

                                       If you buy the class C certificates, you will bear a
                                       greater credit risk than the notes because payments of
                                       interest on and principal of the class C certificates
                                       are subordinated to payments of interest and principal
                                       on the notes. Interest payments on the certificates on
                                       each payment date will be subordinated to servicing fees
                                       and interest and principal payments on the notes. In
                                       other words, no interest will be paid on the
                                       certificates on any payment date until all required
                                       interest and principal payments on the notes have been
                                       made.

                                       In addition, principal payments on the certificates will
                                       be subordinated to principal payments on the notes
                                       because no principal will be paid on the certificates
                                       until all principal owing on the notes has been paid in
                                       full.

THE GEOGRAPHIC                         Economic conditions in the states where obligors reside
CONCENTRATION OF THE                   may affect delinquencies, losses and prepayments on the
OBLIGORS AND PERFORMANCE               receivables. The following  economic conditions may
OF THE RECEIVABLES MAY                 affect payments on the receivables:
INCREASE THE RISK OF LOSS ON
YOUR INVESTMENT.                       o unemployment,

                                       o interest rates,

                                       o inflation rates, and

                                       o consumer perceptions of the economy.

                                       If a large number of obligors are located in a
                                       particular state, these conditions could increase the
                                       delinquency, credit loss or repossession experience of
                                       the receivables. If there is a concentration of obligors
                                       and receivables in particular states, any adverse
                                       economic conditions in those states may affect the
                                       performance of the securities more than if this
                                       concentration did not exist.

                                       As of         , 20   American Honda Finance
                                       Corporation's records indicate that the billing
                                       addresses of the obligors of the receivables were in the
                                       following states:


                                                     PERCENTAGE OF TOTAL
                                                      PRINCIPAL BALANCE
                                                     -------------------

                                                              %
                                                              %
                                                              %
                                                              %
                                                              %

                                       For a discussion of the breakdown of the receivables by
                                       state, we refer you to "The Receivables" in this
                                       prospectus supplement.

OCCURRENCE OF EVENTS OF                Payment defaults or the insolvency or dissolution of the
DEFAULT UNDER THE INDENTURE            seller may result in prepayment of the securities, which may
MAY RESULT IN INSUFFICIENT             result in losses. If the trust fails to pay principal of the
FUNDS TO MAKE PAYMENTS ON              notes when due, or fails to pay interest on specified
YOUR SECURITIES.                       classes of notes within five days of the due date, the
                                       indenture trustee or the holders of the most senior class of notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the holders of a
                                       majority of the most senior notes outstanding then may
                                       direct the indenture trustee to sell the assets of this
                                       trust and prepay the notes. After the trust pays the notes with the proceeds of the liquidated assets and if the notes are paid in full, the trust will distribute any remaining
                                       trust assets to pay the certificates. There may not be
                                       sufficient funds to pay the certificates in full under those circumstances.

PAID-AHEAD SIMPLE INTEREST             If an obligor on a simple interest contract makes a payment
CONTRACTS MAY AFFECT THE               on the contract ahead of schedule (for example, because the
WEIGHTED AVERAGE LIFE OF THE           obligor intends to go on vacation), the weighted average
NOTES.                                 life of the securities could be affected. This is because
                                       the additional scheduled payments will be treated as a
                                       principal prepayment and applied to reduce the principal
                                       balance of the related receivable and the obligor will
                                       generally not be required to make any scheduled payments
                                       during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the
                                       application of the additional scheduled payments, but the
                                       obligor's contract would not be considered delinquent during this period. While the servicer may be required to make
                                       interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes the
                                       required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last
                                       payment by that obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal
                                       balance of the receivable.

                                       The payment by the trust of the paid-ahead principal
                                       amount on the securities will generally shorten the
                                       weighted average life of the securities. However,
                                       depending on the length of time during which a
                                       paid-ahead simple interest receivable is not amortizing
                                       as described above, the weighted average life of the
                                       notes may be extended. In addition, to the extent the
                                       servicer makes advances on a paid-ahead simple interest
                                       receivable which subsequently goes into default, because
                                       liquidation proceeds for this receivable will be applied
                                       first to reimburse the servicer for its advances, the
                                       loss on this receivable may be larger than would have
                                       been the case had advances not been made.

                                       AHFC's portfolio of retail installment sale contracts
                                       has historically included simple interest receivables
                                       which have been paid-ahead by one


                                       or more scheduled monthly payments. There can be no
                                       assurance as to the number of receivables in the trust
                                       which may become paid-ahead simple interest receivables
                                       as described above or the number or the principal amount
                                       of the scheduled payments which may be paid-ahead.

THE SECURITIES ARE NOT                 The securities are not a suitable investment for any
SUITABLE INVESTMENTS FOR ALL           investor that requires a regular or predictable schedule of
INVESTORS.                             payments or payment on specific dates. The securities are
                                       complex investments that should be considered only by
                                       investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the
                                       prepayment, reinvestment and default risks, the tax
                                       consequences of an investment and the interaction of these factors.

WITHDRAWAL OR                          A security rating is not a recommendation to buy, sell or hold
DOWNGRADING OF THE INITIAL             securities. Similar ratings on different types of securities do
RATINGS OF THE NOTES AND THE           not necessarily mean the same thing. You should analyze the
CERTIFICATES WILL AFFECT THE           significance of each rating independently from any other rating.
PRICES FOR THE NOTES AND THE           A rating agency may change its rating of the securities after the
CLASS C CERTIFICATES UPON              securities are issued if that rating agency believes that
RESALE.                                circumstances have changed. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the securities.

PREPAYMENTS ON RECEIVABLES             You may receive payment of principal on your securities earlier than
MAY CAUSE PREPAYMENTS ON               you expected. If that happens, you may not be able to reinvest the
THE SECURITIES, RESULTING IN           principal you receive at a rate as high as the rate on your
REINVESTMENT RISK TO YOU.              securities. Prepayments on the receivables will shorten the life of the securities to an extent that cannot be predicted. Prepayments may occur for a number of reasons. Some prepayments may be caused by the obligors under the receivables.

                                       For example, obligors may:

                                       o    make early payments, since receivables will generally be
                                            prepayable at any time without penalty;

                                       o    default, resulting in the repossession and sale of the financed vehicle; or

                                       o    damage the vehicle or become unable to pay due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance.

                                       Some prepayments may be caused by the seller or the servicer. For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the seller or the servicer breaches a representation or warranty and the breach is material and cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased receivables. In addition, the servicer has the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is 10%
                                       or less of the total outstanding principal balance of the receivables as of the cutoff date.

                                       The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The seller has limited historical experience with respect to prepayments. For these reasons, the seller cannot predict the actual prepayment rates for the receivables. The seller, however, believes that the actual rate of prepayments will result in the weighted average life of the receivables being shorter than the period from the closing date to the final scheduled maturity date for the related class of securities. If this is the case, the weighted average life of each class of securities will be correspondingly shorter.

SUBORDINATED NOTEHOLDERS               If an event of default occurs under the indenture, only the
MAY NOT BE ABLE TO DIRECT              holders of the most senior class of notes outstanding (for
THE INDENTURE TRUSTEE UPON             example, the class A notes, or after the class A notes have been
AN EVENT OF DEFAULT UNDER              paid in full but the class B notes are still outstanding, the
THE INDENTURE AND MAY HAVE             class B notes) may waive such event of default, accelerate the
LIMITED RIGHTS UPON                    maturity dates of the notes or direct or consent to any action
NONPAYMENT OF INTEREST AND             under the indenture. The holders of the outstanding subordinated
WITH RESPECT TO REMOVAL OF             class or classes of notes will not have any rights to direct or
THE SERVICER.                          to consent to any action until each of the more senior class or classes of notes have been paid in full.

                                       The indenture also provides that failure to pay interest when due on the outstanding subordinated class or classes of notes (for example, for so long as any of the class A notes are outstanding, the class B notes), will not entitle holders of the subordinated notes to declare an event of default, cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

                                       Holders of notes will also have the right under limited
                                       circumstances to terminate the servicer prior to holders of certificates. If you buy the certificates, you will not be able to remove the servicer until the notes have been paid in full.

                                       We refer you to "Description of the Transfer and Servicing
                                       Agreements--Rights Upon Servicer Default" and "--Waiver of Past
                                       Defaults" in the accompanying prospectus.

BECAUSE THE TRUST HAS                  The only source of funds for payments on the securities is the
LIMITED ASSETS, THERE IS ONLY          assets of the trust and the reserve fund (or other form of credit
LIMITED PROTECTION AGAINST             enhancement). The securities are not obligations of, and will not
POTENTIAL LOSSES.                      be insured or guaranteed by, any governmental agency or the seller, the servicer, American Honda Motor Co., Inc., any trustee or any of their affiliates. You must rely solely on payments on the receivables and amounts on deposit in the reserve fund for payments on the securities. Although funds in the reserve fund
                                       (or other form of credit enhancement) will be available to cover shortfalls in payments of interest and principal on each payment date, the amounts deposited in the reserve fund (or other form of credit enhancement) will be limited. If the entire reserve fund
                                       (or other form of credit enhancement) has been used, the trust will depend solely on current collections on the receivables to make payments on the securities. Any excess amounts released from the reserve fund (or other form of credit enhancement) to the seller will no longer be available to securityholders on any later payment date. We refer you to "Subordination; Reserve Fund"
                                       in this prospectus supplement.


PREPAYMENTS, POTENTIAL                 An event of default under indenture, which could be caused by the
LOSSES AND CHANGE IN THE               failure of the trust to make payments of principal and/or
ORDER OF PRIORITY OF                   interest, may result in prepayments of the securities and/or
PRINCIPAL PAYMENTS                     losses and changes in the priority of payments of the securities.
FOLLOWING AN EVENT OF                  If the trust fails to pay principal of the notes when due, or
DEFAULT UNDER THE INDENTURE            fails to pay interest on certain classes of notes within five
MAY RESULT IN A LOSS ON                days of the due date, the indenture trustee or a majority of the
YOUR INVESTMENT.                       outstanding principal amount the most senior class of note then outstanding may declare the entire amount of the notes to be due immediately. If this happens, the trust will pay all principal collections to the noteholders until all principal on the notes has been paid prior to any principal payments to
                                       certificateholders. As a result, payments of principal on the certificates may be substantially delayed. Also, if the trust fails to pay principal on the notes when due, the holders of a majority in outstanding principal amount of the most senior class of notes then outstanding may direct the indenture trustee to sell the assets of the related trust and prepay the notes. Under these circumstances, the trust will not pay principal or interest on the certificates until all principal and interest on the notes has been paid. After the trust pays the notes in full, the trust will distribute any remaining trust assets to pay the
                                       certificates. The certificateholders will not have any right to direct the indenture trustee or to consent to any action until the notes are paid in full.

                                       If the trust makes prepayments on the securities, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your securities.
                                       If the trust is required to sell the receivables in the
                                       circumstances described above, the amount received from the sale may not be sufficient to pay all amounts owed to you.

                                       We refer you to "The Notes--Indenture--Events of Default --Rights
                                       upon Event of Default" in the accompanying prospectus.



                                   THE TRUST


GENERAL


     The Honda Auto Receivables 20  -   Owner Trust (the "Trust") is a Delaware
business trust to be formed pursuant to the trust agreement (the "Trust Agreement") between American Honda Receivables Corp., as seller (the "Seller"),
and [    ], as owner trustee (the "Owner Trustee"). After its formation, the
Trust will not engage in any activity other than:

     1. acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds from those assets;

     2. issuing the notes and the certificates;

     3. making payments on the notes and the certificates; and

     4. engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

     The Trust will initially be capitalized with an amount equal to the
Certificate Balance of $[    ], excluding amounts deposited in the Reserve
Fund. Class D certificates with an original principal balance of $[    ] will
be sold to the Seller and the class C certificates may be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer or their affiliates or the Trust. The equity of the Trust, together with the net proceeds from the sale of the notes and the certificates, will be used by the Trust to purchase the Receivables from the Seller pursuant to the sale and servicing agreement between the Servicer and the Seller (the "Sale and Servicing Agreement") and to fund the Reserve Fund.

     American Honda Finance Corporation ("AHFC") will be appointed to act as the servicer of the Receivables (in that capacity, the "Servicer"). The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the accompanying prospectus.

     Pursuant to agreements between AHFC and the Dealers, each Dealer will repurchase from AHFC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this prospectus supplement as "Dealer Recourse." Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Owner Trustee, the Sale and Servicing Agreement will require that any recovery by AHFC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account to satisfy AHFC's repurchase obligations under the Sale and Servicing Agreement. The sales by the Dealers of retail installment sale contracts to AHFC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

     Each certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and monies due or received under the Receivables on or after the Cutoff Date. The Reserve Fund and the Yield Supplement Account will be maintained by the Indenture Trustee for the benefit of the Noteholders and the Class C Certificateholders.

     The Trust's principal offices are in [    ], in care of [    ], as Owner
Trustee, at the address set forth below under "The Owner Trustee and the Indenture Trustee."

                          CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the notes and the certificates had taken place on that date:

  Class A-1 Notes ..................    $
  Class A-1 Notes ..................    $
  Class A-1 Notes ..................    $
  Class A-1 Notes ..................    $

                  THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     [     ] is the Owner Trustee under the Trust Agreement. [     ] is a
[     ] and its principal executive offices are located at [     ]. The Seller
and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

     [     ] is the trustee under the Indenture (the "Indenture Trustee").
[     ] is a [     ] and its principal executive offices are located at
[     ]. The Seller and its affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.


                                THE RECEIVABLES

     The property of the Trust will consist of a pool of retail installment
sale contracts (the "Receivables") originated on or after            , 20  ,
between Honda and Acura dealers (the "Dealers") and retail purchasers (the "Obligors"). The Receivables were originated by Dealers in accordance with AHFC's requirements under agreements with Dealers governing the assignment of the Receivables to AHFC. The Receivables evidence the indirect financing made available by AHFC to the Obligors. The Receivables are secured by new or used Honda and Acura motor vehicles (the "Financed Vehicles") and all principal and
interest payments made on or after           , 20   (the "Cutoff Date") and
other property specified in the Receivables.

     AHFC purchased the Receivables from the Dealers in the ordinary course of business in accordance with AHFC's underwriting standards. On or before the date of the initial issuance of the securities (the "Closing Date"), AHFC will sell the Receivables to the Seller. The Seller will, in turn, sell the Receivables to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement. AHFC will continue to service the Receivables. The Receivables to be held by the Trust will be selected from those motor vehicle retail installment sale contracts in AHFC's portfolio that meet several criteria. These criteria provide that each Receivable:

   1. was originated in the United States and the Obligor is not a federal, state or local governmental entity;

   2. has a contractual Annual Percentage Rate ("APR") ranging from [     ]%
      to [     ]%;

   3. provides for level monthly payments that fully amortize the amount financed over its original term except that the payment in the first or last month during the life of the Receivable may be minimally different from the level payment;

   4. has a remaining term to maturity of not less than [     ] months and not
      more than [     ] months;

   5. is not more than [     ] days past due;

   6. was originated prior to           , 20  ;

   7. has been entered into by an Obligor that was not in bankruptcy proceedings or is bankrupt or insolvent (according to the records of AHFC); and

   8. is secured by a Financed Vehicle that has not been repossessed (according to the records of AHFC).

     No selection procedures believed to be adverse to the Securityholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in item (2) above, the Receivables were not selected on the basis of their APRs.

     The composition, distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables. Approximately [ ]% and [ ]% of the Receivables (based on the Initial Pool Balance) constitute Precomputed Receivables and Simple Interest Receivables, respectively. By aggregate principal balance, approximately [ ]% of the Receivables constitute Precomputed Receivables and approximately [ ]% of the Receivables constitute Simple Interest Receivables. We refer you to "The Receivables" in the accompanying prospectus for a further description of the characteristics of precomputed receivables and simple interest receivables.


                        COMPOSITION OF THE RECEIVABLES



Aggregate Principal Balance ......................................   $
Number of Receivables ............................................
Average Principal Balance ........................................   $
Average Original Amount Financed .................................   $
 Range of Original Amount Financed ...............................   $   to
                                                                     $
Weighted Average APR(1) ..........................................   %
Range of APRs ....................................................   %   to
                                                                     %
Approximate Weighted Average Original Term to Maturity(l) ........   months to
 Range of Original Maturities ....................................   months
Weighted Average Remaining Maturity(1) ...........................   months
 Range of Original Maturities ....................................   months to
                                                                     months
Percentage by Principal Balance of Receivables of New and            % (New)
 Used Motor Vehicles .............................................   % (Used)
Percentage by Principal Balance of Receivables Financed              % (Honda)
 through Honda and Acura Dealers .................................   % (Acura)

----------
(1)   Weighted by Principal Balance as of the Cutoff Date.

                    DISTRIBUTION OF THE RECEIVABLES BY APR
             (Percentages may not add to 100.00% due to rounding)






                                    PERCENTAGE
                                   OF AGGREGATE   CUTOFF DATE    PERCENTAGE
                      NUMBER OF      NUMBER OF     PRINCIPAL     OF INITIAL
RANGE OF APRS (%)    RECEIVABLES    RECEIVABLES     BALANCE     POOL BALANCE
------------------- ------------- -------------- ------------- -------------
Totals ............

                   DISTRIBUTION OF THE RECEIVABLES BY STATE
               BASED ON THE ADDRESSES OF THE ORIGINATING DEALERS
             (Percentages may not add to 100.00% due to rounding)




                                         PERCENTAGE
                                        OF AGGREGATE   CUTOFF DATE    PERCENTAGE
                           NUMBER OF      NUMBER OF     PRINCIPAL     OF INITIAL
RANGE OF APRS (%)         RECEIVABLES    RECEIVABLES     BALANCE     POOL BALANCE
------------------------ ------------- -------------- ------------- -------------
Alabama ................
Alaska .................
Arizona ................
Arkansas ...............
California .............
Colorado ...............
Connecticut ............
Delaware ...............
Florida ................
Georgia ................
Hawaii .................
Idaho ..................
Illinois ...............
Indiana ................
Iowa ...................
Kansas .................
Kentucky ...............
Louisiana ..............
Maine ..................
Maryland ...............
Massachusetts ..........
Michigan ...............
Minnesota ..............
Mississippi ............
Missouri ...............
Montana ................
Nebraska ...............
Nevada .................
New Hampshire ..........
New Jersey .............
New Mexico .............
New York ...............
North Carolina .........
North Dakota ...........
Ohio ...................
Oklahoma ...............
Oregon .................
Pennsylvania ...........
Rhode Island ...........
South Carolina .........
South Dakota ...........
Tennessee ..............
Texas ..................
Utah ...................
Vermont ................
Virginia ...............
Washington .............
West Virginia ..........
Wisconsin ..............
Wyoming ................
 Total .................

                    MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding maturity and prepayment considerations with respect to the securities is set forth under "Weighted Average Life of the Securities" in the accompanying prospectus and "Risk Factors--You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in the accompanying prospectus. Except as otherwise provided in this prospectus supplement, no principal payments will be made on the class A-2 notes until the class A-1 notes have been paid in full; no principal payments will be made on the class A-3 notes until the class A-2 notes have been paid in full; and no principal payments will be made on the class B notes until the class A-3 notes have been paid in full. In addition, no principal payments will be made on the class C certificates until all of the notes have been paid in full. We refer you to "Payments on the Notes and the Certificates" in this prospectus supplement.

     Because the rate of payment of principal of each class of notes and the certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes and the final payment in respect of the certificates could occur significantly earlier or later than their respective final scheduled Payment Dates set forth under "Payments on the Notes and the Certificates" (each, a "Final Scheduled Payment Date") in this prospectus supplement. Securityholders will bear the risk of being able to reinvest principal payments on the securities at yields at least equal to the yield on their respective securities. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

     The certificates will provide limited protection against losses on the Receivables. Accordingly, the return on the certificates will be extremely sensitive to the loss experience of the Receivables and the timing of any of those losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of those losses assumed by an investor, the yield to maturity on the certificates may be lower than anticipated.

     Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Securityholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Fund.


            DELINQUENCIES, REPOSSESSIONS AND LOAN LOSS INFORMATION

     Set forth below is information concerning AHFC's experience with respect to its entire portfolio of new and used Honda and Acura motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by AHFC. Credit losses are an expected cost in the business of extending credit and are considered in AHFC's rate-setting process. AHFC's strategy is to minimize credit losses while providing financing support for the sale of new or used Honda and Acura motor vehicles.

     AHFC establishes an allowance for expected credit losses and deducts amounts reflecting charge-offs against such allowance. For retail financing, the account balance related to a retail installment sale contract is charged against the allowance for credit losses when the contract has been delinquent for 120 days, unless AHFC has repossessed the collateral associated with the contract. In these cases, the account balances are not charged against the allowance for credit losses until AHFC has either sold the repossessed related motor vehicle or held it in repossession inventory for more than 90 days. AHFC credits any recoveries from charge-offs related to a retail installment sale contract to the allowance.

     Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of AHFC. There is no assurance that AHFC's delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the trust with respect to the contracts, will be similar to that set forth below.

     There can be no assurance that the behavior of the Receivables included in the Trust will be comparable to AHFC's experience shown in the following tables. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of AHFC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those show if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.


     In the table below, the period of delinquency for the years ended March
31,  ,   and  , is based on the number of days more than 40% of a scheduled payment on a cumulative basis is contractually past due. The period of delinquency for the reporting periods beginning with the fiscal year ended March 31, 2002, is based on the number of days more than 10% of a scheduled payment on a cumulative basis is contractually past due. If the period of delinquency used by AHFC for prior reporting periods was based on the number of days more than 10% of a scheduled payment on a cumulative basis was contractually past due, then its historical delinquency experience may have been materially higher in each of the prior years presented below.




                                                            DELINQUENCY EXPERIENCE(1)
                                                              (DOLLARS IN THOUSANDS)
                                                             AT OR FOR THE YEAR ENDED
                                                                    MARCH 31,
                                                           ----------------------------

                                                           ----  ----  ----  ----  ----
Principal Amount Outstanding(2) ........................
Delinquencies(3)
 30-59 Days ............................................
 60-89 Days ............................................
 90 Days or More .......................................
 Repossessions(4) ......................................
Total Delinquencies and Repossessions ..................
Total Delinquencies and Repossessions as a Percentage of
 Principal Amount Outstanding ..........................

----------
(1) Includes contracts that have been sold but are still being serviced by AHFC.

(2) Remaining principal balance and net of unearned finance charges for all outstanding contracts.

(3)   For the fiscal years ended March 31,      ,       and       the period of
      delinquency was based upon the number of days more than 40% of the scheduled payment was contractually past due. For the reporting periods beginning with the fiscal year ended March 31, 2000, the period of delinquency is based on the number of days more than 10% of the scheduled payment is contractually past due.

(4) Amounts shown represent the outstanding principal balance for contracts for which the related vehicle had been repossessed and not yet liquidated.

                                                          DELINQUENCY EXPERIENCE(1)
                                                            (DOLLARS IN THOUSANDS)
                                                           AT OR FOR THE YEAR ENDED
                                                                  MARCH 31,
                                                         ----------------------------

                                                         ----  ----  ----  ----  ----
Principal Amount Outstanding(2) ......................
Average Principal Amount Outstanding(3) ..............
Number of Contracts Outstanding ......................
Average Number of Contracts Outstanding(3) ...........
Number of Repossessions ..............................
Number of Repossessions as a Percentage of the Average
 Number of Contracts Outstanding .....................
Gross Charge-Offs(4) .................................
Recoveries(5) ........................................
Net Losses ...........................................
Net Losses as a Percentage of Average Principal Amount
 Outstanding .........................................

----------
(1) Includes contracts that have been sold but are still being serviced by AHFC.

(2) Remaining principal balance and unearned finance charges for all outstanding contracts.

(3) Average of the loan balance or number of contracts, as the case may be, is calculated for a period by dividing the total monthly amounts by the number of months in the period.

(4) Amount charged off is the remaining principal balance, excluding any expenses associated with collection, repossession or disposition of the related vehicle, plus earned but not yet received finance charges, net of any proceeds collected prior to charge off.

(5)   Proceeds received on previously charged-off contracts.

                      WEIGHTED AVERAGE LIFE OF THE NOTES

     Prepayments on motor vehicle receivables can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 1% receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of the payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates. Reinvestment risk associated with early payment of the notes of any class will be borne exclusively by the holders of such notes.

     The tables captioned "Percent of Initial Note Principal at Various ABS Percentages" and "Percentage of Initial Class B Note Principal and Class C Certificate Balance at various ABS Percentages" (the "ABS Tables") have been prepared on the basis of the characteristics of the Receivables described under "The Receivables Pool". The ABS Tables assume that (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (2) each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days, (3) payments are made on the notes on each Payment Date (and each such date is assumed to be the fifteenth day of each applicable month), (4) the balance in the Reserve Fund on each Payment Date is the required amount described under "Subordination; Reserve Fund" and (5) the Servicer exercises its option to purchase the Receivables on the earliest Payment Date on which such option may be exercised. The hypothetical pools each have an assumed a
cutoff date of           , 20  . The ABS Tables indicate the projected weighted
average life of each class of notes and the class C certificates and sets forth the percent of the initial principal amount of each class of notes and the certificate balance of the class C certificates that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

     The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                    ORIGINAL
                          AGGREGATE             REMAINING TERM       TERM TO
           NUMBER OF      PRINCIPAL               TO MATURITY       MATURITY
POOL      RECEIVABLES      BALANCE      APR       (IN MONTHS)      (IN MONTHS)
------   -------------   -----------   -----   ----------------   ------------

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes and the class C certificates.


    PERCENTAGE OF INITIAL CLASS A NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES




PAYMENT DATE                             CLASS A-1 NOTES     CLASS A-2 NOTES     CLASS A-3 NOTES
-------------------------------------   -----------------   -----------------   ----------------
Weighted
 Average Life (years)(1) ............
Weighted
 Average Life (years)(1)(2) .........

----------
(1) The weighed average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2) This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

     This Table has been prepared based on the assumptions described on page S-32 (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


PERCENTAGE OF INITIAL CLASS B NOTE PRINCIPAL AND CLASS C CERTIFICATE BALANCE AT
                             VARIOUS ABS PERCENTAGES




                                                             CLASS C
PAYMENT DATE                             CLASS B NOTES     CERTIFICATES
-------------------------------------   ---------------   -------------
Weighted
 Average Life (years)(1) ............
Weighted
 Average Life (years)(1)(2) .........

----------
(1) The weighted average life of a note or a certificate is determined by (x) multiplying the amount of each principal payment on a note or a certificate by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note or a certificate.


(2) This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.


     This Table has been prepared based on the assumptions described on page S-32 (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

              NOTE FACTORS, CERTIFICATE FACTORS AND POOL FACTORS

     The "Note Pool Factor" with respect to any class of notes will be a seven-digit decimal indicating the principal amount of that class of notes as of the close of business on the Payment Date in that month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Note Pool Factor each month for each class of notes. Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes. Each principal amount will be computed by allocating payments in respect of the Receivables to principal and interest using the simple interest method. The portion of the principal amount of any class of notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder's note by the related Note Pool Factor for that month.

     The "Certificate Pool Factor" with respect to any class of certificates will be a seven-digit decimal indicating the Certificate Balance of that class of certificates as of the close of business on the Payment Date in that month as a fraction of the Initial Certificate Balance of that class. The Servicer will compute the Certificate Pool Factor each month for each class of certificates. Each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the Certificate Balance. Each Certificate Balance will be computed by allocating payments in respect of the Receivables to principal and interest using the simple interest method. The portion of the Certificate Balance for any class of certificates for a given month allocable to a Certificateholder can be determined by multiplying the original denomination of the holder's certificate by the related Certificate Pool Factor for that month.

     Pursuant to the Transfer and Servicing Agreements, the Securityholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Note Pool Factors, Certificate Pool Factors and various other items of information pertaining to the Trust. Securityholders of record during each calendar year will be furnished information by the Indenture Trustee or the Owner Trustee, as appropriate, for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the Transfer and Servicing Agreements--Statements to Securityholders" in the accompanying prospectus.


                                USE OF PROCEEDS

     The Seller will use the net proceeds from the sale of the Securities (approximately $ ) to purchase the Receivables from AHFC pursuant to the Purchase Agreement and to fund the Reserve Fund.


                          THE SELLER AND THE SERVICER

     Information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the accompanying prospectus.

                                   THE NOTES


GENERAL

     The notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed Indenture will be filed with the Security and Exchange Commission (the "SEC") following the issuance of the Securities. The following summary describes material terms of the notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is hereby made.


PAYMENTS OF INTEREST

     Each class of notes will constitute Fixed Rate Securities, as that term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the accompanying prospectus. Interest on the principal balances of the classes of the notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the fifteenth of each month (or, if that date is not a Business Day, on the next succeeding Business
Day) (a "Payment Date") commencing          , 20  .

     Interest on the outstanding principal amount of each class of notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date (each, an "Interest Period").

     Interest on the class A-1 notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the class A-2 notes, the class A-3 notes and the class B notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Fund, after the Servicing Fee and non-recoverable Advances have been paid. We refer you to "Subordination; Reserve Fund--Reserve Fund" and "Payments on the Notes and the Certificates" in this prospectus supplement.

     Interest payments to holders of the class A-1 notes, the class A-2 notes and the class A-3 notes (collectively, the "Class A Notes") will have the same priority. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any Payment Date, in which case the holders of the Class A Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the notes.

     Interest payments to the holders of the class B notes will be subordinated to the interest payments on the Class A Notes. Interest on the class B notes will not be paid until all accrued and unpaid interest on the Class A Notes has been paid in full.


PAYMENTS OF PRINCIPAL

     Until the notes have been paid in full, principal payments to Noteholders will be made on each Payment Date in the amount and order of priority described in this prospectus supplement under "Payments on the Notes and the Certificates--Payment of Distributable Amounts." On each Payment Date, principal of the notes will be payable generally in an amount equal to the Noteholders'

Percentage of the Principal Distributable Amount. Principal payments on the notes will be made from Available Amounts after the Servicing Fee and non-recoverable Advances have been paid and after the Noteholders' Interest Distributable Amount has been distributed. Principal payments will be allocated among the notes so that no principal payments will be made on:

   1. the class A-2 notes until the class A-1 notes have been paid in full;

   2. the class A-3 notes until the class A-1 notes and class A-2 notes have been paid in full; and

   3. the class B notes until Class A Notes have been paid in full.

     Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an Event of Default, the notes will receive 100% of the Principal Distributable Amount until the notes are paid in full. That Principal Distributable Amount will be paid first to holders of record of each of the class A-1 notes, the class A-2 notes and the class A-3 notes (the "Class A Noteholders") on a pro rata basis based on the principal balance of that class of outstanding notes. Beginning on the Payment Date on which the Class A Notes have been paid in full, the remainder of the Principal Distributable Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distributable Amount, will be paid to the holders of record of each of the class B notes (the "Class B Noteholders" and together with the "Class A Noteholders", the "Noteholders") until the class B notes have been paid in full.

     The actual Payment Date on which the outstanding principal amount of any class of notes is paid may be significantly earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under "Weighted Average Life of the Securities" in the accompanying prospectus.


     If the principal amount of a class of notes has not been paid in full on or prior to its Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of notes to zero on that Payment Date. We refer you to "Payment on the Notes and the Certificates--Payment of Distributable Amounts" in this prospectus supplement.

INDENTURE

     Events of default; rights upon event of default. Subject to the following paragraph, upon an Event of Default, the Noteholders will have the rights set forth in the prospectus under "The Notes--Indenture--Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any note (to the extent described in the following paragraph). In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the accompanying prospectus under "The Notes--Indenture--Events of Default; Rights Upon Event of Default" has been satisfied.

     Notwithstanding the description of Events of Default and resulting rights of Noteholders in the accompanying prospectus under the caption "The Notes--Indenture--Events of Default; Rights Upon Event of Default," until the Class A Notes have been paid in full, the failure to pay interest due on the class B notes will not be an Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes or the Class B notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for one or more successor Indenture Trustees to be appointed for the Class A Notes and the Class B notes in order that there be separate Indenture Trustees for the Class A Notes and the Class B Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the Indenture Trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B notes to the Class A Notes as described herein), and only the Class A Noteholders will have the right to waive the Events of Default or Servicer Defaults or direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the Indenture Trustee for the Class B notes. Any resignation of the original Indenture Trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor Indenture Trustee for such class of notes and such successor's acceptance of such appointment.

     Each Class B Noteholder, by accepting its interest in a class B note, will be deemed to have consented to any such delay in payment of interest on such class of notes and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

NOTICES

     Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Transfer and Servicing Agreements) obtaining actual knowledge of these events.

     If notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that publication or mailing.

GOVERNING LAW

     The Indenture and the notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.


                               THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed Trust Agreement will be filed with the SEC following the issuance of the securities. The certificates will evidence undivided ownership interests in the Trust created pursuant to the Trust Agreement.

     The following summary describes material terms of the certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the certificates of any given series and the related Trust Agreement set forth in the accompanying prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     Interest on the Certificate Balance will accrue during each Interest Period at the per annum pass through rate set forth in "Payments on the Notes and Certificates" in this prospectus supplement (the "Pass Through Rate") and will be payable to the holders of record of the certificates (the
"Certificateholders") on the related Payment Date.

     The certificates will constitute Fixed Rate Securities, as that term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the accompanying prospectus. Interest due on a Payment Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the class C certificates generally will be made from Available Amounts after:

   1. payment of the Servicing Fee; and

   2. distribution of the Noteholders' Distributable Amounts to the Noteholders.


     Interest distributions with respect to the class D certificates generally will be made from Available Amounts after payment of all of the foregoing and also after (1) distribution of interest and principal due and payable in respect of the class C certificates and (2) depositing of funds in the Reserve Fund so that the amount on deposit in that account equals the Specified Reserve Fund Balance. We refer you to "Payments on the Notes and the Certificates--Payment of Distributable Amounts" in this prospectus supplement.

     Interest payments due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date increased by an amount equal to interest on that amount at the Pass Through Rate (to the extent lawful).

PAYMENTS OF PRINCIPAL

     No principal will be paid on the class C certificates until the Payment Date on which all of the notes have been paid in full. On that Payment Date and each Payment Date thereafter, principal payments of the class C certificates will be payable in an amount equal to the class C Certificateholders' Percentage of the Principal Distributable Amount. Principal payments on the class C certificates will be made from Available Amounts after:

   1. payment of the Servicing Fee; and

   2. distribution of the Noteholders' Distributable Amounts to the Noteholders.

     No principal payments will be made on the class D certificates until the class C certificates have been paid in full. Principal payments of the class D certificates will be made from Available Amounts after all payment of the foregoing and also after (1) distribution of interest and principal due and payable in respect of the class C certificates and (2) depositing of funds in the Reserve Fund so that the amount on deposit in that account equals the Specified Reserve Fund Balance.

     Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an Event of Default, the certificates will not receive any of the Principal Distributable Amount until the notes have been paid in full.

NOTICES

     Certificateholders will be notified in writing by the Owner Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon an specified officer of the Owner Trustee obtaining actual knowledge of these events. Except for the monthly and annual reports to Certificateholders described this prospectus supplement, the Owner Trustee is not obligated under the Trust Agreement to forward any other notices to the Certificateholders. There are no provisions in the Trust Agreement for the regular or special meetings of Certificateholders.

GOVERNING LAW

     The Trust Agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

                  PAYMENTS ON THE NOTES AND THE CERTIFICATES

     On or before the tenth calendar day of each month (or, if the tenth day is not a Business Day, the next succeeding Business Day (each a "Determination Date"), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Payment Date, the Servicer will also determine the following:

     1. Available Amounts;

     2. Noteholders' Interest Distributable Amount;

     3. Certificateholders' Interest Distributable Amount;

     4. Principal Distributable Amount;

     5. Yield Supplement Deposit, if any; and

     6. based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the Noteholders and Certificateholders.

     The Indenture Trustee or the Owner Trustee, as the case may be, will make payments to the Noteholders and Certificateholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders and Certificateholders will be determined in the manner described below.

CALCULATION OF AVAILABLE AMOUNTS

     The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Interest and Available Principal (collectively, "Available Amounts").

     "Available Interest" for a Payment Date will equal the sum of the following amounts allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period (which in the case of Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the Simple Interest Receivables shall be calculated in accordance with the simple interest method):

     1. all collections on or in respect of the Receivables other than Defaulted Receivables;

     2. all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, including amounts received in subsequent Collection Periods ("Net Liquidation Proceeds");

     3. all Advances made by the Servicer;

     4. all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller in respect of that Collection Period;

     5. all Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer in respect of that Collection Period; and

     6. any Yield Supplement Deposits.

     "Available Principal" for a Payment Date will equal the sum of the amounts described in clauses (1) through (5) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the Simple Interest Receivables shall be calculated in accordance with the simple interest method).

     Available Interest and Available Principal on any Payment Date will exclude the following amounts:

     1. amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

     2. Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable; and

     3. recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.


     A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which, (a) all or part of a scheduled payment is 120 days or more than 120 days past due and the Servicer has not repossessed the related Financed vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed vehicle or repossessed and held the related Financed vehicle and held in its repossession inventory for 90 days, whichever occurs first.


PAYMENT OF DISTRIBUTABLE AMOUNTS


     Prior to each Payment Date, the Servicer will calculate the amount to be distributed to the Noteholders and Certificateholders. On each Payment Date, the Servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions in the following amounts and order of priority:

     1. to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and non-recoverable Advances;

     2. to the Noteholders, the Noteholders' Interest Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clause (1) above);

     3. to the holders of record of the class C certificates (the "Class C Certificateholders"), the Certificateholders' Interest Distributable Amount for the class C certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses
        (1) through (2) above);

     4. to the Noteholders, the Noteholders' Principal Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (1) through (3) above);

     5. to the Class C Certificateholders, the Certificateholders' Principal Distributable Amount for the class C certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (1) through (4) above);

     6. to the Reserve Fund, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (1) through (5) above and that amount being the "Excess Amount"), that amount until the amount on deposit in that account equals the Specified Reserve Fund Balance;

     7. to the holders of record of the class D certificates (the "Class D Certificateholders"), the Certificateholders' Interest Distributable Amount for the class D certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses
        (1) through (6) above);

     8. after the Class C Certificateholders have been paid in full, to the Class D Certificateholders, the Certificateholders' Principal Distributable Amount for the class D certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (1) through (7) above); and

     9. any Available Amounts remaining after giving effect to the reduction in Available Amounts described in clauses (1) through (8) above, to the Seller.

     Noteholders' Principal Distributable Amount will be allocated among the notes so that no principal payments will be made on:

     1. the class A-2 notes until the class A-1 notes have been paid in full;

     2. the class A-3 notes until the class A-1 notes and the class A-2 notes have been paid in full; or

     3. the class B notes until the class A-1 notes, the class A-2 notes and the class A-3 notes have been paid in full.

     Notwithstanding the foregoing, if amounts actually allocated to the Noteholders on any Payment Date is less than the Noteholders' Distributable Amount, funds will be withdrawn from the Reserve Fund so that an amount equal to the Noteholders' Distributable Amount may be allocated to the Noteholders.

     No principal payments on the certificates will be made until all of the notes have been paid in full. Thereafter, the Certificateholders' Principal Distributable Amount will be allocated among the certificates so that no principal payments will be made on the class D certificates until the class C certificates have been paid in full. Notwithstanding the foregoing, if amounts actually allocated to the Class C Certificateholders on any Payment Date is less than the Certificateholders' Distributable Amount, funds will be withdrawn from the Reserve Fund (after funds have been withdrawn for the benefit of the Noteholders) so that an amount equal to the Certificateholders' Distributable Amount for the class C certificates may be allocated to the Class C Certificateholders.

     For the purposes of this prospectus supplement, the following terms will have the following meanings:

     The "Certificateholders' Distributable Amount" will mean, with respect to any Payment Date, the sum of the Certificateholders' Interest Distributable Amount for all classes of certificates plus the Certificateholders' Principal Distributable Amount for that Payment Date for the class C certificates.

     The "Certificateholders' Interest Distributable Amount" will mean, with respect to any Payment Date and a class of certificates, the sum of the Certificateholders' Monthly Interest Distributable Amount for that class and the Certificateholders' Interest Carryover Shortfall for that class for one or more prior Payment Dates.

     The "Certificateholders' Interest Carryover Shortfall" will mean, with respect to any Payment Date and a class of certificates, the excess, if any, of the sum of the Certificateholders' Monthly Interest Distributable Amount for that class for the preceding Payment Date plus any outstanding Certificateholders' Interest Carryover Shortfall for that class on that preceding Payment Date, over the amount of interest that is actually paid on the certificates on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Certificateholders' Interest Carryover Shortfall at the related Pass Through Rate for the related Interest Period.

     The "Certificateholders' Monthly Interest Distributable Amount" will mean, with respect to any Payment Date and a class of certificates, interest accrued for the related Interest Period at the related Pass Through Rate for that class of certificates on the Certificate Balance of that class on the immediately preceding Payment Date, after giving effect to all payments of principal to Certificateholders of that class on or prior to that Payment Date (or, in the case of the first Payment Date, on the Initial Certificate Balance of that
class of certificates). The "Initial Certificate Balance" will equal $[     ]
for the class C certificates and $[     ] for the class D certificates, and the
"Certificate Balance," for any Payment Date and a class of certificates, will equal the Initial Certificate Balance of that class, reduced by all amounts distributed on or prior to that Payment Date on the certificates of that class and allocable to principal.

     The "Certificateholders' Monthly Principal Distributable Amount" will mean, with respect to any Payment Date, the Certificateholders' Percentage of the Principal Distributable Amount for that Payment Date.

   The "Certificateholders' Percentage" will mean the following:

   1. for each Payment Date until all of the notes have been paid in full, 0%;
      and

   2. thereafter, 100%.

     The "Certificateholders' Principal Carryover Shortfall" will mean, with respect to any Payment Date and a class of certificates, the excess of the Certificateholders' Monthly Principal Distributable Amount for that class plus any outstanding Certificateholders' Principal Carryover Shortfall of that class for the preceding Payment Date, over the amount in respect of principal that is actually distributed to the Certificateholders of that class on that Payment Date.

     The "Certificateholders' Principal Distributable Amount" will mean, with respect to any Payment Date and a class of certificates, the sum of:

     1. the Certificateholders' Monthly Principal Distributable Amount for that Payment Date;

     2. any outstanding Certificateholders' Principal Carryover Shortfall of that class as of the close of the immediately preceding Payment Date; and

     3. on the Final Scheduled Payment Date for that class of certificates, the amount necessary to reduce the outstanding principal amount of that class of certificates to zero; provided, however, that the Certificateholders' Principal Distributable Amount with respect to a class of certificates shall not exceed the Certificate Balance of that class of certificates.

     The "Noteholders Distributable Amount" will mean, with respect to any Payment Date, the sum of the Noteholders' Interest Distributable Amount for all classes of notes plus the Noteholders' Principal Distributable Amount for that Payment Date.

     The "Noteholders' Interest Carryover Shortfall" will mean, with respect to any Payment Date and a class of notes, the excess, if any, of the sum of the Noteholders' Monthly Interest Distributable Amount for that class for the preceding Payment Date plus any outstanding Noteholders' Interest Carryover Shortfall for that class on that preceding Payment Date, over the amount in respect of interest that is actually paid on the notes of that class on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Noteholders' Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.

     The "Noteholders' Interest Distributable Amount" will mean, with respect to any Payment Date, the sum of the Noteholders' Monthly Interest Distributable Amount for all classes of notes and the Noteholders' Interest Carryover Shortfall for all classes of notes for one or more prior Payment Dates.

     The "Noteholders' Monthly Interest Distributable Amount" will mean, with respect to any Payment Date and a class of notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Payment Date (or, in the case of the first Payment Date, on the original principal amount of that class).

     The "Noteholders' Monthly Principal Distributable Amount" will mean, with respect to any Payment Date, the Noteholders' Percentage of the Principal Distributable Amount for that Payment Date.

     The "Noteholders' Percentage" will mean:

     1. for each Payment Date until the principal amounts of all of the notes have been paid in full, 100%; and

     2. thereafter, 0%.

     The "Noteholders' Principal Carryover Shortfall" will mean, with respect to any Payment Date and a class of notes, the excess, if any, of the Noteholders' Monthly Principal Distributable Amount plus any outstanding Noteholders' Principal Carryover Shortfall for that class of notes for the preceding Payment Date over the amount in respect of principal that is actually paid as principal on that class on that Payment Date.

     The "Noteholders' Principal Distributable Amount" will mean, with respect to any Payment Date and a class of notes, the sum of:

     1. the Noteholders' Monthly Principal Distributable Amount;

     2. any outstanding Noteholders' Principal Carryover Shortfall of that class as of the close of the immediately preceding Payment Date; and

     3. on the Final Scheduled Payment Date for that class of notes, the amount necessary to reduce the outstanding principal amount of that class of notes to zero; provided, however, that the Noteholders' Principal Distributable Amount with respect to a class of notes shall not exceed the outstanding principal amount of that class.

     The "Principal Distributable Amount" will mean, with respect to any Payment Date and the related Collection Period, the sum of the following amounts:

     1. the principal portion of all payments actually received on the Receivables during that Collection Period;

     2. the principal portion of all prepayments and partial prepayments received during that Collection Period (to the extent those amounts are not included in clause (1) above); and

     3. the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during that Collection Period (to the extent those amounts are not included in clauses (1) or (2) above).

     The Principal Distributable Amount shall include (a) in the case of Precomputed Receivables, the principal portion of all scheduled payments due during the relating Collection Period, computed in accordance the actuarial method and (b) in the case of Simple Interest Receivables, the principal portion of all scheduled payments actually received during the related Collection Period, and (c) the principal portion of all Prepayments on Simple Interest Receivables and Prepayments on Precomputed Receivables received only the related Collection Period (to the extent such amounts are not included in (a) and (b)).


                          SUBORDINATION; RESERVE FUND

     The rights of the Noteholders and the Certificateholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Servicing Fee, any additional servicing compensation described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and the reimbursement of outstanding Advances.


SUBORDINATION

     In addition, the rights of the Noteholders to receive distributions on the Receivables will be subject to the priorities set forth under "Description of the Securities--Terms of the Notes" and "Payments on the Notes and the Certificates--Payment of Distributable Amounts" in this prospectus supplement. The rights of the Certificateholders to receive payments on the Receivables will be subordinated to the rights of the Noteholders to the extent described herein. The rights of the Class D Certificateholders to receive payments on the Receivables will be further subordinated to the rights of the Class C Certificateholders and the maintenance of amounts on deposit in the Reserve Fund at the Specified Reserve Fund Balance, in each case to the extent described herein.


RESERVE FUND

     The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive, to the extent described in this prospectus supplement, current distributions on the Receivables and the establishment of the Reserve Fund. Although the class C certificates are subordinated to the rights of the Noteholders, the Class C Certificateholders have a preferential right to receive current distributions on the Receivables before the Class D Certificateholders to the extent described in this prospectus supplement and the establishment of the Reserve Fund. The Reserve Fund will be a segregated account in the name of the Indenture Trustee. The Reserve Fund will be created with an initial deposit by the Seller on the Closing Date of an amount equal to
$[     ] (the "Reserve Fund Initial Deposit") which is less than the Specified
Reserve Fund Balance. The Reserve Fund will thereafter be funded by the deposit therein of all Excess Amounts, if any, for each Payment Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Fund to the Specified Reserve Fund Balance.

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of holders of the notes and the Class C Certificateholders and may be invested in Eligible Investments. Investment income on those investments (net of losses and expenses) will be paid to the Seller, upon the direction of the Servicer, to the extent that funds on deposit in the Reserve Fund exceed the Specified Reserve Fund Balance. If the amount on deposit in the Reserve Fund on any Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Fund on that Payment Date) is greater than the Specified Reserve Fund Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the Indenture Trustee will include the amount of the excess in the amounts to be distributed to Class D Certificateholders pursuant to clauses (7) and (8) in the first paragraph under "Payments on the Notes and the Certificates--Payment of Distributable Amounts" in this prospectus supplement. Upon any distribution to the Class D Certificateholders of amounts in excess of the Specified Reserve Fund Balance, the Noteholders will not have any rights in, or claims to, those amounts. Any excess amounts remaining thereafter will be paid to the Seller.

     The "Specified Reserve Fund Balance" will initially be [     ]. However,
on any Payment Date, the Specified Reserve Fund Balance will be an amount equal
to [     ].

     The Servicer may, from time to time after the date of this prospectus supplement, request each rating agency to approve a formula for determining the Specified Reserve Fund Balance that is different from those described above or change the manner by which the Reserve Fund is funded. If each rating agency delivers a letter to the Owner Trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes or the class C certificates, then the Specified Reserve Fund Balance will be determined in accordance with the new formula. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder or Certificateholder, to reflect the new calculation.

     None of the Securityholders, the Indenture Trustee, the Owner Trustee or the Seller will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Securityholders.

     The Reserve Fund and the subordination of the certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, the Reserve Fund could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Fund to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Fund, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders. In that event, the Class C Certificateholders will first incur the losses, but the Class B Noteholders will be the second to incur those losses because payments of principal of and interest on the class B notes are subordinated to payments of principal of and interest on the Class A Notes.

     To a lesser extent, the Reserve Fund and the subordination of the class D certificates are intended to enhance the likelihood of receipt by the Class C Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Class C Certificateholders will experience losses. However, the right of the Class C Certificateholders to the amounts on deposit in the Reserve Fund is subordinated to the similar right of the Noteholders and, in any event, the Reserve Fund could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Fund to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Fund, the Class C Certificateholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Certificateholders.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS


THE TRANSFER AND SERVICING AGREEMENTS

     The description of the terms of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the securities. Any description of the Transfer and Servicing Agreements in this prospectus supplement supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the accompanying prospectus.

ACCOUNTS

     In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the accompanying prospectus, the Servicer will also establish and will maintain with the Indenture Trustee the Reserve Fund in the name of the Indenture Trustee on behalf of the Noteholders and/or the Certificateholders.

COLLECTIONS

     The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than two Business Days after receipt. However, so long as AHFC is the servicer, if each condition to making monthly deposits as may be required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by AHFC or AHFC obtaining a letter of credit or similar agreement and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Deposit Date. The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust into the Collection Account on or before each Deposit Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus.

     "Eligible Investments" are specified in the Trust Agreement and will be limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then-current ratings of the securities.

     Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus.


     Collections on or in respect of a Receivable made during a Collection Period which are not late fees, prepayment charges, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment." Excess Payments constituting a prepayment in full of the related Receivable will be applied as a prepayment in full of such Receivable (each, a "Prepayment") and all other Excess Payments on Precomputed Receivables will be held by the Servicer as a Payment Ahead (or if the Servicer has not satisfied particular requirements, deposit in the Payahead Account) and on Simple Interest Receivables will be applied as a partial prepayment.

     On each Deposit Date, the Indenture Trustee will cause (1) Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account and (2) the Yield Supplement Withdrawal Amount to be deposited into the Collection Account.

ADVANCES

     On or before the Business Day prior to each Deposit Date, the Servicer will make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest (and principal in the case of a Precomputed Receivable) actually received on the Receivable during the Collection Period (an "Advance"). If the calculation results in a negative number, an amount equal to the negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances in respect of a Collection Period on the Business Day immediately preceding the related Payment Date. We refer you to "Description of the Transfer and Servicing Agreements--Advances" in the accompanying prospectus.

SERVICING COMPENSATION

     The servicing fee for the calendar month immediately preceding any Payment Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Rate") of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Initial Pool Balance (the "Servicing Fee"). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the accompanying prospectus. The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each rating agency without a reduction in the rating of each class of notes and the class C certificates, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Interest prior to the payment of the Noteholders' Distributable Amounts or Certificateholders' Distributable Amounts.


YIELD SUPPLEMENT ACCOUNT AND YIELD SUPPLEMENT AGREEMENT

     Payments of the Yield Supplement Deposits will be made from funds on deposit in a segregated trust account to be established by the Seller and pledged to and maintained with the Indenture Trustee for the benefit of the Noteholders and the Class C Certificateholders (the "Yield Supplement Account"). The "Yield Supplement Deposit" for each Collection Period means an aggregate amount (if positive), calculated by the Servicer, by which:

     o one month's interest on the principal balance as of the first day of that Collection Period of each Yield Supplemented Receivable (other than a Liquidated Receivable, after the Collection Period in which that Receivable became a Liquidated Receivable) at a rate equal to the Required Rate exceeds

     o one month's interest on that principal balance at that Yield Supplemented Receivable's APR.

     "Yield Supplemented Receivables" are Receivables that have APRs which are less than the Required Rate. The "Required Rate" means, with respect to any Payment Date, the sum of the weighted average Interest Rate for the notes and the Pass Through Rate for the class C certificates and 1.00%. The initial
amount of the Yield Supplement Account will be $[     ] (the "Initial Yield
Supplement Amount").

     If the Yield Supplement Deposits for any Payment Date exceed the amount available for withdrawal from the Yield Supplement Account on that Payment Date, the Seller will not have any further obligation under the Yield Supplement Agreement to deposit any further amounts into the Yield Supplement Account. The amount required to be on deposit in the Yield Supplement Account (the "Required Yield Supplement Amount") will be equal to the lesser of:

     o maximum aggregate Yield Supplement Deposits that will become due under the Yield Supplement Agreement, assuming that payments on the Receivables are made on their scheduled due dates and that no Receivable becomes a prepaid Receivable, or

     o the Initial Yield Supplement Amount.

     The maximum aggregate Yield Supplement Deposits may decline as a result of prepayments or repayments in full of the Receivables. To the extent that on any Payment Date the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Amount on that Payment Date, the excess will be paid to the Seller. The Yield Supplement Account will not be part of the Trust.

     Simultaneously with the sale and assignment of the Receivables by AHFC to the Seller, the Seller will enter into the Yield Supplement Agreement with the Indenture Trustee and the Servicer. The Seller will assign the Yield Supplement Agreement to the Trust.


NET DEPOSITS

     As an administrative convenience and as long as specified conditions are satisfied, for so long as AHFC is the Servicer, AHFC will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account to the Owner Trustee and to the Securityholders as if all of the foregoing deposits and payments were made individually. We refer you to "Description of the Transfer and Servicing Agreements--Net Deposits" in the accompanying prospectus.

OPTIONAL PURCHASE

      The outstanding notes and the certificates will be redeemed in whole, but not in part, on any Payment Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 100 or less of the Initial Pool Balance, as described in the accompanying prospectus under "Description of the Transfer and Servicing Agreements--Termination." The "Redemption Price" for the outstanding notes will be equal to the unpaid principal amount of the outstanding notes plus accrued and unpaid interest on the notes and for the certificates will equal the Certificate Balance of the class C certificates and class D certificates on the date of the optional purchase plus accrued and unpaid interest on the certificates.

REMOVAL OF SERVICER

     The Indenture Trustee or Noteholders evidencing not less than 51% of the voting interests of the most senior class of notes then outstanding (or if the notes have been paid in full and the Indenture has been discharged in accordance with its terms, by holders of certificates then outstanding evidencing not less than 51% of the voting interests thereof), may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon the following events ("Servicer Defaults"):

   1. any failure by the Servicer to deposit in or credit to any Account any required payment or make the required payments therefrom and that failure continues unremedied for three Business Days after discovery thereof by the Servicer or after the giving of written notice of such failure to (a) the Servicer by the Owner Trustee or the Indenture Trustee, as applicable or (b) the Servicer and the Owner Trustee or the Indenture Trustee, as applicable, of written notice of the failure from not less than 25% of the voting interests of the most senior class of securities then outstanding;

   2. any failure by the Servicer (or the Seller, as long as AHFC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Securityholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer or the Seller, as the case may be, by the Owner Trustee or the Indenture Trustee, as applicable, or (b) the Servicer or the Seller, as the case may be, and the Owner Trustee or the Indenture Trustee by the holders of notes or certificates evidencing not less than 25% of the voting interests of the notes or certificates, voting together as a single class; and

   3. the occurrence of an Insolvency Event of the Servicer.

     Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee under the Sale and Servicing Agreement. The Indenture Trustee or successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders (or Certificateholders) from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle and motorcycle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. Upon payment in full of the principal and interest on the notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.

DUTIES OF THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the certificates (other than the authentication of the certificates), the notes or of any Receivables or related documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. If no Servicer Default has occurred, the Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or the Sale and Servicing Agreement which failure constitutes a Servicer Default unless the Owner Trustee obtains actual knowledge of the failure as specified in the Trust Agreement.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights. No Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, other than with respect to the failure by the Seller or the Servicer, as applicable, to remit payment, unless that Certificateholder has previously given to the Owner Trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting interests of the certificates, voting together as a single class, have made written request upon the Owner Trustee to institute that proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity and the Owner Trustee for 30 days has neglected or refused to institute that proceeding.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the certificates, the notes (other than authentication of the notes) or of any Receivables or related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. If no Event of Default or Servicer Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement which failure constitutes an Event of Default or Servicer Default unless the Indenture Trustee obtains actual knowledge of the failure as specified in the indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, other than with respect to the failure by the Seller or the Servicer, as applicable, to remit payment, unless that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holders of the notes evidencing not less than 25% of the voting interests of the notes, voting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     [     ] will be the Owner Trustee under the Trust Agreement. As a matter of [New York] law, the Trust will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Trust will be viewed as the issuer of
the certificates. [     ] will be the Indenture Trustee under the Indenture.
The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold certificates in their own names or as pledgees.

     For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee, in each case acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

     The Trust Agreement will provide that the Servicer will pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and the Indenture Trustee will be entitled to indemnification by AHFC and the Seller for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be). The Trust Agreement and the Indenture will further provide that the Seller and the Servicer will indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


TAX CHARACTERIZATION OF THE TRUST

     Under current law and assuming execution of, and compliance with, the Indenture and the Trust Agreement, in the opinion of McKee Nelson LLP, tax counsel to the Trust, (i) the notes will be characterized as debt for tax purposes, and (ii) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

     If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Receivables, which may be reduced by its interest expense on some or all classes of the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and the beneficial owners of the certificates (the "Certificate Owners") could be liable for any such tax that is unpaid by the Trust.

TREATMENT OF THE NOTES AS INDEBTEDNESS

     The Seller, any Certificateholders and the Certificate Owners will agree, and the beneficial owners of the notes (the "Note Owners") will agree by their purchase of the notes, to treat the notes as debt for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income purposes. The Seller and the Servicer will agree, and the Certificate Owners will agree by their purchase of the certificates, to treat the Trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, and the notes being debt of the partnership, or (ii) if a single beneficial owner owns all of the certificates and none of the notes are characterized as equity interests in the Trust, as disregarded as an entity separate from the Certificate Owner for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Trust and the notes treated as assets and indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement. We refer you to "Material Income Tax Consequences--Tax Treatment of Owner Trusts" in the accompanying prospectus.

     We do not anticipate issuing notes with any original issue discount, other than possibly original issue discount of a de minimis amount. We refer you to "Material Federal Income Tax Consequences--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes--OID, Indexed Securities, etc." in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [1]% ABS. We refer you to "Maturity and Prepayment Considerations" in this prospectus supplement.

                             ERISA CONSIDERATIONS


THE NOTES


     The notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the accompanying prospectus.

     The notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates:

   1. is a "fiduciary" as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code with respect to those Plan assets; or

   2. is an employer maintaining or contributing to the Plan;

or if a Certificateholder is a fiduciary with respect to those Plan assets and participates in the decision to acquire the notes, unless a prohibited transaction is applicable to such purchase or is otherwise permissible under ERISA.

THE CERTIFICATES

     The certificates may not be acquired by a Plan or any entity whose underlying assets include Plan assets by reason of a Plan's investment in the entity or which uses Plan assets to acquire certificates (a "Plan Investor"). By its acceptance of a certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In addition, a purchaser of certificates other than a Plan Investor should be aware that a prohibited transaction could occur if a Certificateholder (or any of its affiliates) who holds 50% or more of the interests in the Certificates is or becomes a party in interest or a disqualified person with respect to a Plan Investor that purchases and holds any notes unless covered by one or more applicable exemptions.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the note underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally but not jointly agreed to purchase, the principal amount of notes set forth opposite its name below:




UNDERWRITERS        CLASS A-1 NOTES     CLASS A-2 NOTES     CLASS A-3 NOTES     CLASS B NOTES
----------------   -----------------   -----------------   -----------------   --------------
[Underwriters]
Total              $                   $                   $                   $

     In the Note Underwriting Agreement, the Note Underwriters have agreed, subject to the terms and conditions set forth in the Note Underwriting Agreement, to purchase all of the notes if any of the notes are purchased. This obligation of the Note Underwriters is subject to specified conditions precedent set forth in the Note Underwriting Agreement.

     The Seller has been advised by the Note Underwriters that they propose to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:




CLASS      SELLING CONCESSION     REALLOWANCE DISCOUNT
-------   --------------------   ---------------------

     After the initial public offering of the notes, the Note Underwriters may change the public offering price and selling and reallowance concessions.

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the certificate underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally but not jointly agreed to purchase, the principal amount of the class C certificates set forth opposite its name below:




UNDERWRITERS        CLASS C CERTIFICATES
----------------   ---------------------
[Underwriters]
Total              $

     In the Certificate Underwriting Agreement, the Certificate Underwriters have agreed, subject to the terms and conditions set forth in the Certificate Underwriting Agreement, to purchase all of the class C certificates if any of are purchased. This obligation of the Certificate Underwriters is subject to specified conditions precedent set forth in the Certificate Underwriting Agreement. The Seller has been advised by the Certificate Underwriters that they propose to offer the class C certificates to the public initially at the price set forth on the cover of this prospectus supplement, and to some other dealers at these prices less the concessions and reallowance discounts set forth below:




CLASS      SELLING CONCESSION     REALLOWANCE DISCOUNT
-------   --------------------   ---------------------

     After the initial public offering of the class C certificates, the Certificate Underwriters may change the public offering price and the selling and reallowance concessions.

     The Seller and AHFC have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with AHFC and its affiliates.

     The notes and the certificates are new issues of securities with no established trading markets. The Seller has been advised by the Note Underwriters that they intend to make a market in the notes of each class and has been advised by the Certificate Underwriters that they intend to make a market in the certificates, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the notes of any class or the certificates, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class or the certificates.

     The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

     The Underwriters have advised the Seller that, pursuant to Regulation M under the Securities Act, specified persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Securities of any class at levels above those that might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Securities of any class on behalf of the Underwriters for the purpose of fixing or maintaining the price of those Securities. A "syndicate covering transaction" is the bid for or the purchase of those Securities of any class on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering. A "penalty bid" is an arrangement permitting one of the Underwriters to reclaim the selling concession otherwise accruing to another Underwriter or syndicate member in connection with this offering if the Securities of any class originally sold by the other Underwriter or syndicate member are purchased by the reclaiming Underwriter in a syndicate covering transaction and has therefore not been effectively placed by the other Underwriter or syndicate member.

     Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Securities of any class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any Security to the extent that it discourages resale of that Security. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the Securities. Neither the Seller nor the Underwriters makes any representation that the Underwriters will engage in any of those transactions or that, once commenced, any of those transactions will not be discontinued without notice.

     It is expected that delivery of the notes will be made against payment
therefor on or about the Closing Date, which is the [     ] business day
following the date hereof. Rule 15c6-1 of the Commission under the Exchange Act of 1934 generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be
required, by virtue of the fact that the notes initially will settle [     ]
business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

     Upon receipt of a request by an investor who has received an electronic prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, AHFC, the Seller, or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

     Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can otherwise lawfully be issued or passed on.


                         NOTICE TO CANADIAN RESIDENTS


RESALE RESTRICTIONS

     The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that the Seller, on behalf of the Trust, prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are effected. Accordingly, any resale of the notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of notes in Canada who receives a purchase confirmation will be deemed to represent to the Seller, the Servicer, the related trustee, the Trust and the dealer from whom such purchase confirmation is received that
(i) such purchaser is entitled under applicable provincial securities laws to purchase such notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "--Resale Restrictions".

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by
Section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOB #95/17, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of notes acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and with respect to the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

                                LEGAL OPINIONS

     In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the notes and the certificates and federal income tax and California state income tax and other matters will be passed upon for the Trust by McKee Nelson LLP. Certain legal matters will be passed upon for the Underwriters by O'Melveny & Myers LLP.

                                 INDEX OF TERMS




                                               PAGE
                                              -----
ABS .......................................    S-25
ABS Tables ................................    S-25
Advance ...................................    S-39
AHFC ......................................    S-17
APR .......................................    S-18
Available Amounts .........................    S-32
Available Interest ........................    S-32
Available Principal .......................    S-32
Certificate Pool Factor ...................    S-27
Certificateholders ........................    S-30
Certificateholders' Distributable
Amount ....................................    S-34
Certificateholders' Interest Carryover
Shortfall .................................    S-34
Certificateholders' Interest
Distributable Amount ......................    S-34
Certificateholders' Monthly Interest
Distributable Amount ......................    S-34
Certificateholders' Monthly Principal
Distributable Amount ......................    S-34
Certificateholders' Percentage ............    S-35
Certificateholders' Principal
Carryover Shortfall .......................    S-35
Certificateholders' Principal
Distributable Amount ......................    S-35
Class A Noteholders .......................    S-29
Class A Notes .............................    S-28
Class B Noteholders .......................    S-29
Class C Certificateholders ................    S-33
Class D Certificateholders ................    S-33
Clearstream, Luxembourg ...................     A-1
Closing Date ..............................    S-18
Code ......................................    S-45
Collection Period .........................    S-39
Cutoff Date ...............................    S-18
Dealers ...................................    S-18
Defaulted Receivable ......................    S-33
Determination Date ........................    S-32
DTC .......................................     A-1
Eligible Investments ......................    S-38
Euroclear .................................     A-1
Excess Amount .............................    S-33


                                               PAGE
                                              -----
Final Scheduled Payment Date ..............    S-22
Financed Vehicles .........................    S-18
Global Securities .........................     A-1
Indenture Trustee .........................    S-18
Initial Certificate Balance ...............    S-34
Interest Period ...........................    S-28
Interest Rate .............................    S-28
Net Liquidation Proceeds ..................    S-32
Note Pool Factor ..........................    S-27
Noteholders ...............................    S-29
Noteholders' Interest Distributable
Amount ....................................    S-35
Noteholders' Monthly Interest
Distributable Amount ......................    S-35
Noteholders' Monthly Principal
Distributable Amount ......................    S-35
Noteholders' Percentage ...................    S-35
Noteholders' Principal Carryover
Shortfall .................................    S-35
Noteholders' Principal Distributable
Amount ....................................    S-36
Obligors ..................................    S-18
Owner Trustee .............................    S-17
Pass Through Rate .........................    S-30
Payment Date ..............................    S-28
Prepayment ................................    S-39
Principal Distributable Amount ............    S-36
Receivables ...............................    S-18
SEC .......................................    S-28
Seller ....................................    S-17
Servicer ..................................    S-17
Servicing Fee .............................    S-39
Servicing Rate ............................    S-39
Transfer and Servicing Agreements .........    S-38
Trust .....................................    S-17
Trust Agreement ...........................    S-17
Underwriters ..............................    S-46
Yield Supplement Account ..................    S-40
Yield Supplement Deposit ..................    S-40
Yield Supplemented Receivables ............    S-40

                                    ANNEX A

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

     Except in specified circumstances, the globally offered class A notes and class B notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through The Depository Trust Company ("DTC"), Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a

Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or

Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (1) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

        (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying prospectus), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities (which does not include nominees or entities treated as grantor trusts or partnerships for United States federal income tax purposes) that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change. More complex rules apply to entities treated as non-U.S. partnerships and grantor trusts.

     Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. Subject to certain exceptions, a U.S. taxpayer identification number must be included when filing Form W-8BEN when claiming benefits under an income tax treaty.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN on which a U.S. taxpayer identification is not provided and a Form W-8ECI generally remain in effect until the end of the third calendar year ending after the year it is signed, absent a change in circumstances causing any information on the form to be incorrect.


     The term "Non-U.S. Person" means any person who is not a U.S. Person (as defined in the accompanying prospectus).


     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

The information contained in this supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED         , 20
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED         , 20  )



                AMERICAN HONDA RECEIVABLES 20  -   GRANTOR TRUST
                       AMERICAN HONDA RECEIVABLES CORP.,
                                    SELLER


                      AMERICAN HONDA FINANCE CORPORATION,
                                   SERVICER


                        $     ASSET BACKED CERTIFICATES


YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 12 IN THE ACCOMPANYING PROSPECTUS.

The prospectus supplement does not contain complete information about the offering of the certificates. No one may use this prospectus supplement to offer and sell the certificates unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statement in this prospectus supplement will control.

The certificates are asset backed certificates issued by the trust. The certificates are not obligations of American Honda Receivables Corp., American Honda Finance Corporation, American Honda Motor Co. Inc., or any of their respective affiliates. Neither the certificates nor the receivables are insured or guaranteed by any governmental agency.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    o The trust will issue one or more classes of certificates.

    o Only the certificates described in the table below are being offered by this prospectus supplement and the accompanying prospectus.

    o The certificates will accrue interest from         , 20  .

    o The price to the public and the proceeds to the seller listed below
      exclude interest accrued from         , 20  , the date the certificates
      will be issued.

    o The proceeds from the sale of the certificates exclude expenses, estimated at $[ ].





                                           CLASS A CERTIFICATES     CLASS B CERTIFICATES
                                          ----------------------   ---------------------
Principal Amount ......................             $                        $
Pass Through Rate .....................              %                        %
Final Scheduled Payment Date ..........
Price to Public .......................              %                        %
Underwriting Discount .................              %                        %
Proceeds to Seller ....................             $                        $

CREDIT ENHANCEMENT

    o The reserve fund, with an initial deposit of $[     ].

    o The class B certificates are subordinated to the class A certificates, and the class C certificates are subordinated to the class A certificates and the class B certificates.

[The trust has applied to list the certificates on the Luxembourg Stock Exchange and for permission to deal in the certificates on the Stock Exchange of Hong Kong Limited.]


                                [UNDERWRITERS]


            The date of this prospectus supplement is         ,   .

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                                                            PAGE
                                                                                           -----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
 SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS .............................................. S-1
SUMMARY OF PARTIES TO THE TRANSACTION .................................................... S-2
SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM
 ACCOUNTS ................................................................................ S-3
SUMMARY .................................................................................. S-4
RELEVANT PARTIES ......................................................................... S-4
 Issuer .................................................................................. S-4
 Seller .................................................................................. S-4
 Servicer ................................................................................ S-4
 Trustee ................................................................................. S-4
RELEVANT AGREEMENTS ...................................................................... S-4
 Pooling and Servicing Agreement ......................................................... S-4
 Administration Agreement ................................................................ S-4
 Receivables Purchase Agreement .......................................................... S-4
RELEVANT DATES ........................................................................... S-4
 Closing Date ............................................................................ S-4
 Cutoff Date ............................................................................. S-4
 Payment Dates ........................................................................... S-4
 Final Scheduled Payment Dates ........................................................... S-4
 Record Date ............................................................................. S-5
DESCRIPTION OF THE CERTIFICATES .......................................................... S-5
 Offered Certificates .................................................................... S-5
 Receivables ............................................................................. S-5
 Interest And Principal Payments ......................................................... S-5
 Optional Purchase ....................................................................... S-7
 Credit Enhancement ...................................................................... S-7
 Reserve Fund ............................................................................ S-8
 Yield Supplement Account ................................................................ S-8
 Listing ................................................................................. S-9
 Minimum Denominations ................................................................... S-9
 Tax Status .............................................................................. S-9
 Erisa Considerations .................................................................... S-9
 Rating Of The Offered Certificates ...................................................... S-10
RISK FACTORS ............................................................................. S-11
 Geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment. ......................................... S-11
 Because of the uncertainty of federal income tax consequences of the yield supplement agreement, you may experience unexpected tax consequences. ................. S-11
 Prepayments on receivables may cause prepayments on the certificates, resulting in reinvestment risk to you. .......................................................... S-11
 Subordination features increase risk of loss or delay in payment on the class B and class C certificates. ................................................................. S-12
 Because the trust has limited assets, there is only limited protection against potential losses. ..................................................................... S-13
 Withdrawal or downgrading of initial ratings will reduce the prices for certificates. ... S-13
 The certificates are not suitable investments for all investors. ........................ S-13

                                                                         PAGE
                                                                        -----
THE TRUST ............................................................. S-14
 General .............................................................. S-14
THE TRUSTEE ........................................................... S-14
THE RECEIVABLES ....................................................... S-14
MATURITY AND PREPAYMENT CONSIDERATIONS ................................ S-18
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES ........................... S-18
CERTIFICATE AND POOL FACTORS .......................................... S-21
USE OF PROCEEDS ....................................................... S-21
THE SELLER AND THE SERVICER ........................................... S-21
THE CERTIFICATES ...................................................... S-22
 General .............................................................. S-22
 Sale and Assignment of Receivables ................................... S-22
 Accounts ............................................................. S-22
 Collections .......................................................... S-22
 Advances ............................................................. S-23
 Servicing Compensation ............................................... S-24
 Yield Supplement Account and Yield Supplement Agreement .............. S-24
 Net Deposits ......................................................... S-25
 Optional Purchase .................................................... S-25
 Removal of Servicer .................................................. S-25
 Duties of the Trustee ................................................ S-26
 The Trustee .......................................................... S-26
 Notices .............................................................. S-27
 Governing Law ........................................................ S-27
PAYMENTS ON THE CERTIFICATES .......................................... S-28
 General .............................................................. S-28
 Calculation of Available Amounts ..................................... S-28
 Calculation of Distributable Amounts ................................. S-29
 Payments of Interest ................................................. S-30
 Payments of Principal ................................................ S-30
 Payment of Distributable Amounts ..................................... S-30
 Payments Under the Yield Supplement Agreement ........................ S-32
SUBORDINATION; RESERVE FUND ........................................... S-33
 Subordination ........................................................ S-33
 Reserve Fund ......................................................... S-33
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .............................. S-35
 Classification of the Trust .......................................... S-35
 Payments Under the Yield Supplement Agreement ........................ S-35
 Original Issue Discount, Premium Imputed Interest and Market Discount  S-35
 Sale or Prepayment ................................................... S-37
 Foreign Certificateholders ........................................... S-38
ERISA CONSIDERATIONS .................................................. S-38
 Class A Certificates ................................................. S-38
 Class B and class C Certificates ..................................... S-38
 All Certificates ..................................................... S-39
UNDERWRITING .......................................................... S-40

                                                                        PAGE
                                                                       -----
NOTICE TO CANADIAN RESIDENTS ......................................... S-42
 Resale Restrictions ................................................. S-42
 Representations of Purchasers ....................................... S-42
 Rights of Action (Ontario Purchasers) ............................... S-42
 Enforcement of Legal Rights ......................................... S-42
 Notice to British Columbia Residents ................................ S-42
 Taxation and Eligibility for Investment ............................. S-42
LEGAL OPINIONS ....................................................... S-42
INDEX OF TERMS ....................................................... S-43
ANNEX A GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
 PROCEDURES .......................................................... A-1
 Initial Settlement .................................................. A-1
 Secondary Market Trading ............................................ A-1
 Material U.S. Federal Income Tax Documentation Requirements ......... A-3

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS


     Information about the certificates is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of certificates, including your class; and (2) this prospectus supplement, which describes the specific terms of your class of certificates.


IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.


     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on page S-i in this prospectus supplement and the Table of Contents on page 12 in the accompanying prospectus.


     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-43 in this prospectus supplement and under the caption "Index of Terms" beginning on page 94 in the accompanying prospectus.

                    SUMMARY OF PARTIES TO THE TRANSACTION*


                                    [LOGO]

----------
* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

                      SUMMARY OF MONTHLY DEPOSITS TO AND
                          WITHDRAWALS FROM ACCOUNTS*


                                    [LOGO]

----------
* This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

                                    SUMMARY

     The following summary contains a brief description of the certificates. You will find a detailed description of the terms of the offering of the certificates following this summary. You should read carefully this entire document and the accompanying prospectus to understand all of the terms of the offering of the certificates. You should consider both documents when making your investment decision.


RELEVANT PARTIES
 Issuer.......................   Honda Auto Receivables Grantor Trust 20  -  .
                                 The trust will be established by a pooling and servicing agreement.

 Seller.......................   American Honda Receivables Corp.

 Servicer.....................   American Honda Finance Corporation.

 Trustee......................   [             ].


RELEVANT AGREEMENTS

 Pooling And
 Servicing Agreement...........  The pooling and servicing agreement between the servicer and the seller. The pooling and servicing agreement provides for the transfer of the receivables to the trust and governs the transfer of the receivables by the seller to the trust and the servicing of the receivables by the servicer.

 Administration Agreement.....   The administration agreement between American
                                 Honda Finance Corporation as the administrator and the trustee. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the trust.

 Receivables Purchase
 Agreement.....................  The receivables purchase agreement between
                                 American Honda Finance Corporation and the seller. The receivables purchase agreement governs the sale of the receivables from American Honda Finance Corporation to the seller.

RELEVANT DATES

 Closing Date.................   Expected to be         , 20

 Cutoff Date................         , 20

 Payment Dates................   The trust will pay interest and principal on
                                 the certificates on the fifteenth day of each
                                 month. If the fifteenth day of the month is not
                                 a business day, payments on the certificates
                                 will be made on the next business day. The date
                                 that any payment is made is called a payment
                                 date. The first payment date is         , 20  .

 Final Scheduled
 Payment Dates.................  The final principal payment for each class of certificates is scheduled to be made on the final scheduled payment dates specified on the front cover of this prospectus supplement.

 Record Date..................   So long as the certificates are in book-entry
                                 form, the trust will make payments on the certificates to the holders of record on the day immediately preceding the payment date. If the certificates are issued in definitive form, the record date will be the last day of the month preceding the payment date.


DESCRIPTION OF THE CERTIFICATES
 Offered Certificates.........   The offered certificates consist of the class
                                 A certificates and the class B certificates as
                                 described on the cover page. The trust will
                                 also issue $[      ] initial principal balance
                                 of class C certificates, which are not being offered pursuant to this prospectus supplement.

                                 The class A certificates will evidence in the aggregate an undivided ownership interest of [ ]% of the trust (initially representing
                                 $[      ]) and the class B certificates will
                                 evidence in the aggregate an undivided
                                 ownership interest of [ ]% of the trust
                                 (initially representing $[ ]).

 Receivables..................   The trust's main source of funds for making
                                 payments on the certificates will be
                                 collections on its motor vehicle retail
                                 installment sale contracts, otherwise referred to as the receivables.

                                 The principal balance of the receivables on
                                        , 20  , referred to as the "cut-off
                                 date," was $[     ]. As of        , 20  , the
                                 receivables had the following characteristics:


                                  o Number of receivables: [      ],

                                  o Average Principal Balance: $[      ],

                                  o Weighted average annual percentage rate:
                                    [    ]%,

                                  o Weighted average remaining term to
                                    maturity: [      ] months, and

                                  o Approximate weighted average original term
                                    to maturity: [      ] months.

                                 We refer you to "The Receivables" in this prospectus supplement for more detailed information about the receivables.

 Interest And
 Principal Payments............  In general, certificateholders are entitled to receive payments of interest and principal from the trust only to the extent that collections from trust assets and funds resulting from credit enhancements are sufficient to make those payments. Interest and principal collections will be divided among the various classes of certificates in specified proportions.

                                 Per annum pass through rates:

                                 The certificates will have fixed rates of interest as follows:




CLASS             PASS THROUGH RATE
--------------   ------------------
  A ..........   [      ]%
  B ..........   [      ]%
  C ..........   [      ]%

                                 Interest Accrual Periods:

                                 Interest on the certificates will accrue in the following manner:

                                                       SUBSEQUENT
                                                        INTEREST
                                                    ACCRUAL PERIODS
                  INITIAL ACCRUAL             FROM                     TO
     CLASS             PERIOD           (AND INCLUDING)          (BUT EXCLUDING)
--------------   -----------------   ---------------------   ----------------------
                                      [first day of prior     [first day of current
   A, B AND C       [  ] DAYS          collection period]      collection period]


                                           DAY COUNT
                    [30/360]               CONVENTION
                                         --------------




                            PRINCIPAL:

                             o Final Maturity Date: The trust must pay the outstanding principal balance of each class of certificates by its final maturity date as follows:




CLASS             FINAL MATURITY DATE
--------------   --------------------
   A ..........        [     ]
   B ..........        [     ]
   C ..........        [     ]

                                 o Amount of principal payable on each payment date: The trust will make principal payments on each class of certificates on each payment date in an amount equal to the applicable class percentage of the following amounts:

                                 1. principal collections on the receivables
                                    during the prior collection period;

                                 2. prepayments on the receivables allocable to
                                    principal received during the prior
                                    collection period;

                                 3. the principal balance of each receivable
                                    which the seller or the servicer became
                                    obligated to purchase; and

                                 4. the principal balance of liquidated
                                    receivables.

                                 The class percentage for each class of
                                 certificates is detailed in "The
                                 Certificates--General" in this prospectus supplement.

                                 The receivables owned by the trust are
                                 classified as either precomputed receivables or simple interest receivables. The portion of the scheduled monthly payments and prepayments that will be allocable to principal is different for each of the two types of receivables. These receivables are described in more detail in "The Receivables Pools" in the accompanying prospectus.

                                 Before each payment date, the servicer will calculate the amount of principal to be paid to each class of certificates for that payment date. The amount of principal to be paid to a class will equal that class' percentage of scheduled payments on precomputed receivables, principal collections on simple interest receivables and certain other principal amounts due or collected on the receivables.

                                 We refer you to "Payments on the
                                 Certificates--Calculation of Distributable
                                 Amounts" and "--Payments of Distributable
                                 Amounts" in this prospectus supplement for more detailed information regarding payments of principal.

 Optional Purchase............   The servicer may redeem any outstanding
                                 certificates when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original aggregate principal balance of the receivables on the cut-off date.

                                 We refer you to "The Certificates--Optional
                                 Purchase" in this prospectus supplement.

 Credit Enhancement...........   The pooling and servicing agreement includes
                                 certain features designed to provide
                                 protection against losses and delays in
                                 payments to the class A certificateholders and, to a lesser extent, the class B certificateholders. These features are referred to as "credit enhancement." Credit enhancement is intended to protect you against losses and delays in payments on your certificates by absorbing losses on the receivables and other shortfalls in cash flows.

                                 Losses on the receivables or other shortfalls of cash flow will be covered by allocating available cash flow to the more senior classes of certificates--that is, class A certificates and class B certificates--before making allocations to subordinate classes and by withdrawing amounts on deposit in the reserve fund. The reallocation of funds to the more senior classes of certificates is referred to as "subordination."

                                 Credit enhancement of the offered certificates will be the following:

                                 1. The class B certificates and the class C
                                    certificates will be subordinated to the class A certificates;

                                 2. The class C certificates will be
                                    subordinated to the class A certificates and the class B certificates; and

                                 3. The class A certificates and class B
                                    certificates will have the benefit of a
                                    reserve fund.

                                 Subordination Of Interest And Principal:

                                 1. Class B Certificates: Interest and
                                    principal payments on the class B
                                    certificates will be subordinated to
                                    interest and principal payments on the
                                    class A certificates.

                                 2. Class C Certificates: Interest and
                                    principal payments on the class C
                                    certificates will be subordinated to
                                    interest and principal payments on the
                                    class A certificates and the class B
                                    certificates.

 Reserve Fund.................   On each payment date, the trust will use
                                 funds in the reserve fund to pay the following amounts in the following order if collections on the receivables are insufficient to pay those amounts:

                                 1. amounts due to the servicer; and

                                 2. interest and principal due on the
                                    certificates in the order of priority
                                    detailed in "Payments on the
                                    Certificates--Payment of Distributable
                                    Amounts."

                                 The pooling and servicing agreement specifies the amount that is required to be on deposit in the reserve fund. On the closing date, the
                                 seller will deposit $[     ] into the reserve
                                 fund, which is [    ]% of the initial
                                 principal balance of the offered certificates and which is less than the amount required to be maintained in the reserve fund called the "specified reserve fund balance." On each payment date, after making payments to the servicer and to the holders of the class A certificates and class B certificates, the trust will make a deposit into the reserve fund to fund and maintain the specified reserve fund balance.

                                 For more detailed information regarding the reserve fund, we refer you to "Subordination; Reserve Fund" in the prospectus supplement.

 Yield Supplement Account.....   On each payment date, the trust will withdraw
                                 from funds on deposit in the yield supplement account the aggregate amount by which (1) one month's interest on the principal balance of each receivable at a rate equal to the weighted average interest rate on the class A certificates and the class B certificates plus
                                 1.00% (servicing rate) exceeds (2)
                                 one month'sinterest on such principal balance at the annual percentage rate of that receivable.

                                 On the closing date, the seller will deposit
                                 $[   ] into the yield supplement account.
                                 Neither the seller nor the servicer will make any additional deposits to the yield supplement account after the closing date.

                                 For more detailed information about the yield supplement account, we refer you to "The Certificates--Yield Supplement Account and Yield Supplement Agreement" in this prospectus supplement.

 Listing......................   [The trust has applied to list the class A
                                 certificates on the Luxembourg Stock Exchange
                                 and The Stock Exchange of Hong Kong Limited.
                                 The trust has requested that the listings be
                                 made effective on or about      , 20  .]

 Minimum Denominations........   Certificates will be issued only in
                                 denominations of $1,000 or more. Certificates will be issued in multiples of $1 for amounts in excess of $1,000.

 Tax Status...................   Subject to important considerations described
                                 in this prospectus supplement and the
                                 accompanying prospectus, McKee Nelson LLP, special counsel to the trust, will deliver its opinion that the trust will be treated as a grantor trust for United States federal income purposes.

                                 If you purchase the certificates, you will be required to report your pro rata share of all income earned on the receivables (other than amounts, if any, treated as "stripped coupons"). In addition if you are an individual, trust or estate, your deduction of your pro rata share of reasonable servicing and other fees may be subject to limitations.

                                 The exact characterization for federal income tax purposes of the payments received with respect to the yield supplement agreement is not clear.

                                 We refer you to "Material Income Tax
                                 Consequences--Tax Treatment of Grantor Trusts" in the accompanying prospectus and "Material Income Tax Consequences--Payments Under the Yield Supplement Agreement" in this prospectus supplement for additional information concerning the application of united states federal income tax laws to the trust and the certificates.

 ERISA Considerations.........   The class A certificates and class B
                                 certificates are generally eligible for
                                 purchase by employee benefit plans and
                                 individual retirement accounts, subject to considerations discussed under "ERISA
                                 Considerations" in this prospectus supplement and in the accompanying prospectus.

                                 The class C certificates, however, generally may not be acquired by any employee benefit plan or any individual retirement account, except that, under limited circumstances, class C certificates may be purchased by insurance company general accounts.

                                 We refer you to "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the certificates of any class you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.


 Rating Of The Offered
 Certificates.................   It is a condition to the issuance of the
                                 certificates that the offered certificates will receive the following ratings from Standard &
                                 Poor's Ratings Group, Moody's Investors
                                 Service, Inc. and Fitch Ratings:




CLASS             STANDARD              FITCH
--------------   ----------   -----     -----
  A ..........   [   ]        [   ]     [   ]
  B ..........   [   ]        [   ]     [   ]
  C ..........   [   ]        [   ]     [   ]

                                 RISK FACTORS

     You should consider the following risk factors (and the factors set forth under "Risk Factors" in the accompanying prospectus) in deciding whether to purchase the certificates of any class.

GEOGRAPHIC CONCENTRATION OF      Economic conditions in the states where
THE OBLIGORS AND PERFORMANCE     obligors reside may affect delinquencies,
OF THE RECEIVABLES MAY           losses and prepayments on the receivables. The
INCREASE THE RISK OF LOSS ON     following economic conditions may affect
YOUR INVESTMENT.                 payments on the receivables:

                                 o unemployment,

                                 o interest rates,

                                 o inflation rates, and

                                 o consumer perceptions of the economy.

                                 If a large number of obligors are located in a particular state, these conditions could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions in those states may affect the performance of the securities more than if this concentration did not exist.

                                 As of          , American Honda Finance
                                 Corporation's records indicate that the
                                 billing addresses of the obligors of the
                                 receivables were in the following states:

                                            PERCENTAGE OF TOTAL
                                  STATE      PRINCIPAL BALANCE
                                 -------   --------------------
                                                          %
                                                          %
                                                          %
                                                          %
                                                          %

                                 For a discussion of the breakdown of the receivables by state, we refer you to "The
                                 Receivables" in this prospectus supplement.

BECAUSE OF THE UNCERTAINTY       Tax counsel is unable to opine as to the
OF FEDERAL INCOME TAX            federal income tax consequences of the Yield
CONSEQUENCES OF THE YIELD        Supplement Agreement. We refer to "Material
SUPPLEMENT AGREEMENT, YOU        Income Tax Consequences--Payments Under the
MAY EXPERIENCE UNEXPECTED        Yield Supplement Agreement" in this prospectus
TAX CONSEQUENCES.                supplement.

PREPAYMENTS ON RECEIVABLES       You may receive payment of principal on your
MAY CAUSE PREPAYMENTS ON THE     certificates earlier than you expected. If that
CERTIFICATES, RESULTING IN       happens, you may not be able to reinvest the
REINVESTMENT RISK TO YOU.        principal you receive at a rate as high as the
                                 rate on your certificates. Prepayments on the
                                 receivables will shorten the life of the
                                 certificates to an extent that cannot be
                                 predicted. Prepayments may occur for a number
                                 of reasons. Some prepayments may be caused by
                                 the obligors under the receivables. For
                                 example, obligors may:

                                 o make early payments, since receivables will
                                   generally be prepayable at any time without penalty,

                                 o default, resulting in the repossession and
                                   sale of the financed vehicle, or

                                 o damage the vehicle or become unable to pay
                                   due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance.

                                 Some prepayments may be caused by the seller or the servicer. For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the seller or the servicer breaches its representation or warranty and the breach is material and cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased receivables. In addition, the servicer has the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is 10% or less of the total outstanding principal balance as of the cutoff date.

                                 The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The seller has limited historical experience with respect to prepayments. In addition, the seller is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the seller cannot predict the actual prepayment rates for the receivables. The seller, however, believes that the actual rate of prepayments will result in the weighted average life of the receivables being shorter than the period from the closing date to the final scheduled maturity date for the related class. If this is the case, the weighted average life of each class of certificates will be correspondingly shorter.

SUBORDINATION FEATURES           If you buy class B certificates:
INCREASE RISK OF LOSS OR
DELAY IN PAYMENT ON THE          o you will not receive any interest payments on
CLASS B AND CLASS C                a payment date until all interest owed on the
CERTIFICATES.                      class A certificates on that date has been
                                   paid; and

                                 o you will not receive any principal payments
                                   on a payment date until all principal and interest owed on the class A certificates on that date has been paid.

                                 Because the class A certificates and, to a lesser extent, the class B certificates will receive preferential allocations of interest and principal, the class C certificates and, to a lesser extent, the class B certificates, will be exposed to a greater risk of nonpayment or delayed payment if collections fall significantly below expected levels.

                                 As a result of the subordination features described above, the return on the class B certificates will be sensitive, and the return on the class C certificates will be extremely sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the return on your certificates may be lower than anticipated.

                                For additional information regarding the subordination features, we refer you to "Subordination; Reserve Fund" in this prospectus supplement.

BECAUSE THE TRUST HAS           The only source of funds for payments on the
LIMITED ASSETS, THERE IS        certificates is the assets of the trust and the
ONLY LIMITED PROTECTION         reserve fund. The certificates are not
AGAINST POTENTIAL LOSSES.       obligations of, and will not be insured or
                                guaranteed by, any governmental agency, the
                                seller, the servicer, American Honda Motor Co.
                                Inc., any trustee or any of their affiliates.
                                You must rely solely on payments on the
                                receivables and amounts on deposit in the
                                reserve fund for payments on the certificates.
                                Although funds in the reserve fund will be
                                available to cover shortfalls in payments of
                                interest and principal on each payment date, the
                                amounts deposited in the reserve fund will be
                                limited. If the entire reserve fund has been
                                used, the trust will depend solely on current
                                collections on the receivables to make payments
                                on the certificates. Any excess amounts released
                                from the reserve fund to the seller will no
                                longer be available to certificateholders on any
                                later payment date.

                                For additional information regarding the subordination eatures, we refer you to "Subordination; Reserve Fund" in this prospectus supplement.

WITHDRAWAL OR DOWNGRADING OF    A security rating is not a recommendation to
INITIAL RATINGS WILL REDUCE     buy, sell or hold securities. Similar ratings on
THE PRICES FOR CERTIFICATES.    different types of securities do not necessarily
                                mean the same thing. You should analyze the
                                significance of each rating independently from
                                any other rating. Any rating agency may change
                                its rating of the certificates after those
                                certificates are issued if that rating agency
                                believes that circumstances have changed. Any
                                subsequent change in a rating will likely affect
                                the price that a subsequent purchaser will be
                                willing to pay for the certificates.

THE CERTIFICATES ARE NOT        The certificates are not a suitable investment
SUITABLE INVESTMENTS FOR        for any investor that requires a regular or
ALL INVESTORS.                  predictable schedule of payments or payment on
                                any specific date. The certificates are complex
                                investments that should be considered only by
                                investors who, either alone or with their
                                financial, tax and legal advisors, have the
                                expertise to analyze the prepayment,
                                reinvestment, default and market risk, the tax
                                consequences of an investment, and the
                                interaction of these factors.

                                   THE TRUST

GENERAL

     The Honda Auto Receivables 20  -   Grantor Trust (the "Trust") will be
formed by American Honda Receivables Corp. (the "Seller") pursuant to the
Pooling and Servicing Agreement (the "Agreement") dated as of        , 20  ,
among the Seller, American Honda Finance Corporation ("AHFC"), as servicer (in
that capacity, the "Servicer") and [      ], as trustee (the "Trustee"). The
Seller will establish the Trust by selling and assigning the assets of the Trust to the Trustee in exchange for the certificates to be issued by the Trust. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. We refer you to "The Certificates--Servicing Compensation" in this prospectus supplement.

     Pursuant to agreements between AHFC and the Dealers, each Dealer will repurchase from AHFC those retail installment sales contracts that do not meet specified representations and warranties made by that Dealer. These Dealers' repurchase obligations are referred to in this prospectus supplement as "Dealer Recourse." Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trustee, any recovery by AHFC pursuant to any Dealer Recourse will be deposited in the Collection Account to satisfy AHFC's repurchase obligations under the Agreement. The sales by the Dealers of installment sales contracts to AHFC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

     Each certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and monies due or received under the Receivables on or after the Cutoff Date. The Reserve Fund and the Yield Supplement Account will be maintained by the trustee for the benefit of the Class A Certificateholders and the Class B Certificateholders, but will not be part of the Trust.

     The Trust's principal offices are in [     ], in care of [     ], as
Trustee, at the address set forth below under "The Trustee."

                                  THE TRUSTEE

     [     ] is the Trustee under the Agreement. [     ]is a [     ] and its
principal offices are located at [    ]. The Seller and its affiliates may
maintain normal commercial banking relations with the Trustee and its affiliates.

                                THE RECEIVABLES

     The property of the Trust will consist of a pool of retail installment
sale contracts (the "Receivables") originated on or after        , 20  ,
between Honda and Acura dealers (the "Dealers") and retail purchasers (the "Obligors"). The Receivables were originated by Dealers in accordance with AHFC's requirements under agreements with Dealers governing the assignment of the Receivables to AHFC. The Receivables evidence the indirect financing made available by AHFC to the Obligors. The Receivables are secured by new or used Honda and Acura motor vehicles (the "Financed Vehicles") and all principal and
interest payments made on or after        , 20   (the "Cutoff Date") and other
property specified in the Receivables.

     AHFC purchased the Receivables from the Dealers in the ordinary course of business in accordance with AHFC's underwriting standards. On or before the date of the initial issuance of the certificates (the "Closing Date"), AHFC will sell the Receivables to the Seller. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Agreement. AHFC will continue to service the Receivables. The Receivables to be held by the Trust will be selected from those motor vehicle and retail installment sale contracts in AHFC's portfolio that meet several criteria. These criteria provide that each
Receivable:

   1. was originated in the United States and the Obligor is not a federal, state or local governmental entity;

   2.  has a contractual Annual Percentage Rate ("APR") ranging from [ ]% to
       [ ]%;

   3. provides for level monthly payments that fully amortize the amount financed over its original term except that the payment in the first or last month during the life of the Receivable may be minimally different from the level payment;

   4. has a remaining term to maturity of not less than [ ] months and not more than [ ] months;

   5.  is not more than [     ] days past due;

   6.  was originated prior to [     ];

   7. has been entered into by an Obligor that was not in bankruptcy proceedings or is bankrupt or insolvent (according to the records of AHFC); and

   8. is secured by a Financed Vehicle that has not been repossessed (according to the records of AHFC).

     No selection procedures believed to be adverse to the Certificateholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in item (2) above, the Receivables were not selected on the basis of their APRs.

     The composition, distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables. Approximately [ ]% and [ ]% of the Receivables (based on the Initial Pool Balance) constitute Precomputed Receivables and Simple Interest Receivables, respectively. By aggregate principal balance, approximately [ ]% of the Receivables constitute Precomputed Receivables and approximately [ ]% of the Receivables constitute Simple Interest Receivables. We refer you to "The Receivables Pool" in the accompanying prospectus for a further description of the characteristics of precomputed receivables and simple interest receivables.



                        COMPOSITION OF THE RECEIVABLES



Aggregate Principal Balance .......................................   $
Number of Receivables .............................................
Average Principal Balance .........................................   $
Average Original Amount Financed ..................................   $
 Range of Original Amount Financed ................................   $    to
                                                                      $
Weighted Average APR(1) ...........................................   %
 Range of APRs ....................................................   %    to
                                                                      %
Approximate Weighted Average Original Term to Maturity(l) .........   months to
 Range of Original Maturities .....................................   months
Weighted Average Remaining Maturity(1) ............................   months
 Range of Original Maturities .....................................   months to
                                                                      months
Percentage by Principal Balance of Receivables of New and             % (New)
 Used Motor Vehicles ..............................................   % (Used)
Percentage by Principal Balance of Receivables Financed               % (Honda)
 through Honda and Acura Dealers ..................................   % (Acura)

----------
(1)   Weighted by Principal Balance as of the Cutoff Date.

                    DISTRIBUTION OF THE RECEIVABLES BY APR
             (Percentages may not add to 100.00% due to rounding)




                                                             PERCENTAGE OF
                        NUMBER OF         CUTOFF DATE           INITIAL
RANGE OF APRS (%)      RECEIVABLES     PRINCIPAL BALANCE     POOL BALANCE
-------------------   -------------   -------------------   --------------

            GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES BASED ON THE
                      ADDRESSES OF THE ORIGINATING DEALERS
             (Percentages may not add to 100.00% due to rounding)




                                        PERCENTAGE OF
                                          AGGREGATE    CUTOFF DATE    PERCENTAGE
                           NUMBER OF      NUMBER OF     PRINCIPAL     OF INITIAL
STATE                     RECEIVABLES    RECEIVABLES     BALANCE     POOL BALANCE
------------------------ ------------- -------------- ------------- -------------
Alabama ................
Alaska .................
Arizona ................
Arkansas ...............
California .............
Colorado ...............
Connecticut ............
Delaware ...............
Florida ................
Georgia ................
Idaho ..................
Illinois ...............
Indiana ................
Iowa ...................
Kansas .................
Kentucky ...............
Louisiana ..............
Maine ..................
Maryland ...............
Massachusetts ..........
Michigan ...............
Minnesota ..............
Mississippi ............
Missouri ...............
Montana ................
Nebraska ...............
Nevada .................
New Hampshire ..........
New Jersey .............
New Mexico .............
New York ...............
North Carolina .........
North Dakota ...........
Ohio ...................
Oklahoma ...............
Oregon .................
Pennsylvania ...........
Rhode Island ...........
South Carolina .........
South Dakota ...........
Tennessee ..............
Texas ..................
Utah ...................
Vermont ................
Virginia ...............
Washington .............
West Virginia ..........
Wisconsin ..............
Wyoming ................
Total ..................

                    MATURITY AND PREPAYMENT CONSIDERATIONS


     Information regarding maturity and prepayment considerations with respect to the Offered Certificates is set forth under "Weighted Average Life of the Securities" in the accompanying prospectus and "Risk Factors--You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in the accompanying prospectus. Because the rate of payment of principal of each class of certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the final payment in respect of the certificates could occur significantly earlier than their respective final scheduled payment date ("Final Scheduled Payment Date") set forth in "Payments on the Certificates" in this prospectus supplement. Certificateholders will bear the risk of being able to reinvest principal payments on the certificates at yields at least equal to the yield on their respective certificates. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

     Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Certificateholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Fund.


                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is information concerning AHFC's experience with respect to its entire portfolio of new or used Honda and Acura motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by AHFC. Credit losses are an expected cost in the business of extending credit and are considered in AHFC's rate-setting process. AHFC's strategy is to minimize credit losses while providing financing support for the sale of new or used Honda and Acura motor vehicles.

     AHFC establishes an allowance for expected credit losses and deducts amounts reflecting charge offs against such allowance. For retail financing, the account balance related to an installment sale contract is charged against the allowance for credit losses when the contract has been delinquent for 120 days, unless AHFC has repossessed the collateral associated with the contract. In these cases, the account balances are not charged against the allowance for credit losses until AHFC has either sold the repossessed related leased vehicle or held it in repossession inventory for more than 90 days. AHFC credits any recoveries from charge-offs related to an installment sale contract to the allowance.

     Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of AHFC. There is no assurance that AHFC's delinquency, repossession and loss experience with respect to its installment sales contracts, or the experience of the trust with respect to the contracts, will be similar to that set forth below.

     There can be no assurance that the behavior of the Receivables included in the Trust will be comparable to AHFC's experience shown in the following tables. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of AHFC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

     In the table below, the period of delinquency for the years ended March
31,        ,      and    is based on the number of days more than 40% of a
scheduled payment on a cumulative basis is contractually past due. The period of delinquency for the reporting periods beginning with the fiscal year ended March 31, 2000, is based on the number of days more than 10% of a scheduled payment on a cumulative basis is contractually past due. If the period of delinquency used by AHFC for prior reporting periods was based on the number of days more than 10% of a scheduled payment on a cumulative basis was contractually past due, then its historical delinquency experience may have been materially higher in each of the prior years presented below.



                                          DELINQUENCY EXPERIENCE(1)
                                           (DOLLARS IN THOUSANDS)
                                     AT OR FOR THE YEAR ENDED MARCH 31,
                                  -----------------------------------------

                                  -----    -----    -----    -----    -----
Principal Amount Outstanding(2) .
Delinquencies(3) ................
 30-59 Days .....................
 60-89 Days .....................
 90 Days or More ................
 Repossessions(4) ...............
 Total Delinquencies and
   Repossessions ................
Total Delinquencies and
 Repossessions as a Percentage of
 Principal Amount Outstanding ...

----------
(1) Includes contracts that have been sold but are still being serviced by AHFC.

(2) Remaining principal balance and net of unearned finance charges for all outstanding contracts.

(3)   For the fiscal years ended March 31,        ,     and     the period of
      delinquency was based upon the number of days more than 40% of the scheduled payment was contractually past due. For the reporting periods beginning with the fiscal year ended March 31, 2000, the period of delinquency is based on the number of days more than 10% of the scheduled payment is contractually past due.

(4) Amounts shown represent the outstanding principal balance for contracts for which the related vehicle had been repossessed and not yet liquidated.

                                           NET CREDIT LOSS AND REPOSSESSION
                                                     EXPERIENCE(1)
                                                (DOLLARS IN THOUSANDS)
                                          AT OR FOR THE YEAR ENDED MARCH 31,
                                      -----------------------------------------

                                      -----    -----    -----    -----    -----
Principal Amount Outstanding(2) .....
Average Principal Amount
 Outstanding(3) .....................
Number of Contracts Outstanding .....
Average Number of Contracts
 Outstanding(3) .....................
Number of Repossessions .............
Number of Repossessions as a
 Percentage of the Average Number
 of Contracts Outstanding ...........
Gross Charge-Offs(4) ................
Recoveries(5) .......................
Net Losses ..........................
Net Losses as a Percentage of
 Average Principal Amount
 Outstanding ........................

----------
(1) Includes contracts that have been sold but are still being serviced by AHFC.


(2) Remaining principal balance and unearned finance charges for all outstanding contracts.


(3) Average of the loan balance or number of contracts, as the case may be, is calculated for a period by dividing the total monthly amounts by the number of months in the period.


(4) Amount charged off is the remaining principal balance, excluding any expenses associated with collection, repossession or disposition of the related vehicle, plus earned but not yet received finance charges, net of any proceeds collected prior to charge off.


(5)   Proceeds received on previously charged-off contracts.

                         CERTIFICATE AND POOL FACTORS

     The "Class A Certificate Factor" will be a seven-digit decimal which the Servicer will compute each month indicating the Class A Certificate Balance as of the close of business on the Payment Date in that month as a fraction of the Original Class A Certificate Balance. The Class A Certificate Factor will be
1.0000000 as of the Cutoff Date. The Class A Certificate Factor will decline thereafter to reflect reductions in the Class A Certificate Balance. The Class A Certificate Balance will be computed by allocating payments in respect of the Receivables to principal and interest using the simple interest method. The amount of a Class A Certificateholder's pro rata share of the Class A Certificate Balance can be determined by multiplying the original denomination of the holder's certificate by the Class A Certificate Factor as of the close of business on the most recent Payment Date. The Class A Certificate Factor will be made available through the Trustee.


     The "Class B Certificate Factor" will be a seven-digit decimal which the Servicer will compute each month indicating the Class B Certificate Balance as of the close of business on the Payment Date in that month as a fraction of the Original Class B Certificate Balance. The Class B Certificate Factor will be
1.0000000 as of the Cutoff Date. The Class B Certificate Factor will decline thereafter to reflect reductions in the Class B Certificate Balance. The amount of a Class B Certificateholder's pro rata share of the Class B Certificate Balance can be determined by multiplying the original denomination of the holder's Certificate by the Class B Certificate Factor as of the close of business on the most recent Payment Date. The Class B Certificate Factor will be made available through the Trustee.


     The Class A Certificate Balance and the Class B Certificate Balance will be computed by allocating payments in respect of the Receivables to principal and interest using the actuarial method for the Precomputed Receivables and using the simple interest method for the Simple Interest Receivables.


     The "Class A Pool Factor" is a seven-digit decimal figure which the Servicer will compute each month and will be calculated by dividing the Class A Certificate Balance as of the close of business on the last day of the related Collection Period by the Pool Balance as of the Cutoff Date.


     The "Class B Pool Factor" is a seven-digit decimal figure which the Servicer will compute each month and will be calculated by dividing the Class B Certificate Balance as of the close of business on the last day of the related Collection Period by the Pool Balance as of the Cutoff Date.


     Pursuant to the Agreement, the Servicer provides the Trustee with monthly reports concerning the payments received on the Receivables, the Class A Certificate Balance, the Class A Certificate Factor, the Class A Pool Factor, the Class B Certificate Balance, the Class B Certificate Factor, the Class B Pool Factor and various other items of information. Class A Certificateowners and Class B Certificateowners may obtain copies of these monthly reports from the Trustee upon delivery of a written request to the Trustee. Class A Certificateowners and Class B Certificateowners during any calendar year will be furnished information by the Trustee for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the Transfer and Servicing Agreements--Statements to Securityholders" in the accompanying prospectus.


                                USE OF PROCEEDS

     The net proceeds to be received by the Seller from the sale of the class A certificates and the class B certificates (together, the "Offered
Certificates") and the class C certificates will be applied to purchase the Receivables from AHFC and to make the initial deposit into the Reserve Fund and the Yield Supplement Account.


                          THE SELLER AND THE SERVICER

     Information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the accompanying prospectus.

                               THE CERTIFICATES

     The following summary describes specified terms of the certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the certificates of any given series and the related Agreement set forth in the accompanying prospectus, to which description reference is hereby made.


GENERAL

     The certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed Agreement will be filed with the SEC following the issuance of the certificates. The certificates will evidence undivided ownership interests in the Trust created pursuant to the Agreement. In general, and subject to the prior rights of any senior classes of certificates, holders of record of the class A certificates (the "Class A Certificateholders") and the class B certificates (the "Class B Certificateholders," and together with the Class A Certificateholders, the "Certificateholders") will receive, on each Payment Date, the related class Principal Distributable Amount and interest at the related pass through rate set forth herein in "Payments on the Certificates" (each, a "Pass Through Rate") on the Certificate Balance of that class as of the close of business on the last day of the related Collection Period. The "Certificate Balance" for any class of certificates as of any day or Payment Date will equal the original certificate balance of that class, reduced by all amounts distributed on or prior to that day or Payment Date on that class of certificates and allocable to principal. The "Original Class A
Certificate Balance" means $[      ], the "Original Class B Certificate
Balance" means $[      ], and the "Original Class C Certificate Balance" means
$[      ].

     The Class A Certificates will evidence in the aggregate an undivided
ownership interest of [      ]% (the "Class A Percentage") of the Trust
(initially representing $[      ]), the Class B Certificates will evidence in
the aggregate an undivided ownership interest of [      ]% (the "Class B
Percentage") of the Trust (initially representing $[      ]), and the Class C
Certificates will evidence in the aggregate an undivided ownership interest of
[      ]% (the "Class C Percentage" and each class percentage being "Class
Percentage") of the Trust (initially representing $[      ]).


SALE AND ASSIGNMENT OF RECEIVABLES

     Information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the accompanying prospectus.


ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the accompanying prospectus, the Seller will establish and will maintain with the Trustee a Yield Supplement Account in the name of the Trustee on behalf of the Certificateholders that will not be part of the Trust.


COLLECTIONS

     The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than two Business Days after receipt. However, so long as AHFC is the servicer, if each condition to making monthly deposits as may be required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by AHFC or AHFC obtaining a letter of credit or similar agreement and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Deposit Date. The Servicer or the Seller, as the case may be, will remit the aggregate

Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust into the Collection Account on or before each Deposit Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus.

     "Eligible Investments" will be specified in the Agreement and will be limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of each class of the certificates.

     Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal on the Receivable. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus.

     Collections on or in respect of a Receivable made during a Collection Period which are not late fees, prepayment charges, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment." Excess Payments constituting a prepayment in full of the related Receivable will be applied as a prepayment in full of such Receivable (each, a "Prepayment") and all other Excess Payments on Precomputed Receivables will be held by the Servicer as a Payment Ahead (or if the Servicer has not satisfied particular requirements, deposit in the Payahead Account) and on Simple Interest Receivables will be applied as a partial prepayment.


     On each Deposit Date, the Trustee will cause (1) Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account and (2) the Yield Supplement Withdrawal Amount to be deposited into the Collection Account.


ADVANCES

     On or before the Business Day prior to each Payment Date, the Servicer will make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period (an "Advance"). If the calculation results in a negative number, an amount equal to that negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advance (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances in respect of a Collection Period on the Business Day immediately preceding the related Payment Date. We refer you to "Description of the Transfer and Servicing Agreements--Advances" in the accompanying prospectus.

SERVICING COMPENSATION

     The servicing fee for the calendar month immediately preceding any Payment Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Rate") of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Initial Pool Balance (the "Servicing Fee"). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in the accompanying prospectus. The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each rating agency without a reduction in the rating of the class A certificates and the class B certificates, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Interest prior to the payment of Certificateholders' Distributable Amounts.

YIELD SUPPLEMENT ACCOUNT AND YIELD SUPPLEMENT AGREEMENT

     Payments of the Yield Supplement Deposits will be made from funds on deposit in a segregated trust account to be established by the Seller and pledged to and maintained with the Trustee for the benefit of the holders of the Offered Certificates (the "Yield Supplement Account"). The "Yield Supplement Deposit" for each Collection Period means an aggregate amount (if positive), calculated by the Servicer, by which

     o one month's interest on the principal balance as of the first day of that Collection Period of each Yield Supplemented Receivable (other than a Liquidated Receivable, after the Collection Period in which that Receivable became a Liquidated Receivable) at a rate equal to the Required Rate exceeds

     o one month's interest on that principal balance at that Yield Supplemented Receivable's APR.

     "Yield Supplemented Receivables" are Receivables that have APRs which are less than the Required Rate. The "Required Rate" means, with respect to any Payment Date, the sum of the weighted average Pass Through Rate for the Offered Certificates and 1.00%. The initial amount of the Yield Supplement Account will
be $[     ] (the "Initial Yield Supplement Amount").

     If the Yield Supplement Deposits for any Payment Date exceed the amount available for withdrawal from the Yield Supplement Account on that Payment Date, the Seller will not have any further obligation under the Yield Supplement Agreement to deposit any further amounts into the Yield Supplement Account. The amount required to be on deposit in the Yield Supplement Account (the "Required Yield Supplement Amount") will be equal to the lesser of

     o maximum aggregate Yield Supplement Deposits that will become due under the Yield Supplement Agreement, assuming that payments on the Receivables are made on their scheduled due dates and that no Receivable becomes a prepaid Receivable, or

     o the Initial Yield Supplement Amount.

     The maximum aggregate Yield Supplement Deposits may decline as a result of prepayments or repayments in full of the Receivables. To the extent that on any Payment Date the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Amount on that Payment Date, the excess will be paid to the Seller.

     Simultaneously with the sale and assignment of the Receivables by AHFC to the Seller, the Seller will enter into the Yield Supplement Agreement with the Trustee and the Servicer. The Seller will assign the Yield Supplement Agreement to the Trust.

NET DEPOSITS

     As an administrative convenience and as long as specified conditions are satisfied, so long as AHFC is the Servicer, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all of the foregoing deposits and payments were made individually. We refer you to "Description of the Transfer and Servicing Agreements--Net Deposits" in the accompanying prospectus.

OPTIONAL PURCHASE

     The outstanding certificates will be redeemed in whole, but not in part, on any Payment Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the accompanying prospectus under "Description of the Transfer and Servicing Agreements--Termination." The "Redemption Price" for the outstanding certificates will equal the Certificate Balance on the date of the optional purchase plus accrued and unpaid interest on the certificates.

REMOVAL OF SERVICER

     The Trustee or Holders of certificates evidencing a majority of the voting interests of the certificates (or relevant classes of certificates), may terminate the rights and obligations of the Servicer under the Agreement upon:

   1. any failure by the Servicer to deposit in or credit to any Account any required payment or make the required payments therefrom and that failure continues unremedied for three Business Days after discovery thereof by the Servicer or after the giving of written notice of such failure to (a) the Servicer by the Trustee, or (b) the Servicer and the Trustee by holders of certificates evidencing not less than 25% of the voting interests of the outstanding certificates, voting together as the single class;

   2. any failure by the Servicer (or the Seller, as long as AHFC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements in the Agreement, which failure materially and adversely affects the rights of the Certificateholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer or the Seller, as the case may be, or (b) the Servicer or the Seller, as the case may be, and the Trustee by the holders of certificates evidencing not less than 25% of the voting interests of the outstanding certificates, voting together as a single class; and

   3. the occurrence of an Insolvency Event of the Servicer.

     Under those circumstances, authority and power shall, without further action, pass to and be vested in the Trustee or a successor Servicer appointed under the Agreement. The Trustee or successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Trustee or the Certificateholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer under the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. Upon receipt of notice of the occurrence of a Servicer Default, the Trustee shall give notice thereof to the rating agencies.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the certificates (other than the authentication of the certificates), or any Receivables or related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the collection account. The Trustee will not independently verify the Receivables. If no Servicer default has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes a Servicer default unless the Trustee obtains actual knowledge of that failure as specified in the Agreement.

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Trustee in connection with the exercise of those rights. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, other than with respect to the failure by the Seller or servicer, as applicable, to remit payments, unless that Certificateholder has previously given to the Trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting interests of the certificates have made written request upon the Trustee to institute that proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute that proceeding.

THE TRUSTEE

     [     ] is the Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, may hold certificates in its own name or as pledgee. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as trustee under the Agreement, becomes legally unable to act, or becomes insolvent. Under these circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will further provide that the Trustee will be entitled to indemnification by the Seller and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement). The Agreement will further provide that the Seller and the Servicer will indemnify the Trustee for specified taxes that may be asserted in connection with the transaction.

NOTICES


     Certificateholders will be notified in writing by the Trustee of any Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Agreement) obtaining actual knowledge of these events. Except with respect to the monthly and annual reports to Certificateholders described in this prospectus supplement, the Trustee is not obligated under the Agreement to forward any other notices to the Certificateholders. There are no provisions in the Agreement for the regular or special meetings of Certificateholders.

GOVERNING LAW


     The Agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

                         PAYMENTS ON THE CERTIFICATES


GENERAL

     The Trust will pay interest and principal on the certificates on the fifteenth day of each month. If the fifteenth day of the month is not a Business Day, payments on the certificates will be made on the next Business Day. The date that any payment is made is called a "Payment Date." The first
payment date will be           , 20  .

     On or before the tenth calendar day of each month (or, if the tenth day is not a Business Day, the next succeeding Business Day (each, a "Determination Date")), the Servicer will inform the Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased by the Seller or the Servicer, all with respect to the related Collection Period.

     On or prior to each Payment Date, the Servicer will also determine the Total Available Amount, Available Interest, Available Principal, the Class A Distributable Amount, the Class B Distributable Amount, the Class C Distributable Amount and other distributions to be made on that Payment Date, and as described below, the amount to be paid to Certificateholders of each class.

     The Trustee will make payments to the Certificateholders out of the amounts on deposit in the Collection Account. The amount to be paid to the Certificateholders will be determined in the manner described below.


CALCULATION OF AVAILABLE AMOUNTS

     "Total Available Amount" for a Payment Date (being the funds available for distribution to Certificateholders of each class with respect to that Payment Date in accordance with the priorities described below) shall be the sum of Available Interest and Available Principal.

     "Available Interest" for a Payment Date shall be the sum of the following amounts allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period (which in the case Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the Simple Interest Receivables shall be calculated in accordance with the simple interest method):

     1. all collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more Collection Periods);

     2. all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, including amounts received in subsequent Collection Periods ("Net Liquidation Proceeds");

     3. all Advances made by the Servicer;

     4. all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller in respect of that Collection Period;

     5. all Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer in respect of that Collection Period; and

     6. any Yield Supplement Deposits.

     "Available Principal" for a Payment Date shall be the sum of the amounts described in clauses (1) through (5) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method).

     Available Interest and Available Principal on any Payment Date will exclude the following amounts:

     1. amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

     2. Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable; and

     3. recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.

     A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or part of a scheduled payment is 120 days or more than 120 days past due and the Servicer has not repossessed the related Financed vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

CALCULATION OF DISTRIBUTABLE AMOUNTS

     The "Class Distributable Amount" for each class of certificates with respect to a Payment Date will equal the sum of (1) the Principal Distributable Amount for that class (each amount, the "Class A Principal Distributable Amount," "Class B Principal Distributable Amount" and "Class C Principal Distributable Amount"), and (2) the Interest Distributable Amount for that class (each amount the "Class A Interest Distributable Amount," the "Class B Interest Distributable Amount" and "Class C Interest Distributable Amount").

     The "Principal Distributable Amount" for a particular class consists of the related Class Percentage of the following items:

     1. the principal portion of all payments actually received on the Receivables during that Collection Period;

     2. the principal portion of all prepayments and partial prepayments, received during that Collection Period (to the extent those amounts are not included in clause (1) above); and

     3. the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during that Collection Period (to the extent those amounts are not included in clauses (1) or (2) above).

     The Principal Distributable Amount shall include (a) in the case of Precomputed Receivables, the principal portion of all scheduled payments due during the relating Collection Period, computed in accordance the actuarial method and (b) in the case of Simple Interest Receivables, the principal portion of all scheduled payments actually received during the related Collection Period, and (c) the principal portion of all Prepayments on Simple Interest Receivables and Prepayments on Precomputed Receivables received only the related Collection Period (to the extent such amounts are not included in (a) and (b)).

     The "Interest Distributable Amount" for a particular class consists of 30 days' interest at the related Pass Through Rate on the related Certificate Balance as of close of business on the last day of the related Collection Period or, in the case of the first Payment Date, the related Original Class Certificate Balance (these amounts being the "Class A Interest Distributable Amount," the "Class B Interest Distributable Amount" and the "Class C Interest Distributable Amount").

     The "Class A Certificate Balance" will initially equal the Original Class A Certificate Balance and, on any Payment Date, will equal the Original Class A Certificate Balance reduced by all amounts allocable to principal paid on or prior to that Payment Date on the class A certificates. In addition, on each Payment Date from and including the Payment Date on which the Class B Certificate Balance and the Class C Certificate Balance have been reduced to zero, the Class A Certificate Balance will be reduced by the amount, if any, necessary to cause it to equal the Pool Balance as of the last day of the related Collection Period after taking into account all payments, deposits and withdrawals to be made on that Payment Date.

     The "Class B Certificate Balance" will initially equal the Original Class B Certificate Balance and, on any Payment Date, will equal the Original Class B Certificate Balance reduced by all amounts allocable to principal paid on or prior to that Payment Date on the class B certificates. In addition, on each Distribution Date from and including the Payment Date on which the Class C Certificate Balance has been reduced to zero, the Class B Certificate Balance will be reduced by the amount, if any, necessary to cause it to equal to the excess, if any, of the Pool Balance as of the last day of the related Collection Period over the Class A Certificate Balance as of such date, after taking into account all payments, deposits and withdrawals to be made on that Payment Date.

     The "Class C Certificate Balance" will initially equal the Original Class C Certificate Balance and, on any Payment Date, will equal the amount by which the Pool Balance on the last day of the related Collection Period exceeds the sum of the Class A Certificate Balance and the Class B Certificate Balance on that date after taking into account all payments, deposits and withdrawals to be made on that Payment Date.


PAYMENTS OF INTEREST

     On each Payment Date, commencing           , 20  , the Certificateholders
will be entitled to interest payments in an amount up to the amount of interest that accrued on the related Certificate Balance for the related Interest Period at the related Pass Through Rate. The certificates will constitute Fixed Rate Securities, as that term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the accompanying prospectus. Interest on any class of certificates in respect of a Payment Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments due on any class of certificates for any Payment Date but not paid on that Payment Date will be due on the next Payment Date increased by an amount equal to interest on that amount at the related Pass Through Rate (to the extent lawful). Under some circumstances, amounts otherwise allocable to pay interest on a class of certificates will be applied to cover shortfalls in amounts available to make payments of principal or interest on a more senior class of certificates. In addition, interest amounts otherwise distributable to the Class C Certificateholders will be deposited by the Trustee in the Reserve Fund to cover any deficiency in that account before application of any Excess Amounts are deposited in that account.


PAYMENTS OF PRINCIPAL

     On each Payment Date, commencing           , 20  , each class of
certificates will be entitled to principal payments in an amount generally equal to the related Principal Distributable Amount for that class. Under some circumstances, amounts otherwise allocable to pay principal on a class of certificates will be applied to cover shortfalls in amounts available to make payments of interest on a more senior class of certificates.


PAYMENT OF DISTRIBUTABLE AMOUNTS

     Prior to each Payment Date, the Servicer will calculate the amount to be paid to the Certificateholders. On each Payment Date, the Trustee will pay the following amounts in the following order of priority, to the extent of funds available for payment on that Payment Date:

     1. to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and reimbursement for outstanding Advances, those amounts to be paid from Available Interest;

     2. to the Class A Certificateholders, an amount equal to the Class A Interest Distributable Amount and any unpaid Class A Interest Carryover Shortfall, that amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clause (1) above); and if that Available Interest is insufficient, the Class A Certificateholders will be entitled to receive that amount first, from funds on deposit in the Reserve Fund, second, if those amounts are insufficient, from the Class C Percentage of Available Principal, and third, if those amounts are insufficient, from the Class B Percentage of Available Principal;

     3. to the Class A Certificateholders, an amount equal to the Class A Principal Distributable Amount and any unpaid Class A Principal Carryover Shortfall, that amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clause (2) above); and if that Available Principal is insufficient, the Class A Certificateholders will be entitled to receive that amount first, from funds on deposit in the Reserve Fund and second, if those amounts are insufficient, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (1) through
       (2) above);

     4. to the Class B Certificateholders, an amount equal to the Class B Interest Distributable Amount and any unpaid Class B Interest Carryover Shortfall, that amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clauses (1) through (3) above); and if that Available Interest is insufficient, the Class B Certificateholders will be entitled to receive that amount first, from funds on deposit in the Reserve Fund, and second, if those amounts are insufficient, from the Class C Percentage of Available Principal;

     5. to the Class B Certificateholders, an amount equal to the Class B Principal Distributable Amount and any unpaid Class B Principal Carryover Shortfall, that amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clauses (2) through (4) above); and if that Available Principal is insufficient, the Class B Certificateholders will be entitled to receive that amount first, From funds on deposit in the Reserve Fund and second if those amounts are insufficient, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (1) through (4) above);

     6. to the Class C Certificateholders, an amount equal to the Class C Interest Distributable Amount and any unpaid Class C Interest Carryover Shortfall, that amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clauses (1) through (5) above);

     7. to the Class C Certificateholders, an amount equal to the Class C Principal Distributable Amount and any unpaid Class C Principal Carryover Shortfall, that amount to be paid from Available Principal after giving effect to any reduction in Available Principal described in clauses (2) through (5) above); and if that Available Principal is insufficient, the Class C Certificateholders will be entitled to receive that amount from Available Interest (after giving effect to any reduction in Available Interest described in clauses (1) through (6) above); and

     8. if necessary, to the Reserve Fund so that the funds on deposit in that account will be equal to the Specified Reserve Fund Balance; provided that if there is a deficiency in the Reserve Fund, amounts otherwise distributable to the Class C Certificateholders will first be deposited by the Trustee in the Reserve Fund to cover the deficiency.


     Notwithstanding the foregoing, no amount will be paid to the Class A Certificateholders or the Class B Certificateholders in respect of any Yield Supplement Deposit with respect to a Receivable, except to the extent of amounts withdrawn from the Yield Supplement Account, except that if the Yield Supplement Deposits exceed funds available in the Yield Supplement Account, the excess shall be withdrawn from the Reserve Fund.


     An "Interest Carryover Shortfall" with respect to any class of certificates on any Payment Date will equal the excess, if any, of

    o the related Interest Distributable Amount for that class on that Payment Date and any outstanding related Interest Carryover Shortfall for that class from the immediately preceding

      Payment Date plus interest on the outstanding Interest Carryover Shortfall, to the extent permitted by law, at the related Pass Through Rate from that immediately preceding Payment Date through the current Payment Date, over

    o the amount of interest paid to the related Certificateholders on that Payment Date (each shortfall, the "Class A Interest Carryover Shortfall," "Class B Interest Carryover Shortfall" and "Class C Interest Carryover Shortfall," as applicable).


     A "Principal Carryover Shortfall" with respect to any class of Certificates on any Payment Date will equal the excess, if any, of

    o the related Principal Distributable Amount for that class on that Payment Date and any outstanding Principal Carryover Shortfall for that class from the immediately preceding Payment Date over

    o the amount of principal actually paid to the related Certificateholders on that Payment Date (each shortfall, the "Class A Principal Carryover Shortfall," "Class B Principal Carryover Shortfall" and "Class C Principal Carryover Shortfall," as applicable).


     Any amounts remaining after giving effect to the distributions described in clauses (1) through (8) of the fourth preceding paragraph on any Payment Date ("Excess Amounts") will be distributed to the Seller.


     Notwithstanding the foregoing distribution priorities, if the Servicer fails to make an Advance, the portion of any shortfall attributable thereto shall be paid only from amounts available in the Reserve Fund.


     Even if the Certificate Balance of any class of certificates is reduced to zero prior to the termination of the Trust and prior to the final payment in respect of amounts payable on the certificates of all classes, any Interest or Principal Carryover Shortfalls with respect to that class will continue as obligations of the Trust payable from amounts on deposit in the Collection Account or Reserve Fund, including Excess Amounts, before any further deposit of Excess Amounts into the Reserve Fund or release of amounts in the Reserve Fund to the Seller.


PAYMENTS UNDER THE YIELD SUPPLEMENT AGREEMENT


     Each Certificateholder of the Offered Certificates should allocate a portion of its purchase price or other tax basis in the related Offered Certificates, as the case may be, to its right to receive Yield Supplement Deposits. We refer you to "Material Income Tax Consequences--Original Issue Discount, Imputed Interest and Market Discount" in this prospectus supplement.


     Tax counsel is unable to opine as to the federal income tax characterization of the right to receive Yield Supplement Deposits. Arguably, the arrangement is economically analogous to a loan made by the Certificateholder of the Offered Certificates to the Seller in an amount equal to the discounted present value of the Yield Supplement Deposits, if any, which are expected to be received, resulting in OID to that Certificateholder for the amount of the discount. In that case, each Certificateholder of the Offered Certificates will accrue income in respect of its interest in that discounted present value under the rules relating to OID under a method that takes account of the compounding of interest and the holder's expected yield to maturity. Alternatively, it is possible that the entire amount of Yield Supplement Deposits should be included in income as accrued or received and not treated as interest and that any Certificateholder of the Offered Certificates should also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Deposits, possibly on a straight-line basis over the term of the related Offered Certificates. In that case, the Yield Supplement Deposits also might be unrelated taxable income for a tax-exempt investor. Although the Seller believes that these two characterizations of the Yield Supplement Agreement are the most likely characterizations, no assurance can be given, however, that either of these two characterizations will be accepted by the IRS.

                          SUBORDINATION; RESERVE FUND


SUBORDINATION

     The rights of the Certificateholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Servicing Fee, any additional servicing compensation described under "The Certificates--Servicing Compensation" in this prospectus supplement and the reimbursement of unreimbursed Advances.

     In addition, the rights of the Class B Certificateholders and the Class C Certificateholders to receive payments with respect to collections on the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of timely receipt by the Class A Certificateholders, and, to a lesser extent, the Class B Certificateholders, of the full amount of interest and principal required to be paid to them, and to afford those Certificateholders limited protection against losses in respect of the Receivables.

     The Class B Certificateholders and the Class C Certificateholders will not receive any distributions of interest or principal with respect to a Payment Date until the full amount of interest and principal relating to that Payment Date has been distributed to the Class A Certificateholders.

     The Class C Certificateholders will not receive any distributions of interest or principal with respect to a Payment Date until the full amount of interest and principal relating to that Payment Date has been distributed to the Class A Certificateholders and the Class B Certificateholders.

     If on any Payment Date the Class A Certificateholders do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for that Payment Date (after giving effect to any amounts withdrawn from the Reserve Fund, the Class B Distributable Amount and the Class C Distributable Amount and applied to that deficiency, as described above), the holders of the Class B Certificateholders and the Class C Certificateholders will not receive any portion of the Total Available Amount.

     If on any Payment Date the Class B Certificateholders do not receive the sum of the Class B Distributable Amount, the Class B Interest Carryover Shortfall and the Class B Principal Carryover Shortfall for that Payment Date (after giving effect to any amounts withdrawn from the Reserve Fund and the Class C Distributable Amount and applied to that deficiency, as described above), the Class C Certificateholders will not receive any portion of the Total Available Amount.


RESERVE FUND

     The Class A Certificateholders and the Class B Certificateholders will also have the benefit of the Reserve Fund. The Reserve Fund will be a segregated trust account held by the Trustee and will not be an asset of the Trust. Any amounts held on deposit in the Reserve Fund are owned by the Seller and any investment earnings on the Reserve Fund will be taxable to the Seller for federal income tax purposes. The Reserve Fund will be created with an
initial deposit by the Seller of an amount equal to $[      ] (the "Reserve
Fund Initial Deposit"). If on any subsequent Payment Date the amount on deposit in the Reserve Fund is less than the Specified Reserve Fund Balance, first, the Class C Distributable Amount, and if that amount is not sufficient, Excess Amounts will be deposited in the Reserve Fund until the monies in the Reserve Fund reach an amount equal to the Specified Reserve Fund Balance.

     The time necessary for the Reserve Fund to reach and maintain the Specified Reserve Fund Balance at any time after the date of issuance of the certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted. The "Specified Reserve Fund Balance" with respect to any
Payment Date will be equal to $[     ], except that in the event that on any
Payment Date:

   1. the annualized average for the preceding three Collection Periods of the percentage equivalents of the ratios of net losses (i.e., the net balances of all Receivables which are determined to be uncollectible in the Collection Period, less any Net Liquidation Proceeds with respect to those net balances from that or prior Collection Periods) to the Pool Balance as of the first day of each
      that Collection Period exceeds [     ]%, or

   2. the average for the preceding three Collection Periods of the percentage equivalents of the ratios of the number of Receivables that are delinquent 60 days or more to the outstanding number of Receivables
      exceeds [     ]%,


then the Specified Reserve Fund Balance for that Payment Date (and for each succeeding Payment Date until the relevant averages have not exceeded the specified percentages in clauses (1) and (2) above for three successive Payment Dates) shall be a dollar amount equal to (x) [ ]% of the Pool Balance as of the first day of the related Collection Period minus (y) the excess of the Pool Balance over the sum of the Class A Certificate Balance and the Class B Certificate Balance as of the first day of that Collection Period, but in no
event shall the Specified Reserve Fund Balance be more than $[     ], or less
than $[     ].


     On any Payment Date on which the aggregate balance of the Offered Certificates is $[ ] or less, after giving effect to the distributions on that Payment Date, the Specified Reserve Fund Balance shall be the greater of the
balance described above or $[     ].


     The Servicer may, from time to time after the date of this prospectus supplement, request each rating agency then rating the Offered Certificates to approve a different formula for determining the Specified Reserve Fund Balance or a change in the manner by which the Reserve Fund is funded, if the new formula or manner would not affect the then-current rating of the Offered Certificates.


     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the holders of the Offered Certificates. Funds on deposit in the Reserve Fund may be invested in Eligible Investments. Investment income on monies on deposit in the Reserve Fund will not be available for payment to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Seller. Any loss on those investments will be charged to the Reserve Fund.


     If on any Payment Date the Class C Certificate Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders and the Class B Certificateholders by the subordination of the class C certificates and by the Reserve Fund will be exhausted and the Class B Certificateholders will bear directly the risks associated with ownership of the Receivables. From and after that date, all those losses realized during a Collection Period will be allocated first to the Class B Certificates, resulting in the reduction of the Class B Certificate Balance on the related Payment Date and second, if the Class B Certificate Balance is reduced to zero, to the class A certificates.


     If on any Payment Date the Class B Certificate Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders by the subordination of the class B certificates, the class C certificates and by the Reserve Fund will be exhausted and the Class A Certificateholders will bear directly the risks associated with ownership of the Receivables. From and after that date, all those losses realized during a Collection Period will be allocated first to the class A certificates, resulting in the reduction of the Class A Certificate Balance on the related Payment Date.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


CLASSIFICATION OF THE TRUST

     Under current law and assuming execution of, and compliance with, the Agreement, the Custody and Pledge Agreement and the Yield Supplement Agreement, the Trust will be classified for federal income tax purposes in the opinion of McKee Nelson LLP, tax counsel to the issuer, as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation.

     Each beneficial owner of the Offered Certificates ("Grantor Trust Certificateholder") will be considered to own an undivided interest in the Trust's assets, be required to include in its gross income its share of the gross income of the Trust and be entitled to deduct (subject both to possible recharacterization of specified fees paid by the Trust to the Servicer and to any limitations generally applicable to that holder) its share of the expenses of the Trust allocable to it.

     Although each Grantor Trust Certificateholder will be considered to own its pro rata share of the principal of the Receivables in the Trust and of the Yield Supplement Deposits, each Grantor Trust Certificateholder's share of the right to interest on the Receivables, however, is not entirely certain. Each Grantor Trust Certificateholder's right to interest with respect to a particular Receivable should be limited to its pro rata share of the lesser of
(1) the interest that accrues on the principal of that Receivable at the Pass Through Rate plus its pro rata share of the Servicer and Trustee fees allocable to it (which fees will be deemed to be paid over, on behalf of the holder, to the Servicer and the Trustee, respectively) and (2) the total interest payable on that Receivable.

     For administrative convenience, however, the Trustee will report information with respect to a Grantor Trust Certificateholder's investment in Offered Certificate on an aggregate basis as though that Grantor Trust Certificateholder's investment in the Receivables and other assets were equal that Grantor Trust Certificateholder's share of the initial Class Principal Balance and on which interest and Yield Supplement Deposits are payable at a combined rate equal to the sum of the Pass Through Rate and the Servicing Fee. We refer you to "Original Issue Discount, Premium, Imputed Interest and Market Discount--Accruing Income on a Separate Asset Basis." If the IRS were to require reporting on an asset-by-asset basis, the amount of income reportable for a period could differ from the amount reportable on an aggregate basis. In particular, as described more fully below, High Yield Receivables (as defined the accompanying prospectus) are subject to the "stripped bond" rules of the Code, which could result in those Receivables having original issue discount ("OID"), and Low Yield Receivables (as defined in the accompanying prospectus) may be subject to the market discount or imputed interest rules.


PAYMENTS UNDER THE YIELD SUPPLEMENT AGREEMENT

     A Grantor Trust Certificateholder should allocate a portion of its purchase price or other tax basis in that certificate to its right to receive Yield Supplement Deposits. We refer you to "--Original Issue Discount, Imputed Interest and Market Discount--Original Issue Discount; General."

     Tax counsel is unable to opine as to the federal income tax characterization of the right to receive Yield Supplement Deposits. The potential characterizations of the right to receive Yield Supplement Deposits are described in the accompanying prospectus under "Material Income Tax Consequences--Tax Treatment of Grantor Trusts--Yield Supplement Deposits."


ORIGINAL ISSUE DISCOUNT, PREMIUM IMPUTED INTEREST AND MARKET DISCOUNT

     Original Issue Discount; General. The Receivables bear interest at varying rates. Because a Grantor Trust Certificateholder will be viewed as owning an interest in each of the Trust's assets and the right to receive Yield Supplement Deposits, a portion of the Grantor Trust Certificateholder's purchase price of an Offered Certificate (whether on initial sale or in a subsequent transaction) may be required to be allocated among each of the Trust's assets and the right to receive Yield Supplement Deposits, based on their respective fair market values. We refer you to the discussion under "Material Income Tax Consequences--Tax Treatment of Grantor Trusts--Discount and Premium" in the
accompanying prospectus. Prospective investors should be aware that in accruing OID, and possibly market discount, a Receivable-by-Receivable or pool-wide prepayment assumption should be used to determine yield and time to maturity. The prepayment assumption that will be used for purposes of computing OID, if
any, on the certificates is [     ]% ABS. If the holder purchased its Offered
Certificate at a yield higher than the Pass Through Rate on the Offered Certificates (that is, for an amount less than the principal amount of Receivables allocable to the Offered Certificate), that assumption would accelerate income on the Offered Certificate.

     Because the Seller will retain the right to receive interest at a rate equal to the excess of the APR of each Receivable over the sum of the Pass Through Rate and the Servicing Fee, the issuance of an Offered Certificate will result in the separation of ownership ("stripping") of a portion of the rights to interest payments on High Yield Receivables. We refer you to "Material Income Tax Consequences--Tax Treatment of Grantor Trusts--Characterization" in the accompanying prospectus.

     Premium. A Grantor Trust Certificateholder that purchases an Offered Certificate for an amount greater than its outstanding principal balance may elect under Section 171 of the Code to amortize premium in respect of the Receivables in order to accrue income based on the Grantor Trust Certificateholder's yield rather than at the Pass Through Rate. That election would apply to all of the taxable debt instruments held or acquired after the first day of the holder's first taxable year to which that election applies, and may be revoked only with the consent of the IRS. We refer you to "Material Income Tax Consequences--Tax Treatment of Grantor Trusts--Premium" in the accompanying prospectus.

     Imputed Interest and Market Discount. Some or all of the Low Yield Receivables may have imputed interest and/or market discount. If a Low Yield Receivable did not have "adequate stated interest" (as the term is defined in Section 483 of the Code) when originated, then that Receivable would be treated as having "imputed interest." Under the imputed interest rules of the Code, a portion of the Receivable's stated principal amount equal to that total unstated interest would be recharacterized as interest and the Receivable's principal amount would be correspondingly reduced. If the imputed interest rules applied, the total unstated interest would be included in the Grantor Trust Certificateholder's gross income over the term of the Receivable using a constant yield-to-maturity method. It is uncertain whether the imputed interest rules would apply to a Grantor Trust Certificateholder. If these rules do not apply, or with respect to Low Yield Receivables which had adequate stated interest when issued, the market discount rules instead may be applicable.

     In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of an Offered Certificate by a Grantor Trust Certificateholder, will be treated as ordinary income to the extent of accrued market discount. Any gain recognized by a Grantor Trust Certificateholder upon a sale or other disposition of an Offered Certificate will be treated as capital gain to the extent the gain exceeds accrued market discount. The character of any gain from the sale of an Offered Certificate allocable to rights pursuant to the Yield Supplement Agreement as ordinary or capital gain, however, is uncertain. In addition, a portion of the interest deductions on an Offered Certificate attributable to any indebtedness treated as incurred or continued to purchase or carry a Receivable may have to be deferred, unless a Grantor Trust Certificateholder makes an election to include market discount in income currently as it accrues (in lieu of including accrued market discount in income at the time principal payments are received or at the time of disposition). That election would apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies, and may be revoked only with consent of the IRS. Taxpayers may, in general, elect to accrue market discount either (1) under a constant yield-to-maturity method or (2) in the proportion that the stated interest paid on the obligation for the current period bears to the total remaining interest on the obligation. We refer you to "Material Income Tax Consequences--Tax Treatment of Grantor Trusts--Market Discount" in the accompanying prospectus.

     Accruing Income on a Separate Asset Basis. Although the matter is not entirely certain, it appears that, as a technical matter, each Grantor Trust Certificateholder should calculate income separately for its interest in each Receivable (by first allocating to each Receivable and to each other asset the Trust a portion of the Grantor Trust Certificateholder's basis in the Offered Certificate). Further, in the case of any "affected investor" (as defined below), in computing yield to maturity, all interest on the Receivables allocable to the Offered Certificates, including interest effectively paid over to the Servicer and the Trustee, is taken into account. For this purpose, "affected investors" are individuals, persons, including estates and trusts, that compute taxable income in the same manner as an individual and some "pass through entities." The Trustee currently intends to accrue income on an aggregate basis, based on an assumed initial offering price of the Offered Certificates and based on the net amounts distributable on the Offered Certificates. This method of reporting may not be permitted. Furthermore, subsequent purchasers of the Offered Certificates will have to adjust the amounts reported to them based upon their basis in the Offered Certificates.

     Possible Alternative Characterization. Prospective investors should be aware that, although the Seller believes that none of:

     1. the Class A Grantor Trust Certificateholders' right to be paid prior to payment being made on the class B certificates and the class C certificates;

     2. the Class B Grantor Trust Certificateholders' right to be paid prior to payment being made on the class C certificates; or

     3. the Class A and Class B Grantor Trust Certificateholders' right to be paid out of the Reserve Fund;


should be treated as an asset separate from the Class A and Class B Grantor Trust Certificateholders' rights in the Receivables, the IRS could take a contrary view. If any of those rights were characterized as a separate asset, a portion of that Grantor Trust Certificateholder's basis in its certificate could be required to be allocated to those rights or a Grantor Trust Certificateholder might be considered to own a greater percentage of the right to interest on the Receivables (and be deemed to pay over that additional interest as a guarantee or other fee as it is paid or accrued). The Class A Grantor Trust Certificates could be characterized as debt rather than an ownership interest in the Receivables. We refer you to "Material Income Tax Consequences--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes" in the accompanying prospectus.


SALE OR PREPAYMENT

     Upon the sale, exchange or retirement of an Offered Certificate, a Grantor Trust Certificateholder will recognize taxable gain or loss in respect of its undivided interest in each asset held by the Trust. Gain or loss with respect to each undivided interest in a Trust asset is equal to the difference between the allocable portion of the amount realized and the Grantor Trust Certificateholder's adjusted basis in that asset. We refer you to "Material Income Tax Consequences--Tax Treatment of Grantor Trusts--Sale or Exchange of a Grantor Trust Certificate" in the accompanying prospectus.

     A disposition or retirement of an Offered Certificate for no net gain or loss may for tax purposes consist of a sale of one asset (e.g., an interest in some Receivables) for a gain and the disposition of another asset at a loss (e.g., an interest in other Receivables). Although those gains or losses generally should be treated as offsetting capital gains and losses (unless earned by a dealer), absent the making of an election to include market discount currently in income (as discussed above), gain realized on an interest in Receivables acquired with market discount may yield ordinary gain to the extent of accrued market discount, which (1) for a corporate taxpayer could not be offset by, and (2) for an individual taxpayer could only be offset by up to $3,000 of, any capital loss attributable to an interest in any other Receivables or Trust assets. We refer to "--Original Issue Discount, Premium Imputed Interest and Market Discount--Accruing Income on a Separate Asset Basis" above. The character of any gain realized allocable to the Grantor Trust Certificateholder's rights under the Yield Supplement Agreement as ordinary or capital also is uncertain. Any loss realized would be treated as a capital loss.

     In general, gain or loss on any sale, exchange or retirement of an Offered Certificate would be capital gain or loss. However, it is possible that the IRS will take the position that, under the rules for accruing OID, gain on any prepayment of the Receivables will be ordinary income.


FOREIGN CERTIFICATEHOLDERS

     Interest attributable to Receivables which is received by a Grantor Trust Certificateholder that is not a "U.S. person" (as defined in the accompanying prospectus under "Material Income Tax Consequences--Tax Treatment of Owner Trusts--Tax Consequences to Owner of the Notes--Foreign Owners") and has no connection with the United States other than owning the Offered Certificate would generally constitute "portfolio interest" and, accordingly, not be subject to the normal 30% withholding tax imposed with respect to those payments, provided that that Grantor Trust Certificateholder fulfills specified certification requirements.

     Although it is not entirely clear, it is likely that payments received out of the Yield Supplement Account or in respect of the Yield Supplement Agreement generally would not be subject to withholding tax. We refer you to "Material Income Tax Consequences--Tax Treatment of Grantor Trusts--Foreign Persons" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

CLASS A AND CLASS B CERTIFICATES

     Subject to the considerations set forth below and under "ERISA Considerations" in the accompanying prospectus, the Offered Certificates may be purchased by an employee benefit plan or an individual retirement account subject to ERISA or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "Code") (a "Benefit Plan"). A fiduciary of a Benefit Plan must determine that the purchase of the Offered Certificates is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     The United States Department of Labor (the "DOL") has granted to [     ]
and [     ] (the "Underwriter") administrative exemptions (Prohibited
Transaction Exemptions [     ] and [     ], as amended by Prohibited
Transaction Exemption 2002-41 (the "Exemptions")) from some of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset backed pass through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The receivables covered by the Exemptions include motor vehicle installment obligations such as the Receivables. The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust which might otherwise constitute prohibited transactions. See "ERISA Considerations" in the accompanying prospectus for a description of the conditions for exemptive relief under the Exemptions.

     The Exemptions do not apply in all respects to Benefit Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of those parties (the "Restricted Group"). As of the date hereof, no Obligor with respect to the Receivables included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the Trust (i.e., the initial principal amount of the certificates). Moreover, each Exemption provides relief from specified self-dealing/conflict of interest prohibited transactions only if, among other requirements,

     1. in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least 50% of each class of certificates in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     2. a Benefit Plan's investment in the Offered Certificates does not exceed 25% of all of the class A certificates outstanding at the time of the acquisition; and

     3. immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which a person has discretionary authority or renders investment advice are invested in certificates representing interests in trusts containing assets sold or serviced by the same entity.

     The Seller believes that the Exemptions will apply to the acquisition, holding and resale of the Offered Certificates by a Benefit Plan and that all conditions of the Exemptions other than those within the control of investors will be met. However, there can be no assurance that the DOL or the IRS will not take a contrary position, nor that that position will be sustained. One or more alternative exemptions may be available with respect to specified prohibited transactions to which the Exemptions are not applicable, depending in part upon the type of a Benefit Plan's fiduciary making the decision to acquire the Offered Certificates and the circumstances under which that decision is made. See "ERISA Considerations" in the accompanying prospectus. Any Benefit Plan which acquires a beneficial ownership interest in a Offered Certificate will be deemed, by virtue of the acceptance and acquisition of that ownership interest, to have represented to the Seller and the Trustee that that Benefit Plan is an "accredited investor" for purposes of Rule 501(a)(1) of Regulation D under the Securities Act.


CLASS C CERTIFICATES

     Class C certificates may not be acquired by an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or Section 4975(e)(1) of the Code or any person acting on behalf of such a plan or using the assets of such a plan to acquire the class C certificates or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, except as provided below with respect to insurance company general accounts. By its acceptance of a class C certificate, each holder thereof will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

     The DOL issued PTCE 95-60. Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of certificates (such as the class C certificates) which do not meet the requirements of the Exemptions solely because, as applicable here, they have not received a rating at the time of the acquisition in one of the four generic highest rating categories from any of the Rating Services. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing class C certificates, an insurance company general account seeking to rely on
Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.


ALL CERTIFICATES

     A purchaser of the certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

     Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions or any other exemptions, and the potential consequences of any purchase in their specific circumstances, prior to making an investment in a certificate.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, that governmental plan may be subject to federal, state or local law which is to a material extent similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law.

                                 UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement relating to the certificates (the "Underwriting Agreement"), the Seller has agreed to sell to each of the underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed but not jointly to purchase, the principal amount of the Offered Certificates set forth opposite its name below:


                     PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF
UNDERWRITER         CLASS A CERTIFICATES     CLASS B CERTIFICATES
----------------   ----------------------   ---------------------
 Total .........

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any of the Offered Certificates is purchased. That obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement.

     The Seller has been advised by the Underwriters that they propose to offer the Offered Certificates to the public at varying prices to be determined at the time of sale and to specified dealers at that price less the concessions.


CLASS      SELLING CONCESSION     REALLOWANCE DISCOUNT
-------   --------------------   ---------------------

     After the initial public offering, the Underwriters may change the public offering prices and those concessions and discounts.

     The Seller and AHFC have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the Commission, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with AHFC and its affiliates.

     The certificates are new issues of securities with no established trading markets. The Seller has been advised by the Underwriters that the Underwriters intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and that market-making may be discontinued at any time at the sole discretion of the Underwriters without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

     The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

     The Underwriters have advised the Seller that, pursuant to Regulation M under the Securities Act, specified persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Offered Certificates at levels above those that might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Offered Certificates on behalf of the Underwriters for the purpose of fixing or maintaining the price of those Offered Certificates. A "syndicate covering transaction" is the bid for or the purchase of those

Offered Certificates on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering. A "penalty bid" is an arrangement permitting one of the Underwriters to reclaim the selling concession otherwise accruing to another Underwriter or syndicate member in connection with this offering if the Offered Certificates originally sold by the other Underwriter or syndicate member are purchased by the reclaiming Underwriter in a syndicate covering transaction and has therefore not been effectively placed by the other Underwriter or syndicate member.

     Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Offered Certificates to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any Offered Certificate to the extent that it discourages resale of that Offered Certificate. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that type of effect on the prices for the Offered Certificates. Neither the Seller nor the Underwriters makes any representation that the Underwriters will engage in any of those transactions or that, once commenced, any of those transactions will not be discontinued without notice.

     It is expected that delivery of the Offered Certificates will be made
against payment therefor on or about the Closing Date, which is the [     ]
business day following the date hereof. Rule 15c6-1 of the Commission under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Certificates on the date hereof will be required, by virtue of the fact that the Offered
Certificates initially will settle [     ] business days after the date hereof,
to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

     Upon receipt of a request by an investor who has received an electronic prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, AHFC, the Seller, or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

     Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can otherwise lawfully be issued or passed on.

                         NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Offered Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Seller, on behalf of the Trust, prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Offered Certificates are effected. Accordingly, any resale of the notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of Offered Certificates in Canada who receives a purchase confirmation will be deemed to represent to the Seller, the Servicer, the related trustee, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "--Resale Restrictions."

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by
Section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of Offered Certificates to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOB #95/17, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of Offered Certificates acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of Offered Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Offered Certificates in their particular circumstances and with respect to the eligibility of the Offered Certificates for investment by the purchaser under relevant Canadian legislation.

                                LEGAL OPINIONS

     In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the certificates and federal income tax and other matters will be passed upon for the Trust by McKee Nelson LLP. Certain legal matters will passed upon for the Underwriters by O'Melveny & Myers LLP.

                                 INDEX OF TERMS




                                              PAGE
                                             -----
Advance ..................................    S-23
Agreement ................................    S-14
AHFC .....................................    S-14
Available Interest .......................    S-28
Available Principal ......................    S-28
Benefit Plan .............................    S-38
Certificateholders .......................    S-22
Class A Percentage .......................    S-22
Class B Percentage .......................    S-22
Class C Percentage .......................    S-22
Class Percentage .........................    S-22
Closing Date .............................    S-14
Code .....................................    S-38
Collection Period ........................    S-24
Cutoff Date ..............................    S-14
Dealers ..................................    S-14
Defaulted Receivable .....................    S-29
Determination Date .......................    S-28
DOL ......................................    S-38
Eligible Investments .....................    S-23
ERISA Considerations .....................    S-38
Excess Amounts ...........................    S-32
Exemptions ...............................    S-38
Final Scheduled Payment Date .............    S-18
Financed Vehicles ........................    S-14
Grantor Trust Certificateholder ..........    S-35
Initial Yield Supplement Amount ..........    S-24
Interest Carryover Shortfall .............    S-31
Interest Distributable Amount ............    S-29
Net Liquidation Proceeds .................    S-28
Obligors .................................    S-14
Offered Certificates .....................    S-21
OID ......................................    S-35


                                              PAGE
                                             -----
Original Class A Certificate Balance .....    S-22
Original Class B Certificate Balance .....    S-22
Original Class C Certificate Balance .....    S-22
Pass Through Rate ........................    S-22
Payment Date .............................    S-28
penalty bid ..............................    S-41
Prepayment ...............................    S-23
Principal Carryover Shortfall ............    S-32
Principal Distributable Amount ...........    S-29
Receivables ..............................    S-14
Redemption Price .........................    S-25
Required Rate ............................    S-24
Required Yield Supplement Amount .........    S-24
Reserve Fund Initial Deposit .............    S-33
Restricted Group .........................    S-38
Seller ...................................    S-14
Servicer .................................    S-14
Servicing Fee ............................    S-24
Servicing Rate ...........................    S-24
Similar Law ..............................    S-39
stabilizing bid ..........................    S-40
stripping ................................    S-36
Total Available Amount ...................    S-28
Trust ....................................    S-14
Trustee ..................................    S-14
Underwriters .............................    S-40
Underwriting Agreement ...................    S-40
U.S. person ..............................    S-38
Yield Supplement Account .................    S-24
Yield Supplement Deposit .................    S-24
Yield Supplemented Receivables ...........    S-24

                                    ANNEX A

              GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                  PROCEDURES

     Except in limited circumstances, the globally offered Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking, societe anonyme ("Clearstream Luxembourg") or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues. Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet the requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

     Trading Between Clearstream, Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream, Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or

Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     1. borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption For Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities (which does not include nominees or entities treated as grantor trusts or partnerships for United States federal income tax purposes) that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change. More complex rules apply to entities treated as non-U.S. partnerships and grantor trusts.

     Exemption For Non-U.S. Persons With Effectively Connected Income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. Subject to certain exceptions, a U.S. taxpayer identification number must be included when filing Form W-8BEN when claiming benefits under an income tax treaty.

     Exemption For U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification is not provided generally remain in effect until the end of the third calendar year ending after the year it is signed, absent a change in circumstances causing any information on the form to be incorrect provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S.

     The term "Non-U.S. Person" means any person who is not a U.S. Person (as defined in the accompanying prospectus).

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


SEC Registration Fee ..................  $  242,700
Blue Sky Fees and Expenses ............      15,000
Printing Expenses .....................     300,000
Trustee Fees and Expenses .............      60,000
Legal Fees and Expenses ...............     350,000
Accounting Fees and Expenses ..........     200,000
Rating Agencies' Fees .................     600,000
Miscellaneous .........................      30,000
Total .................................  $1,797,700


----------

* All amounts are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a series of Securities in an aggregate principal amount assumed for these purposes to be one-fifth of the principal amount of Securities registered hereby. Accordingly, only one-fifth of the SEC Registration Fee paid upon the filing of this Registration Statement is included in the table above.



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     Reference is also made to the Underwriting Agreement among the underwriters named therein, the Registrant and American Honda Finance Corporation (see Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.

     Article IX of the Articles of Incorporation of the Registrant provides for the indemnification of the directors of the Registrant to the fullest extent permissible under California law.

     Article IV, Section 4.01 of the Bylaws of the Registrant requires that the Registrant indemnify, and, in certain instances, advance expenses to, its agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the full extent permitted by applicable law.

     In addition, Article IV, Section 4.03 of the Bylaws of the Registrant authorizes the Registrant to purchase and maintain insurance to the extent provided by Section 3.17(i) of the Corporations Code.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS


 a.         Exhibits:
 1.1        Form of Underwriting Agreement among the Registrant, the Servicer, and the
            Representative of the Several Underwriters*
 4.1        Form of Trust Agreement between the Registrant, the Servicer, and the Owner Trustee*
 4.2        Form of Indenture between the Trust and the Indenture Trustee*
 4.3        Form of Sale and Servicing Agreement among the Registrant, the Servicer, and the Owner
            Trustee*
 4.4        Form of Purchase Agreement between AHFC and the Registrant*
 4.5        Form of Administration Agreement among the Trust, the Administrator, and the Indenture
            Trustee*
 5.1        Opinion of McKee Nelson LLP regarding legality*
 8.1        Opinion of McKee Nelson LLP with respect to tax matters (included in Exhibit 5.1)
23.1        Consent of McKee Nelson LLP (included in Exhibit 5.1)
24.1        Power of Attorney+
25.1        Statement of Eligibility on Form T-1 of Trustee**



------------
*     Filed herewith.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

+     Filed previously.


ITEM 17. UNDERTAKINGS

     (a) As to Rule 415: The undersigned registrant hereby undertakes:

     (1) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) As to documents subsequently filed that are incorporated by reference:
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

     (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     (d) As to Rule 430A: The undersigned registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus files as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on May 30, 2003.



                          HONDA AUTO RECEIVABLES TRUSTS

                          BY: AMERICAN HONDA RECEIVABLES CORP.,
                              as originator of the Honda Auto Receivables Trusts

                            By: /s/ Y. Takahashi
                               ---------------------------------
                                Y. Takahashi
                                President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           SIGNATURE                            TITLE                     DATE
/s/ Y. Takahashi                       Director and President         May 30, 2003
-----------------------------      (Principal Executive Officer)
Y. Takahashi

*                                      Director and Treasurer         May 30, 2003
-----------------------------     (Principal Financial Officer and
John I. Weisickle                   Principal Accounting Officer)

*                                      Director and Secretary         May 30, 2003
-----------------------------
M. Tanaka

*                                             Director                May 30, 2003
-----------------------------
Scott J. Nelson

*                                             Director                May 30, 2003
-----------------------------
Scott J. Ulm



* By: /s/ Y. Takahashi
     ------------------------
      Y. Takahashi
      Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                             DESCRIPTION
 1.1       Form of Underwriting Agreement among the Registrant, the Servicer, and the Representative of the Several Underwriters*
 4.1       Form of Trust Agreement between the Registrant, the Servicer, and the Owner Trustee*
 4.2       Form of Indenture between the Trust and the Indenture Trustee*
 4.3       Form of Sale and Servicing Agreement among the Registrant, the Servicer, and the Owner
           Trustee*
 4.4       Form of Purchase Agreement between AHFC and the Registrant*
 4.5       Form of Administration Agreement among the Trust, the Administrator, and the Indenture
           Trustee*
 5.1       Opinion of McKee Nelson LLP regarding legality*
 8.1       Opinion of McKee Nelson LLP with respect to tax matters (included in Exhibit 5.1)
23.1       Consent of McKee Nelson LLP (included in Exhibit 5.1)
24.1       Power of Attorney+
25.1       Statement of Eligibility on Form T-1 of Trustee**



------------
*     Filed herewith.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

+     Filed previously.